Exhibit 4.3

Final

THE BANK OF NEW YORK MELLON CORPORATION

401(k) SAVINGS PLAN

Amended and Restated

Effective as of January 1, 2021

Table of Contents

Page

PREAMBLE		1

ARTICLE I	DEFINITIONS	9
1.1	A&M	9
1.2	Account	9
1.3	Account Balance	10
1.4	Accrued Benefit	10
1.5	After-Tax Contributions	10
1.6	After-Tax Contributions Account	10
1.7	Appropriate Form	10
1.8	Assigned Loan	10
1.9	BAC	10
1.10	Beneficiary	11
1.11	Benefit Commencement Date	11
1.12	BIC	11
1.13	BNY Mellon Stock	11
1.14	BNY Mellon Pension Plan	11
1.15	Board	11
1.16	Code	11
1.17	Combination Date	11
1.18	Contract Contributions	12
1.19	Contract Contribution Account	12
1.20	Controlled Group	12
1.21	Corporation	12
1.22	Domestic Partner	12
1.23	Eligible Compensation	13
1.24	Employee	14
1.25	Employee Contributions	15
1.26	Employer	15
1.27	Employment Commencement Date	15
1.28	Entry Date	15
1.29	ERISA	15
1.30	GIS Merger Date	15
1.31	GIS Plan	16
1.32	Highly Compensated Employee	16
1.33	Hour of Service	16
1.34	Hourly Employee	17
1.35	Inactive Participant	17
1.36	Investment Funds	17
1.37	IRS	17
1.38	Legacy BNY Entity	17
1.39	Legacy BNY Savings Plan	17
1.40	Legacy BNY Securities Group Plan	18
1.41	Legacy GIS Entity	18
1.42	Legacy Mellon Entity	18
1.43	Long Term Disability Plan	18
1.44	Matching Contributions	18
1.45	Matching Contributions Account	18
1.46	Merger Date	18

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1.47	Non-Highly Compensated Employee	18
1.48	Normal Retirement Age	19
1.49	Pareto Partners	19
1.50	Pareto Plans Transfer Date	19
1.51	Pareto 401(k) Plan	19
1.52	Pareto MPP Plan	19
1.53	Participant	20
1.54	Plan	20
1.55	Plan Manager	20
1.56	Plan Year	20
1.57	Prior Employer Spousal Consent Account	20
1.58	Prior Plan	20
1.59	Qualified Default Investment Alternative	20
1.60	Qualified Distribution	20
1.61	Related and Affiliated Entities	21
1.62	Retirement Contributions	21
1.63	Retirement Contributions Account	21
1.64	Rollover Contributions	21
1.65	Rollover Contributions Account	21
1.66	Roth Contributions	22
1.67	Roth Contributions Account	22
1.68	Russell/Mellon Merger Date	22
1.69	Russell/Mellon Plan	23
1.70	Salaried Employee	23
1.71	Securities Group Merger Date	23
1.72	Service	23
1.73	Self-Directed Account	25
1.74	Spousal Consent	26
1.75	Spouse	26
1.76	Total and Permanent Disability	26
1.77	Transferee Participant	26
1.78	Transferred Amounts	27
1.79	Transferred Amounts Account	27
1.80	Triggering Event	27
1.81	Trust	27
1.82	Trust Agreement	27
1.83	Trustee	27
1.84	Valuation Date	27

ARTICLE II	PARTICIPATION	28
2.1	Eligibility for Participation	28
2.2	Termination of Active Participation	28

ARTICLE III	CONTRIBUTIONS AND VESTING	29
3.1	Employer Contributions	29
3.2	Employee Contributions	29
3.3	Employer Matching Contributions	36
3.4	Participant’s Account; Vesting	37
3.5	Diversion of Plan Assets; Mistaken Contributions	39
3.6	Transferred Amounts	39
3.7	In-Plan Roth Conversions	40
3.8	Rollover Contributions	41
3.9	Employer Retirement Contributions	44

- ii -

ARTICLE IV	INVESTMENT AND VALUATION OF ACCOUNTS	46
4.1	Investment Options	46
4.2	Employer Stock Fund	48
4.3	Investment Elections	48
4.4	Limitations on Investments	53
4.5	Prohibited Transactions	54
4.6	Valuation of Investment Funds	55
4.7	Valuation and Adjustment of Accounts	55
4.8	Participant’s Risk	57
4.9	Quarterly Statements	57
4.10	Interim Investments	57

ARTICLE V	VOTING	58
5.1	Right to Vote / Tender	58
5.2	Voting / Tender Procedures	58

ARTICLE VI	WITHDRAWALS, IN-SERVICE WITHDRAWALS, AND LOANS	60
6.1	Effective Date	60
6.2	Hardship Withdrawals	60
6.3	In-Service Withdrawal of After-Tax and Rollover Contributions	62
6.4	Withdrawal Upon Attainment of Age 59 1/2	63
6.5	Additional Rules Relating to Withdrawals	63
6.6	Loans	64
6.7	Temporary CARES Act Enhancements	73
6.8	Qualified Birth or Adoption Distribution	76

ARTICLE VII	BENEFITS	78
7.1	Events of Distribution	78
7.2	Distribution	78
7.3	Method of Payment	80
7.4	Medium of Payment	83
7.5	Facility of Payment	85

ARTICLE VIII	ADMINISTRATION	86
8.1	Adoption of Integrated Fiduciary Governance Structure	86
8.2	Named Fiduciaries; Administrator	86
8.3	Allocations and Delegations of Fiduciary Responsibility	87
8.4	Powers and Duties	88
8.5	Discharge of Duties	91
8.6	Procedures	91
8.7	Establishment of Rules	92
8.8	Limitation of Liability	92
8.9	Compensation and Insurance	92
8.10	Removal and Resignation	92
8.11	Claims Procedure	93
8.12	Coordination Between the BAC and the BIC	95

ARTICLE IX	TRUST AND TRUSTEE	96
9.1	Trust	96
9.2	Removal or Resignation	96

- iii -

ARTICLE X	AMENDMENT, TERMINATION, AND MERGER	97
10.1	Amendment	97
10.2	Failure to Qualify	98
10.3	Discontinuance of Contributions and Termination of the Plan	98
10.4	Vesting and Distribution Upon Termination by the Corporation	98
10.5	Merger	99

ARTICLE XI	DISTRIBUTION AND ACCRUAL REQUIREMENTS IMPOSED BY THE CODE	100
11.1	Additional Limitation on Contributions	100
11.2	Definitions and Rules	101
11.3	Actual Deferral l Percentage Test	103
11.4	Actual Contribution Percentage Test	103
11.5	Order of Testing	104
11.6	Mid-Year Discretionary Remedial Procedure to Prevent Excess Contract Contribution Amounts, Excess Contribution Percentages or Excess Aggregate Contribution Percentages	104
11.7	Year-End Correction of Excess Contract Contribution Amounts, Excess Contribution Percentages and Excess Aggregate Contribution Percentages	105
11.8	Maximum Contributions	108
11.9	Mandatory Distributions Required by Law	109
11.10	Top-Heavy Provisions	119

ARTICLE XII	MISCELLANEOUS	123
12.1	Participant’s Rights	123
12.2	Spendthrift Clause	123
12.3	Unclaimed Amounts	124
12.4	Judicial or Administrative Proceedings	124
12.5	Power to Interplead	125
12.6	Limitation of Benefit	125
12.7	Construction of Plan	125
12.8	Plan Expenses	125
12.9	Liability of Officers and Directors	125
12.10	Rights of Reemployed Veterans	126
12.11	Corrections of Errors	126

ARTICLE XIII	EMPLOYEE STOCK OWNERSHIP PLAN	127
13.1	Establishment of ESOP	127
13.2	ESOP Requirements	127
13.3	Vesting	128
13.4	Payment of Dividends	128

ARTICLE XIV	EXECUTION	129

APPENDIX A	PROVISIONS CONCERNING FORMER PARTICIPANTS IN THE BUCK SAVINGS AND PROFIT SHARING PLAN	A-1

APPENDIX B	PROVISIONS CONCERNING FORMER PARTICIPANTS IN THE MIS RETIREMENT SAVINGS PLAN	B-1

APPENDIX C	LEGACY MELLON ENTITIES	C-1

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- v -

PREAMBLE

WHEREAS, THE BANK OF NEW YORK MELLON CORPORATION (successor in interest to Mellon Financial Corporation on and after July 1, 2007 pursuant to the terms of that certain Agreement and Plan of Merger among Mellon Financial Corporation, The Bank of New York Company, Inc. and the Bank of New York Mellon Corporation dated December 3, 2006, as amended and hereinafter referred to as the “Corporation”) established, on the 20th day of October, 1987, by a resolution of the Board of Directors, a savings plan for the benefit of eligible employees as set forth herein, effective as of January 1, 1987 and known as the Mellon Bank Corporation Retirement Savings Plan (the “Plan”); and

WHEREAS, the Plan is intended to operate as a vehicle to encourage the long-term accumulation of assets for ultimate distribution to eligible employees upon their subsequent retirement, death, disability or other severance from employment from the Corporation by: (a) providing such participating employees with the opportunity to participate in the profits of the Corporation and save towards their own retirement on a tax-favored basis; and (b) by discouraging investment activities which (i) speculate on short-term market fluctuations or are inconsistent with the stated policies of the investment option, (ii) may possibly have an adverse effect on the investment return of participants not engaging in such activities, or (iii) are otherwise inconsistent with the stated goal of encouraging the long-term accumulation of assets for retirement; and

WHEREAS, the Plan is intended to constitute a qualified profit sharing plan with a cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Trust which forms a part hereof is intended to be tax-exempt under Code Section 501(a) and to constitute the sole source of benefits for Participants and their Beneficiaries; and

WHEREAS, a favorable determination letter was received from the Internal Revenue Service with respect to the Plan as originally adopted; and

WHEREAS, the Plan was amended and restated effective January 1, 1989 to comply with the requirements of the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989, and the Omnibus Budget Reconciliation Act of 1990; and

WHEREAS, the Plan was further amended and restated effective January 1, 1998 to provide for daily valuation of Participants’ Accounts, to rename the Plan the “Mellon 401(k) Retirement Savings Plan”, to provide for paperless administration of the Plan, and to reflect amendments to the Plan subsequent to its amendment and restatement; and

WHEREAS, the Plan was amended thereafter to: (i) comply with changes in applicable law including, but not limited to, the applicable provisions of the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001; (ii) incorporate certain design changes, such as eliminating the one-year waiting period for eligibility to participate in the Plan and providing Participants with greater rights to diversify the portion of their accounts invested in the common stock of the Corporation; and (iii) make certain technical and clarifying changes to the Plan; and

WHEREAS, the Plan was further amended and restated effective as of January 1, 2006, to, among other things: (i) reflect changes in applicable law, including but not limited to the final regulations governing cash or deferred arrangements under Code Section 401(k) and matching contributions under Code Section 401(m); (ii) incorporate the disability determination under the Mellon Bank Long-Term Disability Plan in the definition of “Total and Permanent Disability”; and (iii) eliminate certain optional forms of payment under the Prior Plans that were merged with and into this Plan, effective as of January 1, 2007; and

WHEREAS, the Plan was amended and restated, effective as of January 1, 2009 and such other dates as set forth therein, to, among other things: (i) incorporate amendments to the Plan subsequent to its 2006 amendment and restatement; (ii) reflect the Corporation’s intention to operate the Plan as a safe harbor plan under Code Section 401(k)(12) effective on and after January 1, 2009; (iii) reflect changes in applicable law since the amendment and restatement effective as of January 1, 2006, including (a) applicable mandatory provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”), (b) applicable mandatory provisions of the Pension Protection Act of 2006 (the “PPA”), and (c) the new IRS Code Section 415 regulations that became applicable to the Plan in 2008; (iv) confirm, in the spirit of the freeze-in-place resolution dated July 9, 2007, that, notwithstanding the consolidation of the payroll and Human Resource recordkeeping systems effective as of July 1, 2008, participants in this Plan prior to July 1, 2008 continue to be participants in this Plan on and after July 1, 2008; (v) clarify that all individuals hired or rehired by the Corporation on and after July 1, 2008 who, as of their date of hire or rehire, are not eligible to participate in The Retirement Savings Plan of BNY Securities Group shall be eligible to participate in this Plan regardless of the legacy entity to which they are assigned; (vi) provide for the treatment of employees transferred among legacy The Bank of New York Company, Inc. and legacy Mellon Financial Corporation entities on and after July 1, 2008; (vii) reflect the addition, effective July 21, 2008, of a new two-level fiduciary governance structure consisting of (a) an appointing and monitoring fiduciary whose sole function is to appoint, monitor, and (if necessary) replace the members of the operating fiduciary committees, and (b) two operating fiduciary committees responsible, respectively, for investment and administrative matters; and (vii) make certain other technical, conforming, and clarifying changes to the Plan; and

WHEREAS, the Corporation (successor in interest to The Bank of New York Company, Inc. on and after July 1, 2007 pursuant to the terms of that certain Agreement and Plan of Merger among Mellon Financial Corporation, The Bank of New York Company, Inc. and the Bank of New York Mellon Corporation dated December 3, 2006, as amended) adopted the Employee Savings & Investment Plan of The Bank of New York Company, Inc. (the “Legacy BNY Savings Plan”) effective January 1, 1972, which is a cash or deferred arrangement described in Section 401(k) of the Code; and

WHEREAS, the Legacy BNY Savings Plan was amended and restated effective as of January 1, 1994 (or such later dates as specified therein) to (i) incorporate additional statutory changes to the qualification requirements under Code Section 401(a) made by the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Re-employment Rights Act, the Small Business Job Protection Act of 1996, the Tax Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Relief Act of 2000, (ii) reflect certain other changes to the Legacy BNY Savings Plan and (iii) to include all amendments adopted since its last Internal Revenue Service favorable determination letter, including “good faith” amendments to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); and

WHEREAS, the Legacy BNY Savings Plan was further amended, effective October 1, 2002, to convert the Company Stock Fund (Fund D) into an employee stock ownership plan described in Section 4975(e)(7) of the Code, with the portion of the Legacy BNY Savings Plan other than Fund D remaining a profit sharing plan and Fund D intended to qualify as a stock bonus plan, and contributions to the Legacy BNY Savings Plan not required to be made out of profits or retained earnings; and

WHEREAS, the Legacy BNY Savings Plan was further amended and restated in its entirety, effective January 1, 2004, after required notice to eligible employees, to convert it to a “safe harbor” 401(k) plan described in Section 401(k)(12) of the Code with a matching contribution satisfying Section 401(m)(11) of the Code, to effect the merger of the Employee Incentive Savings Plan (the “Incentive Savings Plan”) into the Legacy BNY Savings Plan pursuant to which the Legacy BNY Savings Plan is a successor to the Incentive Savings Plan and to implement certain other changes; and

WHEREAS, the Legacy BNY Savings Plan was subsequently amended and restated to reflect guidance on the application of the “top heavy” qualification rules to “safe harbor” 401(k) plans issued in 2004 and to make certain other clarifying changes; and

WHEREAS, the Legacy BNY Savings Plan was further amended and restated in its entirety, effective January 1, 2009 and such other dates as set forth therein, to (i) incorporate amendments to the Legacy BNY Savings Plan subsequent to its 2004 amendment and restatement; (ii) reflect changes in applicable law, including (a) applicable mandatory provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”), (b) applicable mandatory provisions of the Pension Protection Act of 2006 (the “PPA”), and (c) the Code Section 415 regulations that became applicable to the Legacy BNY Savings Plan in 2008; (iii) confirm, in the spirit of the freeze in place resolution dated July 9, 2007, that notwithstanding the consolidation of the payroll and Human Resource recordkeeping systems effective July 1, 2008, participants in the Legacy BNY Savings Plan prior to July 1, 2008 continue to be participants in the Legacy BNY Savings Plan on and after July 1, 2008; (iv) clarify that all individuals hired or rehired by the Corporation on and after July 1, 2008 who, as of their date of hire or rehire, are not eligible to participate in The Retirement Savings Plan of BNY Securities Group shall be eligible to participate in the Mellon 401(k) Retirement Savings Plan also sponsored by the Corporation regardless of the legacy entity to which they are assigned and shall not, therefore, be eligible to participate in the Legacy BNY Savings Plan; (v) provide for the treatment of employees transferred among legacy The Bank of New York Company, Inc. and legacy Mellon Financial Company entities on and after July 1, 2008; (vi) reflect the addition, effective July 21, 2008, of a new two-level fiduciary governance structure consisting of (a) an appointing and monitoring fiduciary whose sole function is to appoint, monitor, and (if necessary) replace the members of the operating fiduciary committees, and (b) two operating fiduciary committees responsible, respectively, for investment and administrative matters; and (vii) eliminate the one year of service requirement for purposes of eligibility to receive matching contributions, effective as of July 1, 2008; (viii) eliminate the two percent (2%) core contribution; and (ix) make certain other technical and clarifying changes to the Plan; and

WHEREAS, the Legacy BNY Savings Plan has been merged with and into the Plan, effective as of the Merger Date hereafter defined with the surviving plan renamed “The Bank of New York Mellon Corporation 401(k) Savings Plan”; and

WHEREAS, the “Merger Date” is generally April 1, 2009 except for those certain Legacy BNY Savings Plan participants who were not subject to the blackout period related to the April 1, 2009 merger and whose names are reflected on a list maintained by the Plan Manager and whose interest under the Legacy BNY Savings Plan was merged into the Plan effective as of May 5, 2009; and

WHEREAS, the Plan was further amended, effective April 1, 2009, to harmonize the in-service withdrawal features of the separate plans and to otherwise effectuate the provisions of the integrated retirement program approved by the Human Resources & Compensation Committee of the Board of Directors of The Bank of New York Mellon Corporation at its July 2008 meeting; and

WHEREAS, the Plan was amended and restated effective April 1, 2009 to reflect the merger of the Legacy BNY Savings Plan with and into the Plan, incorporate certain technical amendments made to the Plan since its January 1, 2009 amendment and restatement and apply generally to employees whose employment terminates on or after April 1, 2009, and the rights of employees whose employment terminated before that date shall continue to be determined under the terms and conditions of the Plan and the Legacy BNY Savings Plan as in effect at the time of such termination, unless expressly provided otherwise herein;

WHEREAS, the Plan was amended and restated effective as of January 1, 2011 to, among other things: (i) incorporate the First (Merger) Amendment, the Second (Auto Enrollment) Amendment and the Third (WRERA Compliance) Amendment, which Amendments: (A) implemented the merger of the PNC Global Investment Servicing Inc. Retirement Savings Plan with and into the Plan; (B) reflected the addition of an automatic enrollment feature and; (C) added the statutory changes to the qualification requirements under Code Section 401(a) made by The Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”); (ii) incorporate certain design changes adopted by the Corporation’s Human Resources and Compensation Committee at its October 11, 2010 meeting (the “2011 Design Changes”), including, among other things: (A) the addition of a 2% Retirement Contribution for certain Employees; (B) a change in the “safe harbor” matching contribution formula; (C) the provision of a 2010 Retirement Contribution for a specific group of employees hired on or after January 1, 2010 not eligible to accrue a benefit under The Bank of New York Mellon Corporation Pension Plan, (D) to reflect the addition of a Profit Sharing Contribution, effective January 1, 2012 and (E) to reflect the merger of The Retirement Savings Plan of BNY Securities Group with and into the Plan in accordance with the terms of Appendix F hereto effective as of December 31, 2011 or such later date as the Corporation, in its sole discretion, may determine (the “Securities Group Merger Date”), and (iii) make certain related and conforming changes;

WHEREAS, in conjunction with the filing of the Plan for an “on cycle” determination of whether the Plan, as amended since the April 1, 2009 amended and restated version of the Plan covered by the Internal Revenue Service’s (“IRS”) favorable determination letter dated April 7, 2014, continues to satisfy the requirements of Section 401(a) of the Internal Revenue Code, the Plan was amended and restated effective as of December 1, 2014 to: (i) incorporate the following amendments: (A) the Qualification Amendment to the January 1, 2011 version of the Plan adopted as a condition of the IRS’ issuance of its April 7, 2014 determination letter; (B) the First (Russell / Mellon) Merger Amendment providing for the merger of the Russell / Mellon Plan with and into the Plan effective as of January 21, 2014 and preserving certain benefits, rights and features as set forth in a new Appendix G; (C) the Second (Roth) Amendment adding a Roth, after-tax, contribution feature effective as of April 1, 2014 and (D) the Third (Pareto Transfer) Amendment providing for the transfer of certain assets from the terminated Pareto Partners 401(k) and Money Purchase Pension Plans with and into the Plan effective as of November 28 and December 1, 2014, respectively, and preserving certain benefits, rights and features as set forth in a new Appendix H, and (ii) make certain related and conforming changes;

WHEREAS, the Plan was amended and restated effective as of July 1, 2015 to, among other things: (i) expand the eligibility for the Retirement Contribution to all participants adversely affected by the cessation of accruals under The Bank of New York Mellon Corporation Pension as of June 30, 2015; (ii) eliminate the discretionary Profit Sharing Contribution effective for periods commencing on and after January 1, 2015; (iii) as contemplated by Revenue Ruling 98-30, cause all eligible employees who are not enrolled in the Plan as of June 30, 2016 to be automatically enrolled pursuant to a special, one-time, enrollment effective as of July 1, 2016, (iv) add a so-called “auto escalation” contribution feature similar to the one described in Revenue Ruling 2009-30 to become effective as of July 1, 2017 and (iv) make certain related and conforming changes;

WHEREAS, the Plan as amended and restated effective as of July 1, 2015 was subsequently amended by: (i) the First Amendment to add the language necessary to implement, as of July 1, 2017, the “auto escalation” contribution feature authorized by the Human Resources and Compensation Committee of the Board of Directors (“HR&CC”) in it resolution of January 29, 2015 approving the Plan document as amended and restated as of July 1, 2015 and to expand the eligibility for the Retirement Contribution to all participants on long-term disability; (ii) the Second Amendment revising the language describing the determination of the interest rate to be charged to Plan participants who receive a residential loan from their Plan accounts to reflect current Plan administration; (iii) the Third Amendment adding Domestic Partners to the Plan’s death benefit hierarchy and hardship withdrawal provisions, expanding the loan repayment options for active participants so as to make them consistent with those provided to terminated participants or those on disability and modifying the involuntary cash out rules applicable to small payments such that they do not cause the annual, involuntary, cash out of the 2% basic retirement contribution for persons who took an earlier disability distribution; and (the Fourth (CARES Act) amendment adopted by the Chief Executive Officer authorizing the Global Head of Human Resources to adopt such formal amendments as such Global Head of Human Resources may, in her/his discretion, determine to be necessary or appropriate to implement the special distribution, loan and other relief provisions made available to plan sponsors under the Coronavirus Aid, Relief, and Economic Security Act signed by the President on March 27, 2020 (the “CARES Act”) and adopted, in principle, by the CEO, together with such additional amendments as the Global Head of Human Resources may determine to be advisable or appropriate to facilitate the administration of the CARES Act options and/or recommended, in the interests of efficiency, to be done at that same time as the CARES Act and related amendments, all as further described in said Fourth (CARES Act) Amendment; and

WHEREAS, the Human Resources and Compensation Committee, at its meetings of August 10, 2020 and October 13, 2020, has adopted resolutions authorizing and directing each of the CEO, the Global Head of Human Resources and the Global Head of Compensation and Benefits, to cause the Plan to be further amended to: (i) effective on and after September 28, 2020, impose a twenty percent (20%) limit on participant allocations to the common stock of the Corporation (“BK Stock”) such that no new Participant directions to transfer a portion of their existing Account will be honored if the transfer would cause the total allocation to BK Stock to exceed 20% and no new contributions may be invested in BK Stock for so long as the existing allocation is in excess of 20%; (ii) generally effective as of January 1, 2021, revise the current matching and employer contribution formulae to (a) increase the Corporation’s maximum matching contribution from five percent (5%) to seven percent (7%) (to a maximum dollar amount of $16,000); (b) replace the current two percent (2%) basic contribution with a flat $750 contribution to be made to the accounts of Participants whose annual base pay or rate as of the first day of the Plan Year is less than $100,000, who are Non Highly Compensated, who are credited with at least one year of service under the Plan and employed on the last day of the Plan Year and (c) provide for a three (3) year vesting schedule for participants hired after December 31, 2020; (iii) increase the level of automatic enrollment for participants hired on and after January 1, 2021 to seven percent (7%); and (iv) make conforming and related changes; and

WHEREAS, the Benefits Administration Committee, at its Annual Plan Review meeting of March 13, 2020, was advised by management that the Plan was being administered so as to: (i) remove the six-month suspension of pre- and post-tax contributions as a consequence of taking a hardship distribution and to incorporate other changes required by the revised hardship regulations, (ii) comply with the restrictions on death benefit distribution options to non-spouse beneficiaries, to incorporate the increase in the required beginning age from 70 1⁄2 to 72 and to incorporate other changes required by the SECURE Act, and (iii) to comply with related and conforming changes; and the Chair of the Benefits Administration Committee, in the interests of efficiency and best practices, has determined to exercise her authority to amend the Plan to incorporate changes required by law to cause the Plan to be amended to reflect such administration and law changes by the adoptions of such changes in this amended and restated document.

NOW, THEREFORE, in order to accomplish the aforementioned intentions and intending to be legally bound, the Corporation, hereby amends and restates the Plan, generally effective as of January 1, 2021 (the “Effective Date”) but with such later effective dates as specified herein.

ARTICLE I

DEFINITIONS

The following words and phrases as used herein shall have the following meanings unless a different meaning is clearly required or indicated by the context:

1.1 “A&M” means the Appointing and Monitoring Committee of the Corporation established by that certain Board resolution adopted March 10, 2008, as it may from time to time be constituted, or its duly appointed delegate.

1.2 “Account” means the account established and maintained by the BAC in the name of each Participant on the books and records of the Plan to which all allocations under the Plan applicable to the rights of the Participant are made and which holds the Participant’s interest in each Investment Fund. Such Account shall be subdivided into an After-Tax Contributions Account, Contract Contributions Account, Roth Contributions Account, Matching Contributions Account, Rollover Contributions Account (which shall be further subdivided into a Roth and Non-Roth amounts, as necessary), Transferred Amounts Account, Retirement Contributions Account and such other subaccounts as the BAC deems necessary or appropriate. Each subaccount that is established and maintained on behalf of each Participant shall be subdivided further into an “ESOP Account”, as defined in Section 13.1, and a “Non-ESOP Account” which shall consist of the portion of such subaccount that is not invested in the Employer Stock Fund. By way of illustration and not limitation: contributions and withdrawals of Roth Contributions and/or Roth Rollover Contributions will be separately credited and debited to the Roth Contributions Account and/or Roth Rollover Contributions subaccount maintained for each Participant in accordance with Section 4.7; such accounts shall maintain a record of both: the first taxable year of the Participant in which a Roth Contribution and/or Roth Rollover Contribution was credited to such accounts as well as the amount of Roth Contributions in each Participant’s account; and no contributions other than Roth Contributions and properly attributable earnings and losses will be credited to such accounts. Notwithstanding the forgoing, that portion of a Participant’s Rollover Contributions Account attributable to a Roth Rollover shall be combined with the Participant’s Roth Contributions Account solely for purposes of determining whether or not any distribution from this Plan constitutes a “Qualified Distribution” and as otherwise required by Code Section 402A and applicable guidance thereunder

1.3 “Account Balance” means the Participant’s Accrued Benefit plus the Participant’s proportionate interest in Plan assets, if any, attributable to his Transferred Amounts Account and/or Rollover Contributions Account.

1.4 “Accrued Benefit” means the Participant’s proportionate interest in the Plan assets, attributable to Employee Contributions, Matching Contributions and Retirement Contributions to this Plan, held by the Trustee as determined in relation to the interests of all other Participants in the Plan. The particular dollar value of such Participant’s proportionate interest as of any time of reference shall not be deemed to represent the Participant’s Accrued Benefit. Any amounts credited to a Participant’s Transferred Amounts Account established pursuant to Section 3.6, and/or any amounts credited to a Participant’s Rollover Contributions Account established pursuant to Section 3.8, and the value of such amounts as of any time of reference thereafter, shall not be deemed part of the Accrued Benefit.

1.5 “After-Tax Contributions” mean the contributions that a Participant elects to make to the Plan on an after-tax basis pursuant to Section 3.2 and which are neither equivalent to Roth Contributions nor subject to the limitations applicable to the Roth and Contract Contributions permitted under the Plan. After-Tax Contributions shall cease after the termination of a Participant’s agreement to contribute such amounts as evidenced by the Appropriate Form.

1.6 “After-Tax Contributions Account” means the account established, where necessary under Section 3.2, to reflect that portion of the Trust that is attributable to After-Tax Contributions made on behalf of such Participant.

1.7 “Appropriate Form” means the form provided or prescribed by the BAC, the BIC or their delegates for a particular purpose hereunder. To the extent relevant, “Appropriate Form” shall also include those processes and procedures prescribed by the BAC or the BIC for providing voting and other instructions, making elections and taking other actions under the Plan through the use of telephones, computers or other “paperless” means.

1.8 “Assigned Loan” means a loan made to a Transferee Participant by a Prior Plan represented by a promissory note or other evidence of indebtedness and any and all security for such loan which was transferred directly to the Trustee of this Plan by the trustee of such other Prior Plan as part of the transfer of such Prior Plan’s assets.

1.9 “BAC” means the Benefits Administration Committee of the Corporation, as it may from time to time be constituted, or its duly appointed delegate.

1.10 “Beneficiary” means the person (or class of persons), legal or natural, designated by the Participant, in writing on the Appropriate Form (or similar form of a Prior Plan merged into this Plan) prior to his death, to receive benefits payable in the event of a Participant’s death prior to his Benefit Commencement Date. If the Participant has a Spouse on the date of his death, the Participant’s Spouse shall be the Participant’s automatically designated Beneficiary, unless the Participant shall have: (a) designated in writing a non-spouse Beneficiary, and (b) received Spousal Consent to such designation.

A Participant may from time to time, and at any time prior to death or distribution of the Account Balance hereunder, change the Beneficiary designation, subject to the rules regarding Spousal Consent. All Beneficiary designations made on an Appropriate Form (or on a similar form under a Prior Plan merged into this Plan, if applicable) shall be held on file by the BAC or its delegate / record keeper and shall remain binding until changed by the Participant in accordance with this Section. In the event that there exists no valid Beneficiary designation (including an automatic spousal designation) on the date of the Participant’s death, any benefits payable hereunder which arise by reason of the Participant’s death shall be paid first to the Domestic Partner and, if none, to the estate of the Participant.

1.11 “Benefit Commencement Date” means the first day on which all events have occurred which entitle the Participant to distribution of his Account Balance under the Plan.

1.12 “BIC” means the Benefits Investment Committee of the Corporation as it may from time to time be constituted, or its duly appointed delegate..

1.13 “BNY Mellon Stock” means the common stock of the Corporation, par value $.01.

1.14 “BNY Mellon Pension Plan” means The Bank of New York Mellon Corporation Pension Plan as amended and restated effective as of January 1, 2020 and as such Plan may be amended from time to time thereafter.

1.15 “Board” means the Board of Directors of the Corporation as it may from time to time be constituted and its duly appointed delegate.

1.16 “Code” means the Internal Revenue Code of 1986, as amended.

1.17 ”Combination Date” means the July 1, 2007 date as of which The Bank of New York Mellon Corporation became the successor in interest to the Legacy BNY Entity and the Legacy Mellon Entity pursuant to the terms of that certain Agreement and Plan of Merger among the Legacy BNY Entity, the Legacy Mellon Entity and The Bank of New York Mellon Corporation dated December 3, 2006 as amended.

1.18 “Contract Contributions” mean those contributions made by an Employer to the Plan in consideration of an Employee agreeing (or being treated as agreeing) to take an equivalent reduction in Eligible Compensation pursuant to the agreement (or deemed agreement) between the Employer and the Employee evidenced by the Appropriate Form. Contract Contributions shall cease after the termination of a Participant’s agreement (or deemed agreement) to take a reduction in Eligible Compensation as evidenced by the Appropriate Form. Except as otherwise stated or as may be apparent from the context, on and after April 1, 2014, references to “Contract Contributions” shall be understood to include references to Roth Contributions.

1.19 “Contract Contributions Account” means the account established, where necessary under Section 3.2, to reflect that portion of the Trust which is attributable to Contract Contributions, other than Roth Contributions, made on behalf of such Participant.

1.20 “Controlled Group” means the Corporation and any subsidiary or affiliate which is a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group (as defined in Code Sections 414(b), (c), and (m), respectively), or which must be aggregated pursuant to Code Section 414(o) and the regulations thereunder, except that for purposes of Sections 1.72(d)(iii) and 11.7, the modification provided for in Code Section 415(h) shall be taken into account.

1.21 “Corporation” means The Bank of New York Mellon Corporation. Effective for periods prior to July 1, 2007, the term “Corporation” meant Mellon Financial Corporation.

1.22 “Domestic Partner” shall have the meaning ascribed to such term: (a) under Chapter 12B.1 of the San Francisco, California Administrative Code; (b) under other applicable law; or (c) by the Corporation; generally to mean a person (who is at least 18 years of age) to whom a Participant (who is at least 18 years of age) is not legally married (and who is not legally married to someone else), to whom the Participant is not related by blood, with whom the Participant shares a principal residence, and with whom the Participant is in a relationship that is intended to be both permanent and one in which each is the sole domestic partner of the other, provided such Participant signs a confirmation (in a form acceptable to the Corporation) affirming his status and, provided, further, that the Participant promptly notifies the Corporation of any change in such status.

1.23 “Eligible Compensation” means the base pay, base salary, or other base method of compensation or pay established by an Employer for the services of an Employee and reported as income on the Employee’s IRS Form W-2 (determined, however, on a payroll period basis), increased by any amounts that would have been reported on the IRS Form W-2 but for the Employee’s election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), but excluding all other forms of irregular or additional compensation within the meaning of Treasury Regulations 1.415(c)-2(d)(3) and 1.414(s)-1(d)(2), such exclusion to include, by way of illustration and not limitation: one-time payments in lieu of merit increases, any type of additional compensation for employees working outside their regularly scheduled tour of duty (such as overtime pay, premiums for shift differentials and call-in premiums) commissions (except as otherwise provided below with respect to individuals with no base method of compensation); bonuses in all forms; payments in lieu of vacation; payments to health, retirement, unemployment, death, disability, or any other similar plan generally classified as a welfare or pension plan; any special purpose payments such as car or expense allowances, moving expenses, or educational payments; amounts paid as displacement or severance following a Participant’s severance of employment within the meaning of Treasury Regulation Section 1.415(c)-2(e)(3); and any other payments held to be irregular or additional under uniform rules of the Plan Administrator. Compensation shall further include base compensation that is paid after a Participant’s severance of employment to the extent that it is paid within the time limitations of Treasury Regulation Section 1.415(c)-2(e)(3)(i) (i.e., by the later of two and one-half months after severance of employment or the end of the Plan Year in which the severance date occurs) and constitutes post-severance payments of regular pay, as described in Treasury Regulation Section 1.415(c)-2(e)(3)(ii). If a Participant who is on active military duty receives differential wage payments (as defined in Code Section 3401(h)(2)), such differential wage payments shall be treated as Eligible Compensation for purposes of the Plan to the extent so required by Code Section 3401(h)(2). Eligible Compensation shall be determined by the Employer.

For any group of employees who are in the same job classification and who receive no base pay, base salary, or other base method of compensation or pay for services, the term “Eligible Compensation” for any Plan Year means, the control point of the applicable salary grade for such job classification for such Plan Year as determined under the Employer’s salary administration policy (determined, however, on a payroll period basis), but without regard to any adjustments to compensation as specified in the preceding paragraph.

Notwithstanding the foregoing, Eligible Compensation in excess of $290,000 shall be disregarded; provided, that such limitation shall be automatically adjusted annually after 2021 (if necessary) in accordance with Code Section 401(a)(17) and the regulations thereunder (the “Compensation Limitation”).

1.24 Definition of “Employee”

(a) Prior to the Effective Date, “Employee” means each common law employee of an Employer as described under the terms of the Plan as amended and restated effective as of July 1, 2015, as amended through December 31, 2020.

(b) After the Effective Date “Employee” means each common law employee of an Employer who: (i) performs services as a Salaried Employee or an Hourly Employee, (ii) serves in a position which is not covered by a collective bargaining agreement, except where an applicable collective bargaining agreement provides for his participation in the Plan, (iii) who is either a citizen of, or domiciled in, the United States, and (iv) as an employee, receives income which is taxable in the United States. It is expressly intended that any person who is not carried on an Employer’s payroll records as a common law employee is to be excluded from the definition of Employee regardless of whether such person’s employment status is recharacterized by any court or government agency. When the first letter of the word “employee” is not capitalized, employee shall mean a common law employee of any member of the Controlled Group.

“Employee” shall include leased employees within the meaning of Code Section 414(n)(2), but only to the extent required by Code Section 414(n). Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” shall not include those leased employees covered by a plan described in Code Section 414(n)(5)(B). Anything in this definition to the contrary notwithstanding, no leased employee shall be eligible to participate in this Plan in any manner whatsoever unless the Board otherwise authorizes such participation.

For purposes of this Section, a “leased employee” (as defined in Code Section 414(n)(2)) shall mean any person who pursuant to an agreement between an Employer and any other person (leasing organization) has performed services for the Employer (or any related person determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction and control of the recipient of such services.

(c) Transfers and Rehires between and among Legacy Mellon and Legacy BNY Entities.

(i) Prior to Merger Date.. Whether or not an employee’s transfer or rehire prior to the Merger Date between and among Legacy Mellon and Legacy BNY entities affects his status as an “Employee” under this Plan shall be determined in accordance with the terms of the Plan and the Legacy BNY Securities Group Plan as in effect prior to the Merger Date.

(ii) Transfers or Rehires occurring after the Merger Date. Effective on and after the Merger Date, an employee’s transfer or rehire between and among entities within the definition of “Employer” eligible to participate in this Plan and those previously eligible to participate in the Legacy BNY Securities Group Plan, by itself, will not affect such employee’s status as an “Employee” eligible to participate in this Plan.

1.25 “Employee Contributions” means a Participant’s Contract Contributions, Roth Contributions and/or After-Tax Contributions.

1.26 “Employer” means the Corporation, any successors in interest thereto, and any other Related and Affiliated Entities.

1.27 “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service. If an Employee has suffered a Break in Service as defined in Section 1.72(e)(i), “Employment Commencement Date” shall mean the most recent date after such Break in Service that the Employee first performs an Hour of Service.

1.28 “Entry Date” means the first day of any payroll period.

1.29 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.30 “GIS Merger Date” means the Closing Date, as defined in that certain Stock Purchase Agreement (the “Agreement”) dated as of February 1, 2010 by and between PNC and the Corporation setting forth the terms and conditions of the Corporation’s acquisition of GIS, as of which the GIS Plan was merged with and into this Plan.

1.31 “GIS Plan” means the PNC Global Investment Servicing Inc. Retirement Savings Plan as it existed immediately prior to the GIS Merger Date and prior to its merger with and into the Plan.

1.32 “Highly Compensated Employee” means (i) an employee who was a five percent (5%) owner (as defined in Code Section 416(i)(1)(B)(i)) of a member of the Controlled Group at any time during the Determination Year or Look-Back Year; or (ii) received compensation from the Controlled Group during the Look-Back Year in excess of $130,000 as adjusted after 2021, if necessary, pursuant to Code Section 414(q). The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.

For this purpose, the “Determination Year” shall be the Plan Year. The “Look-Back Year” shall be the twelve (12) month period immediately preceding the Determination Year.

To the extent required by applicable law, a “Highly Compensated Employee” shall also include a former employee, who is any employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for any member of the Controlled Group during the Determination Year, and was a Highly Compensated Employee for either his separation year or any Determination Year ending on or after such employee’s fifty-fifth (55th) birthday.

1.33 “Hour of Service” means each hour for which an employee is paid, or entitled to payment, by any member of the Controlled Group for the performance of duties or service for the Controlled Group. Solely for purposes of determining if an employee has met the requirements to be an Hourly Employee under Section 1.34, Hours of Service shall also include each hour for which an employee is paid or entitled to payment by any member of the Controlled Group on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or leaves of absence, but not more than 501 hours for any single continuous period. Unless previously credited, Hours of Service shall include hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a member of the Controlled Group. No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation, or disability insurance laws. An Hour of Service shall be computed and credited in a manner consistent with regulation subsections 2530.200b-2(b), (c), and (d) issued by the Secretary of Labor.

1.34 “Hourly Employee” means each common law employee of an Employer who is both: (a) compensated on the basis of hours worked; and (b) first credited with one thousand (1,000) or more Hours of Service in the twelve (12) month period which commences on his Employment Commencement Date or thereafter in any Plan Year commencing on or after his Employment Commencement Date. Such common law employees shall be treated as an “Hourly Employee” as of the Entry Date next following the later of January 1, 2009, or their satisfaction of clause (b) in the preceding sentence and shall remain an Hourly Employee regardless of the Hours of Service credited in future computation periods.

1.35 “Inactive Participant” means an individual who is an employee (who is no longer an “Employee” as hereinabove defined) or former employee (who has elected to defer receipt of his Account Balance pursuant to Section 7.2) who has a non-forfeitable right to an Account Balance under the terms of the Plan. An Inactive Participant shall be treated in all respects as a Participant in the Plan, except that: (a) except as otherwise provided in Section 3.9(a)(iii) for persons receiving benefits under the Long Term Disability Plan, he shall be ineligible to receive an allocation of any contributions made under Article III other than Rollover Contributions to the extent permitted by Section 3.8 and (b) former employees and employees who are Totally and Permanently Disabled or an unpaid leave of absence shall be ineligible to receive a loan under Article VI.

1.36 “Investment Funds” means the separate investment options in which Participants’ Accounts are invested in accordance with Article IV.

1.37 “IRS” means the United States Internal Revenue Service.

1.38 “Legacy BNY Entity” means the entity that was known, as of June 30, 2007, as The Bank of New York Company, Inc. and its subsidiaries and affiliates, in each case determined as of June 30, 2007.

1.39 “Legacy BNY Savings Plan” means The Employee Savings & Investment Plan of The Bank of New York Company, Inc. as amended and restated effective January 1, 2004, and as such plan may be further amended from time to time thereafter.

1.40 “Legacy BNY Securities Group Plan” means The Retirement Savings Plan of BNY Securities Group, as amended and restated effective January 1, 2006, and as such plan may be further amended from time to time thereafter.

1.41 “Legacy GIS Entity” means the entity that was known, as of June 30, 2010, as the PNC Global Investment Servicing (U.S.) Inc. (“GIS”) business of PNC Financial Services Group, Inc. (“PNC”) and its subsidiaries and affiliates, in each case as determined as of June 30, 2010.

1.42 “Legacy Mellon Entity” means Mellon Financial Corporation and its subsidiaries and affiliates, in each case determined as of June 30, 2007 and as indicated on Appendix C to the Plan, and shall further include any entity so designated by the proper committee (or officers of the Corporation).

1.43 “Long Term Disability Plan” means the Long-Term Disability Coverage for All Employees of The Bank of New York Mellon Corporation or any similar program maintained by a member of the Controlled Group which includes the Corporation.

1.44 “Matching Contributions” means those contributions made by the Employer pursuant to Section 3.3.

1.45 “Matching Contributions Account” means the account established, where necessary under Section 3.3, to reflect that portion of the Trust which is attributable to Matching Contributions made on behalf of such Participant.

1.46 “Merger Date” means (i) with respect to the portion of the Legacy BNY Savings Plan representing the Account Balances of Participants other than those not subject to the blackout period beginning on March 25, 2009 and ending on or about April 6, 2009 (the “Blackout Period”), April 1, 2009; and (ii) with respect to the portion of the Legacy BNY Savings Plan representing the Account Balances of Participants who were not subject to the Blackout Period and whose names are reflected on a list maintained in the records of the Plan Manager, May 5, 2009 or as soon as administratively practicable thereafter. The Merger Date applicable to the Account Balance of a Participant is referred to hereafter as the “applicable Merger Date” with respect to that Participant.

1.47 “Non-Highly Compensated Employee” means any employee who does not meet the definition of Highly Compensated Employee during the Determination Year (as defined in Section 1.32), without regard to the Look-Back Year (as defined in Section 1.32).

1.48 “Normal Retirement Age” means attainment of age sixty-five (65).

1.49 “Pareto Partners” ”means Pareto Partners New York LLC, EIN: 25-1694680, a controlled subsidiary of MBC Investments Corporation, which, in turn, is a wholly-owned subsidiary of the Corporation.

1.50 “Pareto Plans Transfer Date” ”means , as the context so requires, November 28, 2014 with respect to amounts transferred from the Pareto 401(k) Plan and December 1, 2014 with respect to amounts transferred from the Pareto MPP Plan and refers to the date as of which the accounts of: (a) active employees of the Controlled Group: (i) under the Pareto 401(k) Plan were transferred to this Plan and (ii) under the Pareto MPP Plan which they elected to have transferred to this Plan and (b) terminated / missing employees of the Controlled Group who did not elect to receive a distribution of their accounts under the Pareto Plans; were transferred to this Plan and became subject to the terms and conditions of this Plan.

1.51 “Pareto 401(k) Plan” ”means the Pareto Partners 401(k) Plan established by Pareto Partners (PN: 002) for the benefit of its eligible employees; a non-standardized cash or deferred profit sharing plan as reflected in that certain “cash or deferred” adoption agreement and related prototype defined contribution retirement plan, Base document 001, serial number Eg4knon10010, amended and restated January 1, 2010, as further amended effective January 1, 2013, and which prototype document was sponsored by Corporate Retirement Services, Inc., 1100 U.S. Highway 22, Suite 6, North Plainfield, NJ, 07060 (908) 222-3601, self-administered by the Corporation and as to which the BAC serves as trustee. The Pareto 401(k) Plan was frozen as of January 1, 2005.

1.52 “Pareto MPP Plan” ”means the Pareto Partners Money Purchase Pension Plan established by Pareto Partners (PN: 001) for the benefit of its eligible employees; a non-standardized money purchase pension plan as reflected in that certain “money purchase pension plan” adoption agreement and related prototype defined contribution retirement plan, Base document 001, serial number EgMPnon10003, amended and restated January 1, 2010, as further amended effective as of January 1, 2013, and which prototype document was sponsored by Corporate Retirement Services, Inc., 1100 U.S. Highway 22, Suite 6, North Plainfield, NJ, 07060 (908) 222-3601, self-administered by the Corporation and as to which the BAC serves as trustee. The Pareto MPP Plan was frozen as of January 1, 2005.

1.53 “Participant” means an Employee who begins participation in the Plan pursuant to Article II or an individual (other than a Beneficiary) who has an Account Balance under the Plan. Except as otherwise expressly provided in the Plan, “Participant” shall also include an Inactive Participant.

1.54 “Plan” means The Bank of New York Mellon Corporation 401(k) Savings Plan as set forth herein and as may be amended from time to time hereafter.

1.55 “Plan Manager” means the individual or entity appointed to manage the day-to-day administration of the Plan pursuant to Section 8.3(d).

1.56 “Plan Year” means the consecutive twelve (12) month period beginning on January 1 and ending on December 31 of each year.

1.57 “Prior Employer Spousal Consent Account” ” means that certain Transferred Amounts subaccount to which a Participant’s Transferred Amounts attributable to amounts accrued under the Russell/Mellon Retirement Plan (which was merged into the Russell/Mellon 401(k) Plan in 2003), the Pareto MPP Plan and any other transferred amounts – which are subject to the joint and survivor requirements of Code Section 401(a)(11) – are credited.

1.58 “Prior Plan” means the Legacy BNY Savings Plan, the GIS Plan, the Legacy BNY Securities Group Plan, the Russell/Mellon Plan, the Pareto 401(k) Plan, the Pareto MPP Plan (which two Pareto Plans may be collectively referred to as the “Pareto Plans”) and any one of the other pension or profit sharing plans which were previously sponsored by an Employer, some or all of the assets of which were transferred and/or merged with and into this Plan pursuant to a trustee-to-trustee transfer and which are held in separate Transferred Amounts Accounts established pursuant to Section 3.6.

1.59 “Qualified Default Investment Alternative” means an Investment Fund that meets the requirements of regulation subsection 2550.404c-5(e) issued by the Secretary of Labor.

1.60 “Qualified Distribution” ”means any payment or distribution of amounts credited to a Participant’s “Roth Contributions Account (or any In Plan Roth Conversion sub-account):

(a) made on or after the date on which the Participant attains age 59-1⁄2;

(b) made to a Beneficiary on or after the death of the Participant or

(c) attributable to the Participant being Totally and Permanently Disabled;

provided, however, a payment or distribution shall not be treated as a “Qualified Distribution” – and such payment or distribution shall not be excluded from gross income pursuant to Code Section 402A(d)(1) – if such payment or distribution is made within the 5-taxable year period beginning with the 1st taxable year for which the Participant made (or, in the case of a Rollover Contribution described in Section 3.8(b), is treated as having made) a Roth Contribution to the Plan (the “Holding Period”). A “Non-Qualified Distribution” is any payment or distribution of amounts credited to a Participant’s Roth Contributions Account from this Plan – or from the Participant’s Roth account under another qualified employer trust described in Code Section 402A(e)(1)(A) – that is not a Qualified Distribution. Notwithstanding anything in this Section to the contrary, whether or not a distribution attributable to any particular In-Plan Roth Conversion described in Section 3.7 and held as a sub-account in the Participant’s Roth Contributions Account shall be treated as having satisfied the above-described Holding Period shall be separately determined for each such Conversion based on the 1st taxable year in which the Conversion was made.

1.61 “Related and Affiliated Entities” means a business entity related or affiliated to the Corporation which has been designated by the Board as being eligible to have its employees covered hereunder.

1.62 “Retirement Contributions” means those contributions made by the Employer pursuant to Section 3.9.

1.63 “Retirement Contributions Account” means the account established, where necessary under Section 3.9, to reflect that portion of the Trust which is attributable to Retirement Contributions made on behalf of such Participant.

1.64 “Rollover Contributions” means amounts rolled over into the Trust on behalf of a Participant pursuant to Section 3.8.

1.65 “Rollover Contributions Account” means the account established, where necessary, under Section 3.8 on behalf of a Participant to reflect that portion of the Trust which is attributable to such Participant’s Rollover Contributions and such subaccounts as may be necessary to separately account for any Rollover Contributions from a Roth account under a retirement plan described in Code Section 402A(e)(1)(A) which satisfied the requirements of

Treasury Regulation Section 1.401(k)-1(f) and with respect to which the Plan Manager has received the information regarding the commencement of the 5-taxable year period and the investment in the contract required by Treasury Regulation Section 1.402A-2 (a “Roth Rollover”). Notwithstanding the forgoing, that portion of a Participant’s Rollover Contributions Account attributable to a Roth Rollover shall be combined with and deemed part of the Participant’s Roth Contributions Account solely for purposes of determining whether or not any distribution from this Plan constitutes a “Qualified Distribution” and as otherwise required by Code Section 402A and applicable guidance thereunder.

1.66 “Roth Contributions” ”means those contributions made by an Employer to the Plan on and after April 1, 2014 in consideration of an Employee agreeing to take an equivalent reduction in Eligible Compensation pursuant to the agreement between the Employer and the Employee evidenced by the Appropriate Form contemplated by the enrollment process described in Section 3.2(b) which: (a) have been irrevocably designated by the Participant at the time of such enrollment as a Roth Contribution that is being made in lieu of all or a portion of the Contract Contributions that the Participant is otherwise eligible to make (or deemed to make) under Section 3.2(b) and (b) are treated by the Employer as includible in the Participant’s Eligible Compensation at the time the Participant would have received such amount in cash had the Participant not made the election to have such amount contributed to the Plan. Roth Contributions shall cease after the termination of a Participant’s agreement to take a reduction in Eligible Compensation equal to the elected Roth Contributions as evidenced by the Appropriate Form.

1.67 “Roth Contributions Account” ”means the account established under Section 3.2 to reflect that portion of the Trust which is attributable to Roth Contributions made on behalf of such Participant – including In Plan Roth Conversion Amounts, if any, credited to a Participant’s Roth Contributions Account as a result of a Participant’s election to effectuate an In Plan Roth Conversion pursuant to Section 3.7 – and, to the extent required by Code Section 402A and applicable guidance thereunder for purposes of determining whether or not any distribution from this Plan constitutes a “Qualified Distribution”, shall be deemed to include Roth Contribution amounts credited to a Participant’s Rollover Contributions Account.

1.68 “Russell/Mellon Merger Date” ”means January 21, 2014; namely, the date on which the assets and liabilities of the Russell/Mellon Plan were legally merged with and into to Plan.

1.69 “Russell/Mellon Plan” ”means the Russell/Mellon 401(k) Plan as amended and restated January 1, 2010, as amended by the First (Compliance) Amendment.

1.70 “Salaried Employee” means each common law employee of an Employer compensated on a fixed salary or whose benefits are determined by reference to a fixed benefits base without regard to hours worked.

1.71 “Securities Group Merger Date” means the later of December 31, 2011 or such later date as the Corporation, in its sole discretion, may determine as of which the Legacy BNY Securities Group shall be merged with and into the Plan.

1.72 “Service” for purposes of determining the nonforfeitability of Matching Contributions and/or Retirement Contributions made with respect to Participants in this Plan, and for any other Plan provision based in whole or in part on a Participant’s service, means an Employee’s aggregate period(s) of service determined as follows:

(a) Service shall begin on the Employee’s Employment Commencement Date and shall end on the Employee’s Severance from Service Date. If an Employee’s employment is terminated and he is later reemployed within one (1) year of his first day of absence, the period between his Severance from Service Date and the date of his reemployment shall be included in his period of Service. If the Employee has a Break in Service prior to completing a one (1) year period of Service, any period of Service before the Break in Service shall be disregarded, except as provided in Section 3.4(c).

(b) If an Employee shall have been absent from the service of the Corporation and each other member of the Controlled Group because of service in the Armed Forces of the United States and such absence would otherwise be a Break in Service, and if he shall have returned to the service of the Corporation or another member of the Controlled Group having applied to return while his reemployment rights were protected by law, that absence shall not be deemed a Break in Service, and the period of military service prior to reemployment shall be counted as part of the Employee’s period of Service.

(c) A period during which an Employee is on a leave of absence approved by the Corporation or another member of the Controlled Group shall not be considered as a Break in Service. Furthermore, Service shall include any period of leave of absence during which an Employee is entitled to or in receipt of benefits under the Long-Term Disability Plan and prior to the date the Employee elects to commence benefits under this Plan.

(d) For purposes of determining an employee’s aggregate period of Service, each of the following periods of service shall be counted toward a person’s period of Service to the extent that it would otherwise be recognized under subsections (a) through (c) with respect to an Employee:

(i) a period of service as an employee, but not an Employee, of an Employer;

(ii) a period of service as an employee of a member of the Controlled Group which is not an Employer (but only for periods during which such entity is a member of the Controlled Group, unless recognition for such service is granted by the Board as part of an acquisition agreement); and

(iii) in the case of a person who is a Leased Employee immediately before or after a period of Service as an Employee or a period of service described in (i) or (ii) above, a period during which he has performed services for the Corporation or a member of the Controlled Group as a Leased Employee.

(e) Definitions. For purposes of determining an Employee’s Service, the following words or phrases shall have the meanings ascribed to them.

(i) “Break in Service” means a period of one (1) year or more which constitutes a break in an Employee’s period of Service and shall occur upon the completion of a twelve (12) month period beginning on a Severance from Service Date and ending on the day immediately preceding the first anniversary of such Severance from Service Date during which a former Employee does not complete one (1) Hour of Service; provided, however, that if an Employee’s employment is terminated or if the Employee is otherwise absent from work because of Parental Leave, solely for purposes of determining whether a one (1) year Break in Service has occurred, the Severance from Service Date will not be deemed to occur until the first anniversary of the date the Severance from Service Date would have otherwise occurred.

Notwithstanding the foregoing, if a Transferee Participant in a Prior Plan which is merged either in whole or in part into this Plan is absent from employment due to maternity/paternity reasons as defined in such Prior Plan, the determination of whether such Transferee Participant has incurred a Break in Service under this Plan shall be made in accordance with the terms and conditions in effect in said Prior Plan on the date such Transferee Participant first commenced the absence from work due to said maternity/paternity reasons.

(ii) “Leased Employee” shall mean any person so defined in Code Section 414(n), as defined in Section 1.24, providing services to an Employer.

(iii) “Parental Leave” means a period in which the Employee is absent from work due solely to and immediately following his or her active employment because of the Employee’s pregnancy, the birth of the Employee’s child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement.

(iv) “Severance from Service Date” shall mean the earlier of: (A) the date on which an Employee quits, retires, is discharged, or dies, or (B) the first anniversary of the first day of a period in which an Employee remains absent from active employment (with or without pay) including, but not limited to, layoff, leave of absence, or absence due to illness.

(v) “Year of Service” shall mean a twelve (12) month period of Service.

(f) Notwithstanding the foregoing provisions of this Section 1.73, Service shall include any period that is not counted under the foregoing subsections and for which the Employee received payments under the Mellon Financial Corporation Displacement Program as in effect prior to May 24, 2010 covering certain employees of the Legacy Mellon Entities, but such Service shall not include any period after the Employee’s Benefit Commencement Date.

1.73 “Self-Directed Account” means an account, as designed by the BIC, in which the Participant may direct the purchase of mutual funds, exchange-traded funds and/or other investments through a trustee or custodian acting as trustee for purposes of directing investments, or in which the Participant may appoint an investment manager to direct the investment of the Participant’s Account. Separate accounts or subaccounts must be established to separately account for the self-direction of amounts attributable to a Participant’s Roth Contributions (including any Roth Conversion Amounts) and/or Roth Rollover Contributions Account(s) and amounts attributable to all of a Participants other Accounts.

1.74 “Spousal Consent” means the written consent required to be given by a Participant’s Spouse in order for the Participant to elect a non-spouse Beneficiary. Such written consent must contain: (a) the consent of the Spouse to such designation, (b) the Spouse’s acknowledgment of the effect of such designation (i.e., loss of benefit), (c) a specific acknowledgment by the Spouse of the identity of the non-spouse Beneficiary, and (d) the notarized signature of the Spouse. Notwithstanding the preceding sentence, a Spouse’s consent shall not be required if it is established to the satisfaction of the BAC that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be recognized under applicable law. The Participant may revoke any previous Beneficiary designation naming a Beneficiary other than his Spouse at any time prior to the Participant’s death or commencement of benefits hereunder, and his Spouse again shall be deemed to be his designated Beneficiary unless the Participant obtains such Spouse’s consent to name a new Beneficiary and follows the above rules.

A Spouse’s consent applies only to the signatory Spouse and shall bind no other Spouse. In the event the Participant has a new Spouse after consent was obtained from a prior spouse, the new Spouse will be deemed to be the Beneficiary unless the new Spouse consents to a different Beneficiary in accordance with the procedure which is set forth in the preceding paragraph. Any designation by a non-married Participant made prior to his legal marriage shall be automatically voided upon his subsequent marriage and the new Spouse will be the Beneficiary unless the new Spouse consents in writing to the designation of a non-spouse Beneficiary in accordance with the procedures set forth in this Section.

1.75 “Spouse” shall mean, effective on and after June 26, 2013, the individual lawfully married to the Participant under state law and the terms “spouse”, “husband and wife,” “husband” and “wife” include an individual married to a person of the same sex if the individuals are lawfully married under state law.

1.76 “Total and Permanent Disability” means any condition which renders a Participant to be considered disabled under the terms of the Long-Term Disability Plan or any similar program maintained by an Employer.

1.77 “Transferee Participant” means Participants in this Plan who were participants in a Prior Plan and whose account balances (less amounts, if any, attributable to employee or employer contributions which the BIC, in its sole discretion, determines not to accept), were transferred and/or merged with and into this Plan in a trustee-to-trustee transfer.

1.78 “Transferred Amounts” means account balances of a Transferee Participant under a Prior Plan, which were transferred and/or merged with and into this Plan in a trustee-to-trustee transfer pursuant to Section 3.6.

1.79 “Transferred Amounts Account” means the account established, where necessary, under Section 3.6 for a Transferee Participant, to reflect that portion of the Trust which is attributable to such Participant’s interest in the Transferred Amounts.

1.80 “Triggering Event” means the Participant’s retirement, death, Total and Permanent Disability, or other severance from employment from all members of the Controlled Group. An individual whose employment status changes from an employee to a “leased employee” as defined in Section 1.24 does not incur a severance from employment where the individual continues to provide services for any member of the Controlled Group, unless such leased employees constitute less than twenty percent (20%) of the Employer’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii) and the leased employees are covered by a plan described in Code Section 414(n)(5)(B).

1.81 “Trust” means the trust established as part of this Plan to hold the assets of the Plan, which Trust is governed by the Trust Agreement.

1.82 “Trust Agreement” means that certain Master Trust Agreement by and among the Corporation, the BIC and the BAC, each a Named Fiduciary and The Bank of New York Mellon and known as “The Bank of New York Mellon Corporation Retirement Plans Master Trust” (or such other successor agreement or agreements of trust and/or custodial agreements established as part of this Plan) and any amendments or supplements thereto, under which the assets of the Plan are held. Such agreement or agreements shall form a part of this Plan with like effect as if inserted herein.

1.83 “Trustee” means The Bank of New York Mellon or any other bank, individual, firm, or corporation having fiduciary powers which may be hereinafter appointed to act as trustee or custodian of the Plan’s assets and who becomes subject to the terms of the Trust Agreement.

1.84 “Valuation Date” means each calendar day on which the New York Stock Exchange is open to execute purchases or sales of securities as of the close of business on that day, or such other dates as from time to time may be established by the BAC; provided, however, that for purposes of preparing account statements for Participants and for fulfilling any reporting requirements imposed by the IRS or any other person, “valuation date” shall mean the last day of the Plan Year and such other dates as from time to time may be established by the BAC.

ARTICLE II

PARTICIPATION

2.1. Eligibility for Participation.

(a) As of the Effective Date. Each Employee who was a Participant on the day before the Effective Date shall remain a Participant on and after the Effective Date (subject to Section 2.2), until such participation terminates in accordance with the terms of the Plan.

(b) After the Effective Date. Each Employee who was not a Participant on the Effective Date shall become a Participant on the Entry Date following his enrollment (or deemed enrollment) pursuant to Section 3.2(b), provided he is then an Employee. Each other employee shall be eligible to participate in the Plan on the date he becomes an Employee, and shall become a Participant on the Entry Date following his enrollment (or deemed enrollment) pursuant to Section 3.2(b), provided he is then an Employee.

(c) Rehired Employees. Any former Employee who is rehired shall be eligible to participate in the Plan on the later of (1) his date of rehire or (2) the date he becomes an Employee, and shall become a Participant in the Plan on the Entry Date following his enrollment (or deemed enrollment) pursuant to Section 3.2(b), provided he is then an Employee.

2.2. Termination of Active Participation. Upon the occurrence of a Break in Service or ceasing to be an employee within the definition of “Employee”, a Participant shall become an Inactive Participant except as otherwise expressly provided herein.

ARTICLE III

CONTRIBUTIONS AND VESTING

3.1 Employer Contributions. Within the time prescribed by law for obtaining a federal income tax deduction with respect to the Plan Year for which the contribution is applicable, each Employer shall contribute the Matching Contributions and Retirement Contributions hereinafter described. Notwithstanding the preceding sentence, the aggregate of all amounts contributed by an Employer pursuant to this Article III shall not exceed the maximum amount that would be allowed as a deduction by the particular contributing Employer for federal income tax purposes for the Plan Year for which such deduction is taken. The nonforfeitability of such contributions shall be determined in accordance with Section 3.4.

3.2 Employee Contributions. At such time as may be specified in the enrollment process of a Participant, but no later than the earlier of the time required by law for making such contributions or the time prescribed by law for obtaining a federal income tax deduction for the Plan Year for which the deduction is taken, each Employer shall contribute, subject to Sections 3.1 and 3.5, to the Participant’s Contract Contributions Account, Roth Contributions Account and/or After-Tax Contributions Account, as applicable, Contract, Roth and/or After-Tax Contributions in the amount determined hereafter:

(a) Amount. Subject to the limitations contained herein and set forth in Article XI, each Employee, upon becoming eligible to participate, may complete (or be deemed to complete) an Appropriate Form (pursuant to subsection (b)) which obligates his Employer to make the contributions described in (i), (ii) and/or (iii) as applicable:

(i) Contract Contributions in any whole percentage from one percent (1%) to seventy-five percent (75%), inclusive, of his Eligible Compensation for the applicable pay period;

(ii) Roth Contributions in any whole percentage from one percent (1%) to seventy five percent (75%), inclusive, of his Eligible Compensation for the applicable pay period, and/or

(iii) After-Tax Contributions in any whole percentage from one percent (1%) to seventy-five percent (75%), inclusive, of his Eligible Compensation for the applicable pay period, not to exceed sixteen thousand dollars ($16,000) for the 2021 Plan Year or such other amount as may be determined after 2021 in the BAC’s sole discretion;

provided however, that the amount of deemed Contract Contributions, if applicable, shall equal an amount equal to the applicable percentage determined under section 3.2(b)(ii) or 3.2(c)(ii), as applicable, multiplied by the Employee’s Eligible Compensation for the applicable pay period; provided, further, that the combined total dollar amount represented by the selected percentages of Contract Contributions and Roth Contributions for the Plan Year shall not exceed the dollar limit in effect from time to time under Code Section 402(g) ($19,500 for 2021); and provided, further, that the total of the selected percentages of the Contract Contributions, Roth Contributions and After-Tax Contributions shall not exceed seventy-five percent (75%) of the Employee’s Eligible Compensation. If the Participant is within the class of Highly Compensated Employees, such elected (or deemed elected) percentages of Contract, Roth and After-Tax Contributions shall not exceed the limits provided in Article XI. For those employees in the same job classification whose Eligible Compensation is determined by the control point for the applicable salary grade of such job classification (as provided under Section 1.23), no amount shall be deferred under this Section 3.2 (and a Matching Contribution shall not apply), during a payroll period in which such employee’s actual compensation is less than the amount of the Employee Contributions to be made for the payroll period under this Section 3.2.

(b) Enrollment. The enrollment process shall be accomplished in accordance with (i), (ii) or (iii), as applicable:

(i) Active Enrollment. An employee, upon becoming an Employee and subject to the limits described in (a), may, by use of an Appropriate Form provided by or acceptable to the BAC, affirmatively elect to become a Participant by agreeing to:

(1) have his Eligible Compensation reduced each pay period by a specified percentage in consideration of his Employer making Contract Contributions of an equivalent amount,

(2) have his Eligible Compensation reduced each pay period by a specified percentage in consideration of his Employer making Roth Contributions of an equivalent amount, and/or

(3) have After-Tax Contributions of a specified percentage taken in the form of after-tax payroll deductions from his Eligible Compensation each pay period.

Enrollment will be effective as of the next Entry Date (or such other date as may be established by the BAC) after the Employee has completed the enrollment process and the Participant’s elections will remain in effect until subsequently changed or discontinued. At the time of completing the enrollment process, the Participant shall also elect the method and mode of investment pursuant to Article IV by an Appropriate Form for that purpose.

(ii) Automatic Enrollment. Each employee automatically enrolled in the Plan in accordance with the terms of the Plan as in effect prior to the Effective Date shall continue to be automatically enrolled in the Plan on and after the Effective Date. Each such employee, together with the employees automatically enrolled in accordance with the following provisions of this paragraph 3.2(b)(ii) as in effect on and after the Effective Date, shall be referred to as an “Auto Enrolled Participant”.

Newly Hired Employees. Each employee – other than those who are receiving benefits under the Long Term Disability Plan, paid through a non-US payroll or whose remuneration, as determined in the sole discretion of the BAC, is otherwise not received from an Employer through a payroll system integrated with the Plan – whose Employment Commencement Date occurs on and after the Effective Date, upon becoming an Employee, shall be provided with notice on an Appropriate Form (the “Auto Enrollment Notice”) advising such Employee: (1) that in the event he fails to affirmatively enroll in accordance with paragraph (i) then such Employee shall be automatically enrolled effective as of the date (the “Auto Enrollment Date”) which is the Entry Date occurring thirty (30) days or more after his receipt of such Auto Enrollment Notice and shall be deemed to have elected to have his Eligible Compensation reduced by seven percent (7%) in consideration of his Employer making Contract Contributions of an equivalent amount; (2) that in lieu of such deemed seven percent (7%) election he has the right to elect any other level of Contract Contributions (or to elect Roth and/or After-Tax Contributions) permitted by the Plan or to have no Contract Contributions (nor any Roth and/or After-Tax Contributions) made on his behalf, (3) that, unless the Employee affirmatively makes an election described in (2), such seven percent (7%) Contract Contribution will be increased in accordance with Section 3.2(c)(ii) and (4) that such deemed Contract Contributions will be invested in the Qualified Default Investment Option specified by the BIC.

Such Auto Enrollment Notice may be combined with the ERISA Section 404(c)(5) Qualified Default Investment Option notices and shall be provided as soon as administratively possible following the date the employee first becomes an Employee eligible to participate in the Plan (but shall generally be provided at least thirty (30) but not more than ninety (90) days before the Employee first becomes eligible to participate in the Plan) and shall thereafter be provided at least thirty (30) days, but not more than ninety (90) days, before the beginning of each subsequent Plan Year. The Contract Contributions required by such automatic enrollment will commence effective as of the Participant’s Auto Enrollment Date (or such other date as may be established by the BAC), shall not be considered Roth Contributions and the Participant’s deemed elections will remain in effect until subsequently changed or discontinued as hereinafter provided.

(iii) Deemed Enrollment Applicable to Employees who are Eligible to Receive Retirement Contributions. Any Employee who is not a Participant in the Plan, including, by way of clarification and not limitation, Employees who have affirmatively elected not to enroll in accordance with Section 3.2(b)(ii), shall be deemed to have enrolled effective as of the last day of the Plan Year that he is first eligible to receive Retirement Contributions, as defined under Section 3.9 and to have directed that such contributions be invested in the Qualified Default Investment Option then provided under the Plan.

(iv) Automatic Enrollment Applicable to Former Employees who are Rehired. Any former Employee who later is rehired by an Employer on or after the Effective Date and without regard to whether such former Employee has incurred a Break in Service within the meaning of Section 1.72(e) and who does not actively enroll in accordance with Section 3.2(b)(i) shall be automatically enrolled in accordance with the applicable procedures described in Section 3.2(b)(ii).

(c) Change in Employee Contributions. A Participant who has been actively or automatically enrolled as a Participant in accordance with subsection 3.2(b) may change (or be deemed to have changed) and/or discontinue the specified (or deemed specified) percentage of Contract, Roth and/or After-Tax Contributions resulting from such enrollment (or deemed enrollment) effective as of a future Entry Date in accordance with (i) or (ii), as applicable:

(i) Active Changes. Such a Participant may affirmatively change and/or discontinue the specified (or deemed specified) percentage of Contract, Roth and/or After-Tax Contributions being made on his or her behalf by submitting an Appropriate Form indicating the change with the BAC. Such change shall be prospective only and must be submitted before the Entry Date (or such other date as may be established by the BAC) for which such change is to be effective.

(ii) Automatic Increases. All Participants who are active Employees and were automatically enrolled in accordance with Section 3.2(b)(ii), whose combined percentage of pre-tax Contract Contributions, Roth Contributions and After-Tax Contributions (“Combined Percentage”) is at least one percent (1%) but less than ten percent (10%) shall have the percentage of pre-tax Contract Contributions or Roth Contributions being made on their behalf increased on July 1 by an additional one percent (1%); provided, however, that such increase shall not be made in the Plan Year in which such employee first became such an Employee. .

Such contribution percentage increase on the Participant’s Combined Percentage shall be applied to the Participant’s then current pre-tax Contract Contribution percentage, however, if the Participant is not contributing pre-tax Contract Contributions on the June 30 prior to a scheduled July 1 increase, but is, as of such June 30, contributing Roth Contributions, the contribution percentage increase shall be applied to the Participant’s Roth Contribution percentage. Notwithstanding the preceding sentence, if, on the June 30 prior to a scheduled July 1 increase, a Participant is either: (A) only contributing After-Tax Contributions to the Plan or (B) whose annualized Combined Percentage, if increased, would cause such Participant’s contributions to the Plan to exceed the limits imposed by Section 3.2(a), Section 3.2(b) or Article XI for that Plan Year, then the scheduled increase shall not be applied and no future scheduled increase will be applied.

Such contribution percentage increases shall continue for each eligible Participant described in this Section 3.2(c)(ii) until the earlier of the date: (a) the Combined Percentage being made on the Participant’s behalf is at least equal to ten percent (10%) or (b) after receiving the Auto Escalation Notice described in subsection (iii) of this Section 3.2(c), the Participant affirmatively elects to increase, decrease or terminate such pre-tax Contract Contributions, Roth Contributions, or After-Tax Contributions made on his or her behalf or affirmatively declines the automatic contribution increases described in this Section. The increase in such percentage of pre-tax Contract Contributions or Roth Contributions will be effective beginning with the Entry Date that occurs on or after such July 1st date and all such contributions shall be invested in accordance with the Participant’s then current election or, if no such election is on file with the BAC, in the Qualified Default Investment Option specified by the BIC.

(iii) Notice of Elections Under Automatic Increase Provisions. An “Auto Escalation Notice” shall be provided to all Participants who are active Employees subject to the automatic contribution escalation provisions of Section 3.2(c)(ii); which notice may be combined with and made a part of the Auto Enrollment Notice. Such Auto Escalation Notice will advise such Participants: (1) that in the event he/she fails to affirmatively increase, decrease or terminate the percentage of pre-tax Contract, Roth, or After-Tax Contributions being made on his or her behalf or fails to affirmatively decline to participate in such automatic contribution increase, the Combined Percentage of contributions being made on the Participant’s behalf will be increased in accordance with Section 3.2(c)(ii); (2) that such Participant has the right to elect not to have his or her percentage (or Default Percentage) of pre-tax Contract or Roth Contributions so increased and to elect a lesser or greater percentage contribution, cease making any pre-tax Contract, Roth, or After-Tax Contributions or to affirmatively decline to participate in such automatic contribution increase; (3) that any such election to increase, decrease or terminate the percentage of pre-tax Contract, Roth, or After-Tax Contributions being made on his or her behalf or to affirmatively decline to participate in such automatic contribution increase will cause the automatic contribution increase provisions to cease to apply to the Participant as soon as administratively feasible after the Plan’s receipt of the Participants affirmative election; and (4) that in the event the Participant has not otherwise directed the Trustee as to the manner in which his Accounts are to be invested, any such increased percentage of pre-tax Contract Contributions or Roth Contributions will be invested in the Qualified Default Investment Option specified by the BIC.

Notwithstanding the foregoing, unless a Participant elects otherwise, an active or automatic change in the specified percentage of Contract, Roth and/or After-Tax Contributions to be made on behalf of the Participant shall not affect the Participant’s elections as to the options in which such Contributions are invested.

(d) Involuntary Suspension of Employee Contributions. No Employee Contributions shall be made on behalf of a Participant who is an Inactive Participant or who is not receiving any Eligible Compensation from his Employer, is on an unpaid leave of absence, is receiving displacement or severance payments for periods following his “severance from employment” within the meaning of Treasury Regulation section 1.401(k)-1(e)(8) and any successor regulation, or is receiving long-term disability payments under the Long Term Disability Plan.

(e) Completion of a New Enrollment Process. A Participant whose Contract, Roth and After-Tax Contributions have been suspended must complete a new enrollment process in accordance with the provisions of Section 3.2(b)(i) (applicable to active enrollments) in order to have Employee Contributions again made on his behalf.

(f) Make-Up Contributions For Periods of Military Service. Notwithstanding anything to the contrary in this Article III or elsewhere in the Plan, a Participant who returns to the employment of an Employer following a military leave of absence shall be permitted to make additional “make-up” Employee Contributions for the period of such military service (and receive any corresponding Matching Contributions and/or Retirement Contributions for such period) as if the Participant had been in the employment of the Employer during such period of military service, to the extent required by and in accordance with Code Section 414(u) or other applicable law.

(g) Catch-Up Contributions. Notwithstanding any contrary Plan provision, each Participant who has attained age fifty (50) before the close of a Plan Year shall be eligible to make additional Contract Contributions (including Roth Contributions), which shall be referred to as “Catch-Up Contributions”, in accordance with, and subject to the limitations of, Code Section 414(v). Such “Catch-Up Contributions” shall not exceed $6,500, as adjusted annually, if necessary, for years after 2021 in accordance with Code Section 414(v)(2)(C). Under non-discriminatory rules consistently applied, Contract Contributions (including Roth Contributions) which, but for this Section 3.2(g), would otherwise exceed the limits of this Article III or Article XI shall automatically be treated as such “Catch-up Contributions.” Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(a)(4), 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

3.3 Employer Matching Contributions.

(a) Amount. Each Employer shall contribute, subject to Section 3.1 each payroll period, an amount equal to: (i) one hundred percent (100%) of the Employee Contributions made on behalf of each Participant, up to seven percent (7%) of each Participant’s Eligible Compensation for the pay period to a maximum dollar amount of $16,000 per Plan Year (the “Matching Contributions”). Matching Contributions by the Employer shall neither be made with respect to a Participant’s Eligible Compensation in excess of seven percent (7%) (to a maximum dollar amount of $16,000 per Plan Year) for such payroll period, nor exceed seven percent (7%) of a Participant’s Eligible Compensation for such payroll period (to a maximum dollar amount of $16,000 per Plan Year). If at any time Employee Contributions of a Participant cease in order to comply with any compensation or contribution limitations imposed by law, Matching Contributions made with respect to such Employee Contributions shall also cease. Matching Contributions made with respect to Employee Contributions of Highly Compensated Employees which are subsequently required to be distributed to the affected Highly Compensated Employees in accordance with Article XI shall be forfeited, together with any income or loss attributable to such Matching Contributions made with respect to such Employee Contributions, and used to reduce Employer contributions.

(b) Year-End Matching (“True Up”) Contributions. Subject to Section 3.1, the amount of Matching Contributions to be made with respect to individual Participants is determined each payroll period and, as such, may be limited by the application of the limits described in subsection (a). Accordingly, if, as a result of the Participant’s enrolling after the earliest Entry Date following his becoming eligible to participate in the Plan and/or due to changes in a Participant’s elections during the Plan Year, the Participant has not received Matching Contributions for such Plan Year equal to one hundred percent (100%) of the Participant’s Employee Contributions up to seven percent (7%) to a maximum dollar amount of $16,000 of a Participant’s Eligible Compensation earned after the Participant’s becoming eligible to enroll in the Plan, then an additional Matching Contribution (the “True Up Contribution”) shall be made as of the end of the Plan Year in an amount equal to one hundred percent (100%) of the Participant’s Employee Contributions up to seven percent (7%) of a Participant’s Eligible Compensation for such Plan Year earned after the Participant’s becoming eligible to enroll in the Plan, to a maximum dollar amount of $16,000, reduced by the sum of all monthly Matching Contributions made on behalf of the Participant on a payroll basis with respect to the same Plan Year. True Up Contributions by the Employer shall neither be made with respect to a Participant’s Eligible Compensation in excess of seven percent (7%) for the Plan Year earned after becoming eligible to enroll in the Plan (to a maximum dollar amount of $16,000) nor exceed seven percent (7%) of such Eligible Compensation (to a maximum dollar amount of $16,000) . True Up Contributions made with respect to Employee Contributions of Highly Compensated Employees which are subsequently required to be distributed to the affected Highly Compensated Employees in accordance with Article XI shall be forfeited, together with any income or loss attributable to such True Up Contributions made with respect to such Employee Contributions, and used to reduce Employer contributions

3.4 Participant’s Account; Vesting.

(a) In general. All contributions made pursuant to this Article III applicable to a Participant shall be credited when made (or as soon as administratively possible thereafter) to that Participant’s Account and invested in accordance with Article IV. A Participant shall be immediately vested in all Employee Contributions credited to his Account when made. Amounts credited to a Transferee Participant’s Transferred Amounts Account shall be fully vested in accordance with Section 3.6(b). The right of each Participant to any Matching and/or Retirement Contributions credited to his Account shall become vested as follows:

(b) Matching Contributions. A Participant’s interest in his Matching Contributions Account shall vest in accordance with the following provisions:

(i) Amounts credited to the Matching Contributions Account of a Participant with an initial date of hire prior to January 1, 2001 shall be fully vested at all times.

(ii) Amounts credited to the Matching Contributions Account of a Participant with an initial date of hire on or after January 1, 2001 that relate to a period of employment with the Corporation on or after January 1, 2001, but prior to January 1, 2009 and which relate to Matching Contributions made to this Plan (and without regard to any such contributions made under a Prior Plan which were transferred to this Plan), shall fully vest upon the Participant’s completion of three (3) Years of Service (as defined in Section 1.72(e)(v)); provided, however, that such Participant shall become fully vested with respect to such amounts in his Matching Contributions Account if, while an employee, he attains Normal Retirement Age, incurs a Total and Permanent Disability, or dies.

(iii) Amounts credited to a Participant’s Matching Contributions Account that relate to periods of employment with the Corporation on or after January 1, 2009 and through and including December 31, 2020 shall be fully vested at all times.

(iv) Amounts credited to a Participant’s Matching Contributions Account of a Participant with an initial hire date on or prior to December 31, 2020 that relate to periods of employment with the Corporation on or after January 1, 2021 shall be fully vested at all times. Notwithstanding the foregoing, such a Participant who incurs five (5) consecutive one year Breaks in Service and is rehired on or after January 1, 2021, shall be fully vested with respect to such amounts in his Matching Contributions Account upon the completion of three (3) Years of Service.

(v) Amounts credited to the Matching Contributions Account of a Participant with an initial date of hire on or after January 1, 2021 that relate to a period of employment with the Corporation on or after January 1, 2021 and which relate to Matching Contributions made to this Plan (and without regard to any such contributions made under a Prior Plan which were transferred to this Plan), shall fully vest upon the Participant’s completion of three (3) Years of Service (as defined in Section 1.72(e)(v)); provided, however, that such Participant shall become fully vested with respect to such amounts in his Matching Contributions Account if, while an employee, he attains Normal Retirement Age, incurs a Total and Permanent Disability, or dies.

(c) Retirement Contributions. A Participant’s interest in amounts credited to the Retirement Contributions Account shall fully vest upon the Participant’s completion of three (3) Years of Service (as defined in Section 1.72(e)(v)); provided, however, that such Participant shall become fully vested with respect to such amounts in his Retirement Contributions Account if, while an employee, he attains Normal Retirement Age, incurs a Total and Permanent Disability, or dies.

(d) For purposes of determining Years of Service under subsections (b) and (c), if a Participant who is not vested in his Matching Contributions Account and/or Retirement Contributions Account incurs a Break in Service and he is later reemployed as an employee, the Service to which he was entitled before the Break in Service shall be restored to him effective as of his Employment Commencement Date.

(e) If a Participant, who is not vested in his Matching Contributions Account and/or Retirement Contributions Account terminates employment with all members of the Controlled Group, his Matching Contributions Account and/or Retirement Contributions Account shall be forfeited as of the Valuation Date which coincides with or next follows the date on which the Participant (i) incurs five (5) consecutive one (1) year Breaks in Service (as defined in Section 1.72(e)(i)), or (ii) if earlier, receives a distribution of the entire vested portion of his Accrued Benefit. Any such forfeiture shall be transferred to a suspense account and used to reduce Employer contributions.

If, after the Participant’s termination of employment from all members of the Controlled Group, the Participant receives a distribution of the entire vested portion of his Accrued Benefit and he is later reemployed prior to incurring five (5) consecutive one (1) year Breaks in Service, any forfeited amount of his Matching Contributions Account and/or Retirement Contributions Account shall be restored by an Employer contribution.

3.5 Diversion of Plan Assets; Mistaken Contributions. The Plan and the Trust are established and administered for the exclusive benefit of the Participants and their Beneficiaries so that, except for payment of Plan expenses as provided in Section 12.8, in no event shall any part of the Plan’s assets be owned by, paid to, or revert to an Employer; provided, however, that all contributions to the Plan are conditioned upon their deductibility under the Code, and that in the event any contribution, or any portion thereof, is based upon a mistake of fact or is found to be nondeductible for federal income tax purposes, such contribution, or the portion thereof (except as to Employee Contributions), shall be returned to the contributing Employer. Such return shall be made within one (1) year of the making of the mistaken contribution or disallowance of the deduction (or within such other period of time as shall be permitted by applicable law so long as the qualified status of the Plan is not adversely affected thereby).

3.6 Transferred Amounts.

(a) Any account balances of a Transferee Participant which were transferred and/or merged with and into the Trust underlying this Plan in a direct trustee-to-trustee transfer shall become an asset of the Trust. All such transferred amounts shall be referred to as the “Transferred Amounts”, and shall be credited to a recordkeeping account at the end of the conversion period relating to such transfer, along with appropriate proportional gains and losses earned under the Plan on assets during such conversion period, but thereafter, unless necessary to comply with Code Section 411(d)(6) (relating to the protection of accrued benefits and forms of distribution) or Code Section 402A(b)(2) (requiring separate accounting for Roth Contributions), the Transferred Amounts shall be credited to the Transferee Participant’s Contract Contributions Account, Roth Contributions Account, After-Tax Contributions Account, Matching Contributions Account, Rollover Contributions Account and/or Retirement Contributions Account, as applicable, and no further separate accounting shall be required to be made of such Transferred Amounts.

(b) If necessary to comply with Code Section 411(d)(6), a separate account (the “Transferred Amounts Account”) shall be established by the BAC on behalf of each such Transferee Participant, and shall be invested in the same Investment Fund(s) and in the same percentage(s) as the Employee Contributions made on behalf of the Transferee Participant (subject to the provisions of Section 4.3(a) regarding the initial investment of certain Transferred Amounts). Except as otherwise provided in an Appendix to the Plan, a Transferee Participant’s interest in his Transferred Amounts Account shall be non-forfeitable at all times and shall not be part of his Accrued Benefit. A Transferee Participant’s Transferred Amounts Account shall be subject to any restrictions or provisions of law applicable to such Transferred Amounts, and such restrictions and provisions shall supersede any contrary terms and conditions herein.

3.7 In-Plan Roth Conversions .

(a) In General. A Participant may elect, in accordance with procedures established by the Plan Administrator, to transfer all or a portion of his After-Tax Contributions Account, Contract Contributions Account, Matching Contributions Account, Rollover Contributions Account (other than any Roth sub-account), Transferred Amounts Account (excluding any Prior Employer Spousal Consent subaccount credited to such Transferred Amounts Account) and Retirement Contributions Account whether or not such amounts are otherwise distributable under the terms of the Plan, to a sub-account under the Participant’s Roth Contributions Account as an “In-Plan Roth Conversion.” The transferred amounts shall remain subject to any distribution restrictions generally applicable under this Plan to the Account or subaccount from which the funds were converted, except as otherwise provided in this Section 3.7 or IRC § 402A(c)(4)(E) or guidance thereunder. An In-Plan Roth Conversion is not a distribution from the Plan, but will be taxable to the Member as provided in under Section 3.7(c).

(b) Spousal Beneficiaries and Alternate Payees. An In-Plan Roth Conversion may be elected by a Beneficiary who is the Participant’s surviving Spouse or a former Spouse who is an alternate payee under a QDRO. A non-Spouse Beneficiary may not elect an In-Plan Roth Conversion, unless otherwise expressly permitted by guidance issued under IRC §402A.

(c) Taxation of Conversion. The taxable amount of an In-Plan Roth Conversion (the fair market value of the amount converted, reduced by any basis the Participant has in the amount converted) will be included in the Participant’s (or, as applicable, the Spouse’s or alternate payee’s) gross income in the year of the In-Plan Roth Conversion. No withholding under IRC § 3405(c) is required or permitted in connection with an In-Plan Roth Conversion. In-Plan Roth Conversions are not subject to the ten percent (10%) additional tax on early distributions; however, a Participant (or, as applicable, a Spouse or alternate payee) who receives a distribution of the amounts attributable to any In Plan Roth Conversion within the five (5)-year period that begins January 1 of the Plan Year in which the particular In-Plan Roth Conversion occurs may become subject to the 10% early distribution tax. For purposes of the preceding sentence, a new five (5)-year holding period applies to each successive In-Plan Roth Conversion.

(d) Frequency, Accounting and Other Limitations.    A Participant may elect no more than one (1) In-Plan Roth Conversion in any Plan Year. Each In-Plan Roth Conversion shall be separately maintained within the Roth Contributions Account and may be subdivided into subaccounts by year of conversion or other classification. The Plan Administrator or its delegate shall maintain records sufficient to apply the terms of this Section 3.7. This Section shall be construed and administered in accordance with IRC § 402A and related guidance. In-Plan Roth Conversions may not be reversed or recharacterized once completed. The Plan Administrator may adopt uniformly applicable policies for administering the In-Plan Roth Conversion and may revise such rules from time to time to comply with ERISA, the Code, and applicable regulations thereunder.

3.8 Rollover Contributions. The BAC may, by uniform rules consistently applied, authorize and permit a Participant or an Employee (or, an Inactive Participant who is a former employee, but only with respect to a rollover from a retirement plan maintained by a member of the Controlled Group) (collectively, an “Eligible Person”) who has made a request to the BAC to have transferred to the Trustee the amounts described in (a) and/or (b).

(a) Rollovers of taxable distributions from other Eligible Retirement Plans. All cash amounts which, but for the contemplated rollover, would be includable in gross income (i.e., amounts other than designated Roth Contributions described in Code Section 402A and other after-tax contributions) that the Eligible Person is entitled to receive under:

(i) a qualified employee trust maintained pursuant to Code Section 401(a) or 403(a) which is exempt from tax under Code Section 501(a);

(ii) an individual retirement account or individual retirement annuity maintained pursuant to Code Section 408;

(iii) an annuity contract described in Code Section 403(b); or

(iv) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Such transfers may be made directly from an entity described in paragraphs (i), (ii), (iii) or (iv), above, or by a transfer from the Eligible Person. If the transfer is made by the Eligible Person, the transfer must be made within sixty (60) days of the receipt of the property by the Eligible Person, unless the sixty (60) day time limit is waived by the Secretary of the Treasury under Code Section 402(c)(3)(B).

(b) Direct Rollovers of Roth contributions and earnings from Roth Accounts under other 401(k) Plans. All cash amounts (including Roth Contributions not includable in gross income) that the Eligible Person is entitled to receive from a designated Roth account described in Code Section 402A(b)(2) under a qualified employee trust described in Code Section 402A(e)(1)(A) and which have been received in a “direct rollover” from such other plan; provided that the Plan Manager has received: either a statement that the distribution is a Qualified Distribution or the information required by Treasury Regulation Section 1.402A-2 to enable the Plan Manager to determine the commencement of the 5-taxable year period and the investment in the contract of such amounts as now held by the Plan. In order to qualify for such transfer, the cash amounts to be transferred must be made directly from the above-described qualified employee trust (i.e., the Plan cannot accept an “indirect” (i.e., 60 day) rollover of non-taxable Roth contributions included in a distribution made directly to the Eligible Person).

(c) Rules applicable to all Rollover Contributions. Notwithstanding anything in this Section to the contrary, no amount described in (a) and (b) may be accepted unless it represents an “eligible rollover distribution” within the meaning of Code Section 402(c)(4) and would not require the Plan to preserve an optional form of distribution or other benefit, right or feature which the Plan does not otherwise offer. All transfers made pursuant to this Section 3.8 shall be referred to as “Rollover Contributions” and shall become assets of the Trust. Non-cash amounts shall not be accepted as Rollover Contributions. The Trustee and the BAC may require the Eligible Person to submit any information they deem necessary in order to approve and effectuate a rollover pursuant to this Section 3.8. The BAC shall not permit a transfer, if such transfer would violate any applicable law, regulation, or ruling. Any expenses incurred incident to the transfer of such property to the Plan may, at the discretion of the BAC, be charged to the Account of the Eligible Person causing the transfer to the extent permitted by applicable law.

(d) Accounting for Rollover Contributions.

(i) In General. If the BAC determines to accept any Rollover Contributions, a separate “Rollover Contributions Account” and/or “Roth Rollover Contribution Account” shall be established by the Trustee on behalf of each Eligible Person on whose behalf such a transfer is accepted and the amount of Rollover Contributions transferred shall be credited to the applicable such account as of the Valuation Date coincident with the date the Account is established. Rollover Contributions shall be invested as provided by the Appropriate Form. A Participant’s interest in his Rollover and/or Roth Rollover Contributions Account shall be non-forfeitable at all times and shall not be part of his Accrued Benefit. A Participant’s Rollover and/or Roth Rollover Contributions Account shall be subject to any restrictions or provisions of law applicable to such Rollover Contributions, and such restrictions and provisions shall supersede any contrary terms and conditions herein.

(ii) Special Rules for determining the 5-taxable year period applicable to Rollovers attributable to Roth accounts. Notwithstanding the crediting of a Rollover Contribution described in (b), above, to the Eligible Person’s Roth Rollover Contribution Account, solely for purposes of determining whether or not the Eligible Person may be treated as having satisfied the 5-taxable year period comprising one element of a Qualified Distribution with respect to any subsequent distributions from such Eligible Person’s Roth and/or Roth Rollover Contributions Accounts under this Plan, such 5-taxable year period shall be deemed to have commenced as of the first day of the taxable year in which the Eligible Person first had designated Roth Contributions made to the other qualified employee trust if such rolled over Roth Contributions were made in a taxable year earlier than the first taxable year in which the Eligible Person first made Roth Contributions to this Plan.

(e) Distribution of Rollover Contribution Accounts. Upon the occurrence of a Triggering Event with respect to a Participant (or such Participant’s Beneficiary in the event of death of the Participant), such Participant or Beneficiary shall be entitled to a distribution of his Rollover Contributions Account in accordance with the provisions of Article VII. A Participant’s Rollover Contributions Account shall be distributed in the same method, medium, form and time of payment as the Participant’s Accrued Benefit, in accordance with Article VII..

3.9 Employer Retirement Contributions.

(a) Eligibility.

(i) Prior to the Effective Date. The eligibility of all employees whose Employment Commencement Date was on or after January 1, 2010 and who were participants in the Plan for periods prior to the Effective Date to have a Retirement Contribution allocated to their Accounts shall be determined in accordance with the terms of the Plan as amended and restated July 1, 2015 as amended through December 31, 2020.

(ii) On and After the Effective Date.    All Employees who:

(A) have a compensation rate, as defined below, of less than $100,000 determined as of the first day of the Plan Year to which the Retirement Contribution relates;

(B) are credited with at least one Year of Service as of the last day of the Plan Year;

(C) are actively employed by an Employer on the last day of the Plan Year to which the Retirement Contribution relates and

(D) are not considered a Highly Compensated Employee with respect to the Plan Year to which the Retirement Contribution relates,

shall be eligible to have a Retirement Contribution allocated to their Accounts, regardless of whether they are Participants in the Plan. For purposes of Section 3.9(a)(ii)(A), an Employee’s “compensation rate” shall mean the Employee’s annual base salary, projected hourly income or other basic annual compensation rate as reflected on the Employer’s books and records effective on the Effective Date and each January 1 thereafter.    For the avoidance of doubt, Employees who are Totally and Permanently Disabled on the last day of the Plan Year shall not be eligible to have a Retirement Contribution allocated to their Accounts.

(b) Amount and Investment.

(i) Prior to the Effective Date. The determination of the amount of the Retirement Contribution to be made for periods prior to the Effective Date shall be determined in accordance with the terms of the Plan as amended and restated July 1, 2015 as amended through December 31, 2020.

(ii) On and after the Effective Date. Subject to Section 3.1, each Employer shall contribute for each Employee defined in subsection (a) the fixed dollar amount of seven hundred fifty dollars ($750).    Such amount shall be credited to a Retirement Contributions Account established by the BAC for each such Employee and shall be invested in accordance with Section 4.1.

(c) Vesting. Each Employee shall vest in the amounts credited to his Retirement Contribution Account in accordance with Section 3.4.

ARTICLE IV

INVESTMENT AND VALUATION OF ACCOUNTS

4.1 Investment Options.

(a) Amounts Subject to Participant Investment Direction. Except as otherwise provided in Section 5.2(e) regarding Acquisition Offers, all Matching Contributions applicable to periods commencing prior to April 1, 2009, shall be paid to the Trustee to be initially invested and/or held in the Employer Stock Fund described in Section 4.2 below and may be reinvested by the Participant in one (1) or more of the other Investment Funds available hereunder. All Employee Contributions applicable to a Participant under Section 3.2, (including, for this purpose, any In-Plan Roth Conversion amounts credited to a Participant’s In-Plan Roth Conversion sub-account under the Participant’s Roth Contributions Account), any amounts credited to the Transferred Amounts Account of a Transferee Participant under Section 3.6, or credited to the Rollover Contributions Account of a Participant under Section 3.8, effective for periods commencing on or after April 1, 2009, all Matching Contributions applicable to a Participant under Section 3.3 and all amounts credited to the Retirement Contributions Account of a Participant under Section 3.9 shall be invested at the direction (or deemed direction) of the Participant in one (1) or more of the Investment Funds made available hereunder.

(b) Investment Options. At the direction of the BIC, the Trustee will establish and maintain four (4) or more separate types of Investment Funds within the Trust providing a broad range of investment alternatives which will give Participants the opportunity to diversify investment of their Account Balances among alternatives with different risk and return characteristics. The BIC shall provide each Participant with a description of the Investment Funds available hereunder and such additional information as it receives thereafter.

In addition to the Investment Funds initially established, other funds may be established from time to time as determined by the BIC, and the BIC may provide any other form of investment option including, but not limited to, a Self-Directed Account and/or a Qualified Default Investment Alternative, as it determines to be advisable; provided, however, that except for such funds and/or options made available solely to comply with Code Section 411(d)(6) or pursuant to the transaction agreements by which an entity became part of the Controlled Group, such funds and options are made available uniformly to all Participants. Except as otherwise provided in Section 4.2 with respect to the Employer Stock Fund, the BIC may also eliminate any fund or other investment option as it determines to be advisable. In the event of any such change, the BIC may direct that amounts invested in any affected fund or option be transferred to another fund or option chosen by the BIC, including, without limitation, in accordance with a “qualified change in investment options” described in Section 404(c) of ERISA.

The minimum initial investment in the Self-Directed Account is $5,000 and subsequent transfers from any other fund or option into the Self-Directed Account must be of at least $1,000. The maximum amount that a Participant may elect to invest in the Self-Directed Account is fifty percent (50%) of his Account Balance. Accordingly, a Participant must have at least a $10,000 Account Balance to be eligible to invest in the Self-Directed Account. By way of clarification and not limitation, to the extent a Participant has separate Self-Directed Accounts for the investment of (i) that portion of the Participant’s Account Balance credited to the Participant’s Roth Contribution and/or Roth Rollover Contribution Accounts (“Roth Accounts”) and (ii) that portion of the Participant’s Account Balance not credited to the Participant’s Roth Accounts (“Non-Roth Accounts”), then such minimum and maximum limits shall be applied to the combined value of such Self-Directed Accounts. Notwithstanding the foregoing, in connection with any changes in the Investment Funds available under the Plan, each of the investment restrictions described above on the Self-Directed Account may be temporarily suspended as the BIC determines to be advisable.

(c) Scope of Participant Investment Authority. The BIC intends to rely to the fullest extent possible on the special rule set forth in ERISA Section 404(c) which relieves the BIC of liability or responsibility for any losses which are the direct and necessary result of Participant investment instructions. Accordingly, all (i) Employee Contributions, (ii) Matching Contributions, (iii) Rollover Contributions, (iv) Retirement Contributions and (v) Transferred Amounts that are held under the Plan shall be allocated and invested by the Trustee in the Investment Funds offered under the Plan solely in accordance with Participant instructions, and any Matching Contributions held under the Plan and initially invested in the Employer Stock Fund in accordance with the provisions of Section 4.1(a) above shall be reinvested by the Trustee in the Investment Funds offered under the Plan as directed by the Participant; such that the Trustee, the BIC, the BAC, any Employer, and their delegates, employees, and/or agents shall not be liable for the consequences of Participant allocation and investment instructions to the fullest extent permitted by ERISA Section 404(c).

(d) Temporary Suspension of Certain Plan Activities in Connection with a Change in Investment Options or Service Providers. Notwithstanding any contrary Plan provision, in the event of a change in the investment options under the Plan and/or a change in service providers (including, but not limited to, the recordkeeper), the BAC may establish procedures for temporarily suspending certain Plan activities as it deems necessary or appropriate to implement the change involved. The activities that may be suspended include, but are not limited to, changes in salary reduction percentages, investment elections or transfers, loans, and distributions; provided, however, that no such suspension shall apply to any distribution required by Code Section 401(a)(9).

4.2 Employer Stock Fund.

(a) Purpose. At the direction of the BIC, the Trustee will establish and maintain an Employer Stock Fund; which Fund shall be permanently maintained as a Plan Investment Fund. The purpose of this Investment Fund is to invest in BNY Mellon Stock which has either been directly contributed to the Plan or acquired by the Trustee through any open market transaction. The Trustee is further authorized to invest in short-term debt obligations of any nature, or to hold moneys received in cash pending investment or distribution.

(b) Registration Statement Not Controlling. The terms and conditions of the Employer Stock Fund established under this Article IV shall not be altered, modified, or otherwise affected by the provisions of any registration statement filed under the Securities Act of 1933, as amended, with respect to the Plan (“Registration Statement”) or any prospectus relating to such Registration Statement. In the event of a conflict between the Plan and any such Registration Statement or prospectus as to the terms and conditions of the Plan, the Plan document shall control.

4.3 Investment Elections.

(a) Future Contributions. Except as otherwise provided in this Article 4 with respect to investments in BNY Mellon Stock, each Employee, upon becoming a Participant, shall direct the investment of (i) Employee Contributions, (ii) Matching Contributions, (iii) Rollover Contributions, (iv) Retirement Contributions, (v) Transferred Amounts – and including any In Plan Roth Conversion Amounts included in such contributions and amounts as a result of a Participant’s election to effectuate an In Plan Roth Conversion pursuant to Section 3.7 – to be made or credited on his behalf by designating the percentage, in any whole percentage, of the combined Employee Contribution, Matching Contribution, Rollover Contribution, Retirement Contribution and/or Transferred Amount that is to be invested in each of the available Investment Funds, other than a Self-Directed Account, by the Appropriate Form representing the Participant’s enrollment in accordance with subsection (d). Said elections shall remain in effect until changed by the Participant as hereinafter provided and apply to the combined amount of all such contributions and amounts received after the effective date of the election.

Notwithstanding the foregoing paragraph of this subsection (a), a Participant, including a Transferee Participant, who does not have an election in effect under this Plan, shall have contributions made to the Plan on his behalf invested in a Qualified Default Investment Alternative. Notwithstanding the preceding sentence, where the investment funds available to a Transferee Participant under a Prior Plan are substantially similar to the Investment Funds available under this Plan, the BIC, in its sole discretion, may direct that the Transferred Amounts from such Prior Plan be invested in the Investment Funds under this Plan which correspond to the investment funds under such Prior Plan.

(b) Change in Investment Elections.

(i) Future Contributions. Except as otherwise provided in this Article IV with respect to investments in BNY Mellon Stock, a Participant may elect to change his investment election with respect to (A) Employee Contributions, (B) Matching Contributions, (C) Rollover Contributions, (D) Retirement Contributions and (E) Transferred Amounts to be made or credited on his behalf to one (1) or more of the Investment Funds then available by timely submitting the Appropriate Form containing the change in accordance with subsection (d). The new investment election shall be effective and apply to the combined amount of all such contributions and amounts made or credited after the Appropriate Form containing the change becomes effective under subsection (d) and shall remain in effect until changed by the Participant.

(ii) Reallocation of Existing Investments. Except as otherwise provided in this Article IV with respect to investments in BNY Mellon Stock, a Participant may elect to reallocate the Investment Funds in which his existing Account is invested to one (1) or more of the Investment Funds then available by timely submitting the Appropriate Form containing the reallocation in accordance with subsection (d). The reallocation election shall apply, pro rata among all fund sources, to such portion or portions of the Participant’s Account determined as of the end of the day prior to the day on which the reallocation is to be effective as the Participant so elects.

(c) Special Rules Regarding Investments in BNY Mellon Stock.

(i) Future Contributions. Each Employer who by reason of a Participant’s election pursuant to this Section is directed to invest (A) Employee Contributions, (B) Matching Contributions, (C) Rollover Contributions, (D) Retirement Contributions and (E) Transferred Amounts in the Employer Stock Fund shall contribute, on the Participant’s behalf, BNY Mellon Stock having a Fair Market Value in an amount not greater than the combined dollar amount of such contributions and amounts, as applicable, due from such Employer pursuant to such direction. The number of shares of BNY Mellon Stock to be credited to the Account of a Participant is determined by dividing the combined dollar amount of such contributions and amounts to be made or credited on behalf of a Participant by the Fair Market Value of BNY Mellon Stock. The Fair Market Value of BNY Mellon Stock, as determined in (iv) below, may be adjusted to the nearest dollar amount, as appropriate, so that the BNY Mellon Stock is obtained by the Plan in whole numbers of shares, but may be credited to Participants’ accounts in whole and fractional shares.

(ii) Reallocation of Existing Investments; Acquiring BNY Mellon Stock. An election to reallocate which involves the liquidation of all or some portion of a Participant’s interest in Investment Funds other than the Employer Stock Fund (“Other Funds”) and a direction to invest all or some portion of the proceeds in the Employer Stock Fund shall be applied, pro rata, among all fund sources and effectuated in two steps.

Step One. To the extent administratively practicable, the portion of the election relating to the liquidation of the Other Fund(s) shall be effective as of Market Close on the Trade Date.

Step Two. To the extent administratively practicable, the proceeds attributable to the liquidation of the Other Fund(s) in Step One on the Trade Date shall be used, during the Trade Date Plus One, to acquire that number of full and fractional shares of BNY Mellon Stock equal to the quotient of the dollar amount of such proceeds directed to be invested in the Employer Stock Fund divided by the Share Price.

(iii) Reallocation of Existing Investments; Selling BNY Mellon Stock. An election to reallocate which involves the liquidation of all or some portion of a Participant’s shares of BNY Mellon Stock held in the Employer Stock Fund and a direction to invest all or some portion of the proceeds in an Other Fund shall be applied, pro rata, among all fund sources and effectuated in four steps.

Step One. The number of shares of BNY Mellon Stock represented by the Participant’s interest in the Employer Stock Fund shall be determined in accordance with Section 4.7 effective as of Market Close on the Valuation Date prior to the Trade Date.

Step Two. On the Trade Date, the Participant’s percentage election to liquidate all or some portion of the Participant’s interest in the Employer Stock Fund shall then be converted into a direction to liquidate the corresponding number of full and fractional shares of BNY Mellon Stock determined in Step One.

Step Three. To the extent the Participant’s direction to sell is received before 3:30 p.m. Eastern Time, the number of full and fractional shares of BNY Mellon Stock determined in Step Two on the Trade Date shall be sold for their Share Price throughout the Trade Date. Instructions received after 3:30 p.m. Eastern Time will be processed on the Trade Date Plus One.

Step Four. The proceeds attributable to the sale of BNY Mellon Stock described in Step Three shall be used as of Market Close on the Trade Date (or the Trade Date Plus One, if applicable) to acquire the interests of the Other Fund(s) specified in the Participant’s allocation election in accordance with the procedures set forth in Section 4.7.

To the extent receipt of the proceeds attributable to the settlement of the sale of BNY Mellon Stock described in Step Three is delayed beyond the Trade Date Plus One as permitted under the rules and regulations applicable to sales of BNY Mellon Stock on the New York Stock Exchange, the Trustee may receive an interest free loan from a “party in interest” to the Plan (within the meaning of ERISA Section 3(14)) which satisfies the conditions described in Prohibited Transaction Class Exemption 80-26 and use the proceeds from such interest free loan to acquire the interests of the Other Fund(s) specified in the Participant’s allocation election in accordance with the procedures set forth in Section 4.7.

(iv) Definitions. For purposes of this Section, the following words shall have the meanings ascribed to them in this paragraph:

(A) “Fair Market Value”. The “Fair Market Value” of BNY Mellon Stock shall be based on the average Market Close prices of BNY Mellon Stock as reported on the New York Stock Exchange for the Valuation Date for which the transaction is initiated and the preceding two business days.

(B) “Market Close”. “Market Close” shall be 4 p.m. Eastern Time or such other earlier time as shall be determined by the board of governors of the New York Stock Exchange and communicated to issuers listed on such Exchange.

(C) “Share Price”. “Share Price” shall mean the actual price for which the shares of BNY Mellon Stock were acquired or sold, as applicable, on the New York Stock Exchange at the time of the transaction without regard to the actual share price at market close or at any other time or on any other Valuation Date. Notwithstanding the preceding sentence, the Share Price of the BNY Mellon Stock acquired or sold by the Trustee on the New York Stock Exchange on behalf of a Participant pursuant to an election to reallocate will be the average net price for which all shares of BNY Mellon Stock acquired or sold throughout the Trade Date in one or more transactions (at one or more purchase or sale prices) as necessary or appropriate to fulfill the aggregate reallocation elections of all Participants being implemented on the same Trade Date in accordance with the administrative procedures established by the Plan Administrator.

(D) “Trade Date”. “Trade Date” shall mean the day of the receipt of the election to reallocate, provided the election is both received prior to Market Close (or prior to 3:30 p.m. Eastern Time for directions to sell BNY Mellon Stock) and the date of receipt is a Valuation Date; and as of the next following Valuation Date for all other elections, or at such other dates or times as may be established by the BAC for the change of investment elections.

(E) “Trade Date Plus One”. “Trade Date Plus One” shall mean the Valuation Date next following the Trade Date, or such other dates or times as may be established by the BAC for the change of investment elections.

(d) Notice. A Participant shall communicate his initial enrollment and investment election, subsequent changes in investment elections, or election to reallocate existing Account Balances by submitting the Appropriate Form to the BAC. All initial enrollment and investment elections and subsequent changes in investment elections shall be stated in whole percentages. All elections to reallocate existing account balances shall be stated in whole percentages or dollar amounts. Except as otherwise provided in subsection 4.3(c) with respect to reallocation elections involving BNY Mellon Stock, to the extent administratively practicable, any such election shall be effective as of Market Close on the Trade Date.

4.4 Limitations on Investments.

(a) In General. Notwithstanding anything contained in this Plan or in the Trust Agreement and except as provided in Sections 4.1 and 4.2 herein, no investment in any Investment Fund shall be made in any security or property in which any Employer has a direct participation. The prohibitions set forth in this Section shall not be applicable to any investment of Plan assets in any units of any common, collective, group, or pooled fund which holds, as an asset, any such securities or property in which an Employer has a direct participation. In addition to any restrictions imposed on Participant’s by The Bank of New York Mellon Corporation Personal Securities Trading Policy, Participants’ ability to transfer funds between Investment Funds shall be subject to restrictions imposed by the Investment Fund manager and any rules or restrictions established by the BIC and/or any independent fiduciary appointed by the BIC to monitor one or more Investment Funds. Without intending to limit the generality of the preceding sentence, the BIC shall take such actions and establish such policies and procedures as it determines to be necessary or appropriate to prohibit the transfer of Participant accounts between investment options which speculate on short-term market fluctuations and any other trading activities which the BIC, in its sole discretion, determines: are inconsistent with the stated policies of the investment option; may possibly have an adverse effect on the overall return of the affected investment option to the detriment of Participants not engaging in such activities; or which are otherwise inconsistent with the retirement objectives of the Plan. By way of illustration and not limitation, such actions and policies and procedures may include suspensions, limitations, terminations or restrictions which: (a) limit the number of investment directions to a particular investment option over a stated period of time; (b) establish daily trading deadlines for receipt of Participant directions to a particular investment option (or all investment options) earlier than the deadline applicable to investment directions to other investment options under the Plan or to the deadline applicable to the trading in the investment option outside the Plan; (c) impose fees, payable by the Participant to the affected investment option, on redemptions of investments in a particular option which occur within a stated period of time; (d) require the temporary or permanent manual processing of investment directions of Participants determined to have violated any established and communicated trading restriction or limitation; and (e) require the temporary or permanent termination of a Participant’s entitlement to make investments in a particular investment option.

(b) Limitations on Investment in Employer Stock Fund. Notwithstanding anything in this Plan to the contrary, effective on and after September 28, 2020, no Participant shall be permitted to invest any future contributions in the Employer Stock Fund nor reallocate existing Investment Fund allocations into the Employer Stock Fund at any time when the percentage of such Participant’s Account invested in the Employer Stock Fund exceeds twenty percent (20%) (“BK Stock Limit”). At any time when a Participant’s investment in the Employer Stock Fund is equal to or less than the BK Stock Limit, future contributions and/or reallocation elections may be invested in the Employer Stock Fund to the extent such new contributions and/or reallocation elections will not cause the BK Stock Limit to be exceeded. By way of clarification and not limitation, although they cannot make new investments and/or allocations, Participants whose existing allocations to the Employer Stock Fund on September 28, 2020 exceed the BK Stock Limit shall be permitted to continue to hold their interests in the Employer Stock Fund and shall not be required to liquidate and reallocate any portion of such investment.

4.5 Prohibited Transactions. In addition to the restrictions contained in Section 4.4, unless there exists an exemption by reason of applicable law or regulations issued by the appropriate government agency, neither this Plan nor the Trust Agreement forming a part hereof shall be construed or interpreted to permit either directly or indirectly:

(a) the lending of any part of corpus or income;

(b) the payment of any compensation for personal services rendered by the Trust;

(c) the making of any part of its services available on a preferential basis; or

(d) the acquisition for the Trust of any property from or the sale of property to a “party in interest”, within the meaning of ERISA Section 3(14), or any other prohibited transaction described under ERISA Section 406.

4.6 Valuation of Investment Funds. The investment manager shall be responsible for valuation of the Investment Funds other than the Employer Stock Fund, and shall communicate such valuation to the Trustee. The Trustee shall be responsible for valuation of the Employer Stock Fund. The Trustee shall be entitled to rely on the valuation of any asset provided to the Trustee by an investment manager, the sponsor of an Investment Fund or any other person, provided that such reliance is consistent with the provisions of ERISA and other applicable law.

4.7 Valuation and Adjustment of Accounts.

(a) Determination of Share Value. A Participant’s Account reflects his interest in each Investment Fund. A Participant’s interest in each Investment Fund shall be represented by “shares” of participation.

As of each Valuation Date the investment manager or Trustee, as applicable, shall determine the net asset value of a share in each Investment Fund by determining the fair market value of the Investment Fund, subtracting the related Investment Fund liabilities, and dividing the result by the total number of shares in that Investment Fund (or by another valuation method reasonably determined by such investment manager).

(b) Crediting of Shares. After determining the share value pursuant to subsection (a), each separate Investment Fund held in an Account, including, by way of clarification and not limitation, any separate Roth Contributions subaccount and/or Roth Rollover Contributions subaccount, for a Participant shall be:

(i) credited as of the Valuation Date coinciding with the last day of each payroll period with the number of shares equal to the sum of Employee Contributions, Matching Contributions, and any loan repayments made by payroll deduction, made into such Investment Fund for that payroll period (loan repayments not made by payroll deduction shall be credited no later than the end of the calendar month to which the repayment applies, in accordance with procedures established by the BAC); and

(ii) credited as of each Valuation Date with any interest and other earnings earned on the Investment Fund and with any forfeitures that are restored to Participants upon reemployment with an Employer under Section 3.4; and

(iii) credited and debited, as applicable, with the number of shares applicable to reallocations made pursuant to transfers among Investments as of any Valuation Date; and

(iv) debited as of the end of any calendar month (or such other earlier Valuation Date as determined by the BAC in its discretion) with the number of shares applicable to any forfeitures and distributions made on termination of employment; and

(v) debited as of each applicable Valuation Date with the number of shares applicable to a hardship withdrawal, in-service withdrawal or loan made from a Participant’s Account pursuant to Article VI; and

(vi) credited with the amount of any Transferred Amounts, In-Plan Roth Conversion amounts and/or Rollover Contributions in accordance with the provisions of Sections 3.6, 3.7 and 3.8, as applicable; and

(vii) credited as soon as possible following the close of the Plan Year to which it relates (but in no event later than the time required by applicable law for having the contribution treated as relating to such Plan Year) with the amount of any Retirement Contributions in accordance with the provisions of Section 3.9.

(c) Crediting of Certain Dividends. Dividends earned by an Investment Fund other than the Employer Stock Fund shall be credited to the Account of the Participant who is the holder of record on the dividend record date in accordance with the rules established by the investment manager. The market value determination of the Employer Stock Fund shall take into account dividends actually received on the BNY Mellon Stock held in such fund prior to the Valuation Date. The market value determination of the Employer Stock Fund shall also take into account dividends which have been declared as of the Valuation Date on the BNY Mellon Stock held in such fund, whether or not they have been received prior to the Valuation Date. For purposes of this subsection (c) only, the “fair market value” of BNY Mellon Stock purchased in the quarterly dividend reinvestment shall be at the dividend reinvestment price.

(d) Valuation and Allocation Final. The determination of the market value of the assets of the Trust and charges or credits to the individual Accounts of the respective Participants in the respective Investment Funds in accordance with this section shall be conclusive and binding upon all parties hereunder. Notwithstanding anything in the Plan to the contrary, the establishment of the market value of a Participant’s Account as of any Valuation Date shall not establish any rights in anyone as to the value of any benefit that shall become payable under this Plan. The value of any benefit payable hereunder shall be that value established on the date applicable to the valuation of the payment of such benefit.

4.8 Participant’s Risk. Each Participant assumes all risk connected with any decrease in the market value of any Plan assets held by the Trustee. Neither the Trustee, the BAC, the BIC, the Plan Manager(s), nor any Employer in any way guarantees the Trust Fund or any Investment Fund against loss, depreciation, or the payment of any amount which may be or become due to any person from the Trust Fund; nor shall the Trustee, the BAC, the BIC, the Plan Manager(s), or any Employer incur any liability therefor except to the extent required by ERISA.

4.9 Quarterly Statements. The BAC will provide each Participant with a statement of the value of his Account Balance attributable to each Investment Fund as of the ending Valuation Date of each calendar quarter.

4.10 Interim Investments. Notwithstanding any other provisions of the Plan to the contrary, if immediate investment in the proper Investment Fund or immediate payment from the Plan, as the case may be, is not possible, contributions may be:

(a) invested by the Trustee temporarily in demand or short-term notes, United States treasury bills, other short-term government obligations, commercial paper, or one or more of the foregoing; or

(b) invested by the Trustee principally in securities and other property of the kind set forth in subsection (a), as part of a short-term pooled fund maintained by the Trustee for investment of funds of plans which are qualified under Code Section 401(a) and exempt under Code Section 501(a).

ARTICLE V

VOTING

5.1 Right to Vote / Tender . Each Participant whose Account is invested in whole or in part in BNY Mellon Stock held in the Employer Stock Fund shall have the right to direct the Trustee to vote / tender all such shares of stock as shall be represented by his interest in such Employer Stock Fund in accordance with Section 5.2 and the applicable terms of the Trust Agreement. In the event of a conflict between the terms of Section 5.2 and the Trust Agreement, the terms of the Trust Agreement shall control.

5.2 Voting / Tender Procedures.

(a) Before each meeting of the shareholders of the Corporation and except as otherwise agreed between the Corporation or its delegate and the Trustee, the Corporation or its delegate shall furnish (or cause to be furnished) each Participant with a copy of the proxy solicitation materials and an Appropriate Form through which such Participant may provide confidential instructions to the Trustee as to the manner in which the Trustee is to vote the number of full and fractional shares of BNY Mellon Stock as shall be represented by the Participant’s interest (both vested and non-vested) in the Employer Stock Fund. The Trustee shall vote such allocated shares in the manner instructed by the Participant.

(b) The Trustee shall vote the full and fractional shares of BNY Mellon Stock not credited to Participant accounts, together with that number of shares which are credited to Participant accounts for which no voting instructions are timely received, in the same proportion as the shares for which it has received timely voting instructions; subject, however, to review by any Investment Manager described in Section 8.3(c) appointed by the BIC (the “Independent Fiduciary”) to make certain fiduciary decisions related to BNY Mellon Stock held in the Employer Stock Fund and pursuant to any direction that any such Independent Fiduciary may give the Trustee.

(c) Special rules shall apply if an Acquisition Offer is made for BNY Mellon Stock. As used herein, an “Acquisition Offer” shall mean an offer made by any person, legal or natural, or group of persons to acquire all or part (in excess of five percent (5%)) of the outstanding shares of BNY Mellon Stock, including any such shares held in the Plan. In the event of an Acquisition Offer, the Corporation or its delegate shall furnish (or cause to be furnished) each Participant with a copy of the materials received in connection with such Acquisition Offer and an Appropriate Form through which such Participant may provide confidential instructions to the Trustee as to whether or not to tender or exchange the number of full and fractional shares of BNY Mellon Stock as shall be represented by the Participant’s interest (both vested and non-vested) in the Employer Stock Fund. The Trustee shall tender or exchange such allocated shares in the manner instructed by the Participant. The Trustee shall not tender or exchange any such shares of BNY Mellon Stock credited to Participant accounts for which it has not received timely instructions from the Participant.

(d) Except to the extent the Trustee has been notified by the BIC that the Independent Fiduciary shall be responsible for the tender or exchange of BNY Mellon Stock held under the Plan, the Trustee shall tender or exchange that number of full and fractional shares of BNY Mellon Stock not credited to Participant accounts which is determined (after giving effect to the withdrawal of any shares of BNY Mellon Stock before the expiration of the Acquisition Offer or any earlier date set by the Trustee) by multiplying the total number of such shares of BNY Mellon Stock not credited to Participant accounts by a fraction of which the numerator is the number of shares of BNY Mellon Stock credited to Participant accounts for which the Trustee has received timely instructions from Participants to tender or exchange and of which the denominator is the total number of shares of BNY Mellon Stock credited to Participant accounts; subject, however, to review by the Independent Fiduciary and pursuant to any direction that any such Independent Fiduciary may give the Trustee.

ARTICLE VI

WITHDRAWALS, IN-SERVICE WITHDRAWALS, AND LOANS

6.1 Effective Date. Except for the earlier effective dates applicable to those changes required or permitted by either: (a) the final hardship regulations issued in September, 2019, as contemplated by the Bipartisan Budget Act of 2018 and/or (b) those temporary enhancements permitted by the Coronavirus Aid, Relief, and Economic Security Act signed by the President on March 27, 2020 (the “CARES Act”), the provisions of this Article VI are generally effective with respect to withdrawals, in-service withdrawals and loans applied for on and after the January 1, 2021 Effective Date.

6.2 Hardship Withdrawals.    In the event of hardship, a Participant (whether or not employed) may apply to the BAC for the immediate payment of all or part of his Accounts attributable to:

(a) his Contract Contributions (excluding earnings credited on or after January 1, 1989), other than any such amounts invested in a Self-Directed Account (the Participant’s “Non-Roth Hardship Amounts”); and/or

(b) his Roth Contributions and In-Plan Roth Conversion sub-accounts related to his Contract Contributions (exclusive of earnings), other than any such amounts invested in a Self-Directed Account (the Participant’s “Roth Hardship Amounts”).

Such application(s) shall be made in accordance with procedures established by the BAC and not more than one request from each such Non-Roth and Roth Hardship Amounts (for a total of 2 separate requests) may be made in any Plan Year. For purposes of this subsection, “hardship” means an immediate and heavy financial need of the Participant on account of (a) expenses for medical care (as described in Code Section 213(d)) incurred by the Participant, the Participant’s Spouse or any of the Participant’s dependents (as defined in Code Section 152, determined without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) or necessary for such persons to obtain medical care, (b) purchase (excluding mortgage payments) of the Participant’s principal residence, (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof), (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure of the mortgage on the Participant’s principal residence, (e) payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, without regard to Section 152(d)(1)(B)), (f) expenses for the repair of damage to the Participant’s principal residence resulting from a sudden, unexpected or unusual event not covered by insurance and without regard to whether such expenses would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income) or (g) other reasons prescribed by the Commissioner of the IRS in revenue rulings, notices or other documents of general applicability. The Plan permits distributions for expenses described in § 1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5) (relating to medical, tuition, and funeral expenses, respectively and described in (a), (c) and (e), above) for a primary beneficiary under the Plan. For this purpose, a “primary beneficiary under the Plan” is a Domestic Partner or other individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the death of the Participant.

The BAC shall direct the Trustee to pay to such Participant all or such part of his Non-Roth and/or Roth Hardship Amounts, as applicable, as the BAC, in its sole discretion, deems necessary to satisfy such hardship (including amounts required to pay income taxes or penalties on such payments, if applicable), provided that the Participant has demonstrated to the satisfaction of the BAC that he has no other resources that are reasonably available to him and has either received any available withdrawal (other than a hardship withdrawal or a Plan loan but including electing distribution of cash dividends described in Section 13.4) under this Plan and other plans sponsored by the Corporation or its affiliates or demonstrated to the satisfaction of the BAC that requesting such available withdrawals would not completely alleviate the hardship.

A Participant must specify whether a particular hardship request is to come from:

(x) Non-Roth Hardship Amounts;

(y) Roth Hardship Amounts; or

(z) Partially from Non-Roth Hardship Amounts and partially from Roth Hardship Amounts and may receive no more than two (2) (one each from Non-Roth and Roth Hardship Amounts) hardship withdrawal in any calendar year. Any withdrawal request described in (z), above, shall be treated as two (2) separate requests. For any hardship withdrawal applications made prior to January 1, 2020, the Participant shall further be prohibited from making Employee Contributions under this plan, and elective (pre-tax and Roth) contributions and employee contributions to any other plans maintained by the Corporation or an affiliated company (within the meaning of Treasury Regulation § 1.401(k)-1(d)(3)(iv)(F)) for a period of six (6) months (the “Six Month Suspension Requirement”) after receipt of the hardship withdrawal pursuant to this Section 6.2; provided, however, that such suspension requirement shall not affect any election to reinvest cash dividends made pursuant to Section 13.4. Such Six Month Suspension Requirement shall not apply to hardship withdrawal applications made on and after January 1, 2020.

6.3 In-Service Withdrawal of After-Tax and Rollover Contributions. Each Participant who is an active Employee may elect to withdraw in cash as of any Valuation Date all or any part of the Value credited to the following Accounts, other than amounts invested in a Self-Directed Account:

(a) all amounts credited to his After-Tax Account (the Participant’s “After-Tax Withdrawal Amounts”);

(b) all amounts credited to his Rollover Contribution Account (but excluding any Roth Rollover Contribution Subaccount), (the Participant’s “Non-Roth Withdrawal Amounts”); and/or.

(c) all amounts credited to his Roth Rollover Contribution Subaccount (the Participant’s “Roth Withdrawal Amounts”).

Such election shall be made in accordance with procedures established by the BAC; provided, however that a Participant must specify whether a particular withdrawal request is to come from:

(w) After-Tax Withdrawal Amounts;

(x) Non-Roth Withdrawal Amounts;

(y) Roth Withdrawal Amounts; or

(z) from a combination of Non-Roth and Roth Withdrawal Amounts.

and, except as hereafter provided with respect to a Participant’s After-Tax Withdrawal Amounts, may receive no more than two (2) withdrawals (one each from Non-Roth and Roth Withdrawal Amounts) in any calendar year. Any withdrawal request described in (z), above, shall be treated as two (2) separate requests. Effective on and after January 1, 2021 and in addition to any withdrawal requests from the Participant’s Non-Roth and Roth Withdrawal Amounts, a Participant may receive up to four (4) withdrawals of After-Tax Withdrawal Amounts in any calendar year.

6.4 Withdrawal Upon Attainment of Age 59 1⁄2. Upon attainment of age 59 1⁄2, a Participant (whether or not employed) may elect as of any Valuation Date to withdraw all or part of the Value credited to the following Accounts, other than amounts invested in a Self-Directed Account:

(a) all amounts credited to his Account other than amounts credited to his Roth Contributions Account (including any In-Plan Roth Conversion subaccounts) and/or Roth Rollover Contributions Account (collectively, the Participant’s “Non-Roth Age 59 1⁄2 Withdrawal Amounts”) ; and/or

(b) all amounts credited to his Roth Contribution Account (inclusive of any amounts credited to any In-Plan Roth Conversion sub-accounts) and/or Roth Rollover Contributions Account (collectively, the Participant’s “Roth Contribution Age 59 1⁄2 Withdrawal Amounts”).

Such election shall be made in accordance with procedures established by the BAC; provided, however that a Participant must specify whether a particular withdrawal request is to come from:

(w) Non-Roth Age 59 1⁄2 Withdrawal Amounts;

(x) Roth Contribution (including subaccounts) Age 59 1⁄2 Withdrawal Amounts; or

(y) from a combination of the listed Age 59 1⁄2 Withdrawal Amounts and may receive no more than two (2) Age 59 1⁄2 withdrawals (one each from Non-Roth and Roth Contribution Age 59 1⁄2 Withdrawal Amounts) in any calendar year. Any withdrawal request described in (y) comprised of requests directed to a combination of the above-described Age 59 1⁄2 Withdrawal Amounts shall be treated as two separate requests, as applicable.

6.5 Additional Rules Relating to Withdrawals. For purposes of Sections 6.1 through 6.4, the following additional rules relating to withdrawals shall apply:

(a) Each request for a withdrawal must be for a minimum of $100 from all Accounts (such that where a withdrawal is partially from a Participant’s Roth Amounts and Partially from his Non-Roth Amounts a minimum of $100 is not required to be withdrawn from each such Amount provided the total withdrawn is at least $100) and otherwise be made in accordance with procedures established and uniformly applied by the BAC, and at such times as determined by the BAC. The BAC may require the Participant to provide such other information as it deems necessary or desirable in connection with any withdrawal request.

(b) All withdrawals will be in the form of a single sum in cash; provided however, that a Participant may elect to take a withdrawal pursuant to Section 6.4 in the form of cash and whole shares of BNY Mellon Stock. Dividends paid on BNY Mellon Stock subject to the withdrawal, to the extent applicable, will further be distributed in cash.

(c) Subject to a Participant first specifying whether a requested withdrawal is to apply to the Participant’s After-Tax, Roth and/or Non-Roth Amounts, if applicable, distribution of the amount to be withdrawn will be generated by liquidating some or all of the particular Investment Funds in which the specified Account is invested in accordance with a nondiscriminatory hierarchy established and uniformly applied by the BAC and communicated to Participants and will be made as soon as practicable after the withdrawal request is processed and approved.

(d) Amounts withdrawn by a Participant pursuant to Sections 6.1 through 6.4 above cannot be returned to the Plan.

(e) Withdrawals, other than hardship withdrawals, shall be subject to the direct rollover provisions of Section 7.3.

(f) Withdrawals cannot be made from any portion of a Participant’s Account Balance credited to a loan subaccount.

(g) Notwithstanding anything in Sections 6.2 through 6.4 to the contrary, amounts credited to a Transferee Participants separate Prior Employer Spousal Consent Account shall not be subject to withdrawal.

6.6 Loans.

(a) Establishment of Loan Rules. The BAC shall establish (under uniform, nondiscriminatory rules which shall be consistently applied and which rules are to be published and distributed from time to time as such rules are modified or adjusted) a system whereby Participants who are “parties in interest” (as defined in ERISA Section 3(14)) are able to apply for and be granted loans from the assets of this Plan secured by the value of the

Participant’s Account Balance (determined as of the date on which the Appropriate Form containing the loan request is received by the Plan Manager). The provisions of this Article establish limits beyond which the BAC or its delegate may not and is not authorized to approve loans. Any loan which has terms in contravention of this Section 6.6, as the same shall be from time to time written and subject to the temporary CARES Act Enhancements described in Section 6.7, shall be null and void notwithstanding the fact that such loan may not cause this Plan to lose its favorable tax treatment or harm other Participants. If not otherwise provided in the terms of any loan made pursuant to this Article, any and all of the limits contained in this Article at the time the loan was granted shall be incorporated in such loan by reference.

(b) General Limitations. The BAC shall not be authorized nor have the power to make any loan which shall be in contravention of the following:

(i) At any time, loans will be available on the same or consistent terms to all Participants who are “parties in interest” (as defined in ERISA Section 3(14)) and who are then eligible to borrow. No loans will be available to Inactive Participants who are former employees, receiving payments under the Long Term Disability Plan, on an unpaid leave of absence or under similar circumstances as determined by the BAC where the Participant is not receiving remuneration through an Employer payroll. For the purpose hereof, the size of the amount borrowed and the total amount previously borrowed may be considered, provided such facts are consistently and uniformly considered.

(ii) Each Participant who receives a loan will be required to execute a promissory note or other evidence of indebtedness (the “Note”) which will reflect the amount and the terms of the loan. In addition, the Note will provide for the creation of a security interest in and for the pledge and assignment of not more than fifty percent (50%) of the Participant’s vested right, title, and interest in his Account Balance under the Plan (determined as of the date that the loan is made) as security for repayment of the loan, and will describe any events which may or will cause the loan to become immediately due and payable in full. To the extent a Participant’s Account Balance includes amounts credited to a separate Prior Employer Spousal Consent Account, then, notwithstanding the fact that amounts credited to such Account may be taken into account for determining the maximum amount which such a Participant may borrow under Section 6.6(c), the security interest required by this Section 6.6(b)(ii) shall apply only to the portion of such a Participant’s Account not attributable to such Participant’s Prior Employer Spousal Consent Account such that, in effect, the maximum security interest such a Participant may grant (and the maximum loan such a Participant may therefore receive) may not exceed the lesser of: (1) fifty percent (50%) of the Participant’s vested right, title, and interest in his Account Balance under the Plan (determined as of the date that the loan is made) or (2) 100% of that portion of a Participant’s Account Balance not attributable to his Prior Employer Spousal Consent Account.

(iii) The Note shall be treated as a Participant-directed investment, and held in the Participant’s Account. The principal and interest paid on such Note shall be invested by the Trustee among the available Investment Fund(s) in the same manner as the Participant’s Employee Contributions. In the event no Employee Contributions are made with respect to any period for which loan repayments are received, such loan repayments shall be invested in accordance with the investment election on file immediately prior to the termination of the Employee Contribution and, if no such election is on file or is no longer applicable because the investment funds have changed, such loan repayments shall be invested in a Qualified Default Investment Alternative, unless the Participant makes an election as to the investment of such loan repayment on an Appropriate Form. To the extent a loan repayment is to be invested in the Employer Stock Fund, such amount shall be converted into a contribution of BNY Mellon Stock in accordance with the procedures set forth in Section 4.3(c)(i) and subject to the BK Stock Limit described in Section 4.4(b).

(iv) The amount of any loan will be computed in accordance with subsection (c) below.

(v) All loan proceeds will be attributable solely to Plan assets previously allocated to the Matching Contributions, Contract Contributions, Roth Contributions (including any In-Plan Roth Conversion amounts sub-account), After-Tax Contributions, Transferred Amounts, Rollover Contributions, Roth Rollover Contributions and/or Retirement Contributions, Accounts, and any related subaccounts, which have been liquidated by the Trustee to effectuate the Participant’s loan request. Where the Participant has more than one type of subaccount and/or which is invested in more than one Investment Fund, the liquidation shall be conducted in accordance with the following principles:

(1) to the extent applicable, a Participant’s subaccounts will be liquidated in accordance with a nondiscriminatory hierarchy established by the BAC and communicated to Participants; provided, however, that to the extent a Participant has a Roth Contributions (including any In-Plan Roth Conversion amounts sub-accounts) and/or Roth Rollover Contributions subaccount (collectively referred to as “Roth Accounts”), such Roth Accounts shall only be liquidated to the extent necessary to fund any portion of a loan request which remains unfunded after the Participants other subaccounts have been completely liquidated in order to generate amounts to fund the loan.

(2) with respect to each subaccount, liquidations shall be made pro-rata among all Investment Funds other than the Employer Stock Fund and, if applicable, the Participant’s Self-Directed Account (the “Other Funds”);

(3) to the extent that proceeds necessary to satisfy the amount of the requested loan cannot be satisfied by completely liquidating the portion of the Participant’s Account held in a particular subaccount invested in Other Funds, then the liquidation shall advance to successive subaccounts until sufficient proceeds are generated;

(4) to the extent that proceeds necessary to satisfy the amount of the requested loan cannot be satisfied by completely liquidating all of the Participant’s subaccounts invested in Other Funds, then the liquidation shall return to the beginning of the hierarchy established in step (1) and commence to liquidate that portion of each subaccount invested in the Employer Stock Fund in the same order and in the same fashion as described in steps (1) through (3) above until proceeds sufficient to completely satisfy the loan distribution are generated.

In no event shall that portion of the Participant’s Account which is invested in a Self-Directed Account and/or credited to a Transferee Participants separate Prior Employer Spousal Consent Account be liquidated in order to provide proceeds for any requested Participant loan.

(vi) Loans must bear a rate of interest which is commensurate with the prime rate as published in the Wall Street Journal for the first business day of the month in which the loan is issued, plus one percent (1%), or, in the case of a Residential Loan, the first business day of the month in which the applicable promissory note is issued to the Participant, plus one percent (1%). The interest rate shall be fixed for the term of the loan. Notwithstanding the foregoing, in accordance with the Service members Civil Relief Act of 2003 (“SCRA”), during any period of military service, the interest rate on a loan shall not exceed six percent (6%), provided that the Participant notifies the Plan Manager of his military service no later than 180 days after the date of the Participant’s termination or release from military service as required under SCRA.

(vii) For periods prior to the Effective Date and continuing through to July 1, 2021, or such later date as may be determined by the Plan Administrator as may be necessary or appropriate to allow for any related administrative changes (the “Loan Changeover Date”), a Participant may have no more than three (3) General Purpose loans outstanding under this Plan at any time of reference, (or two (2) General Purpose Loans and one (1) Residential Loan) at any time of reference, plus any number of Assigned Loans. On and after the Loan Changeover Date, three (3) loan limit in the prior sentence shall be reduced to a two (2) loan limit plus any number of Assigned Loans. There must be a minimum period of twelve (12) months between each loan under this Plan; provided, however, that such twelve (12) month limit shall not apply to new loans requested by Participants who are not Qualified COVID Participants within the meaning of Section 6.7 during the period commencing May 22 or as soon as administratively feasible thereafter and ending December 31, 2020. By way of clarification and not limitation, such twelve (12) month limit shall not apply to any Participant otherwise eligible to elect a loan in accordance with the provisions of this Section 6.6 during the period May 22 or as soon as administratively feasible thereafter through December 31, 2020.

(viii) All administrative costs in connection with the loan shall be borne by the Participant.

(ix) Loans are repaid through payroll deductions and each semi-monthly payroll deduction will be of a substantially equal amount and, to the extent any portion of loan was attributable to Investment Funds held in a Participant’s Roth Accounts, each such repayment shall be allocated on a reasonably consistent basis between the Participants Roth Accounts and all other accounts from which the loan proceeds were generated. Notwithstanding the foregoing, except as otherwise provided in subsection (x), in the event that a Participant with an outstanding loan does not receive any compensation paid through the U.S. payroll in a month, if the amount received through the U.S. payroll is less than the repayment amount which is due for the pay period, or if the Participant is on an unpaid leave of absence, in “pay no benefits” status, or under similar circumstances as determined in the sole discretion of the BAC where the Participant is not receiving remuneration from an Employer through a payroll system integrated with the Plan, the Participant will be required to make payments on the loan by a check payable to the Trustee, in accordance with any procedures established by the Plan Manager (“Check Payments”). Effective on and after the later of December 1, 2018 or such later date as may be specified by the Plan Manager to allow for the reprogramming of the loan repayment soft-ware, a Participant with an outstanding loan who is receiving compensation paid through a non-US payroll, will be required to make Check Payments or direct debit payments from the Participant’s personal bank account in accordance with procedures established by the Plan Manager (“Direct Debit Payments”).    The BAC or its delegate shall be empowered to establish a maximum percentage of a Participant’s Eligible Compensation which can be applied towards repayment of loans from the Plan. If such a maximum percentage has been established, and if the Participant is on a paid leave of absence or short-term disability when the loan is made, the rate of Eligible Compensation used shall be the rate in effect when such absence began.

(x) A Participant receiving salary continuation benefits pursuant to a short-term disability policy of an Employer shall be eligible to apply for a loan. A Participant shall not be eligible to apply for a loan after the commencement of benefits under the program of Long-Term Disability Plan where the Participant is not receiving remuneration through an Employer payroll. A Participant who has an outstanding loan balance with regard to a loan obtained prior to commencing a period of long-term disability and who subsequently is placed on long-term disability where the Participant is not receiving remuneration through an Employer payroll, may elect to have the loan payments otherwise required by this Section: (1) made by a Check Payments; (2) made by Direct Debit Payments or (3) suspended for a period equal to the least of: (A) the one (1) year period commencing on the date the long-term disability began, (B) the duration of the long-term disability absence, or (C) the maximum period permitted under the Plan for that type of loan. Following any such suspension, the payment schedule will be re-amortized to reflect such suspended payments so as to provide for substantially equal monthly payments over the remaining repayment period and the Participant will be required to make payments on the loan by a Check Payments or by Direct Debit Payments.

(xi) Loan repayments shall be suspended during a Participant’s military leave of absence and shall resume (or, if applicable, first become payable) at the expiration of such leave of absence, in accordance with Code Section 414(u) or other applicable law.

(xii) A Participant may prepay a loan in whole at any time. Any such prepayment shall be made by cashier’s check or money order or Direct Debit Payment payable to the Trustee. Prepayments shall be made without penalty.

(xiii) In the event that a Participant is in default under the terms and conditions of any outstanding loan under this Plan and/or an Assigned Loan, such Participant shall not be eligible to receive a new loan under the Plan until the expiration of one (1) year after any such loan (and accrued interest thereon) has been repaid in full.

(xiv) (1) Except as otherwise provided herein, a loan will become immediately due and payable in full within ninety (90) days of termination in the event a Participant terminates employment at a time when he has an outstanding loan balance. (2) Notwithstanding the prior sentence, if the Participant is receiving severance payments under the Mellon Financial Corporation Displacement Program as in effect prior to May 24, 2010 (or any similar program entitling the Participant to Service under the Plan while such severance payments continue), then an outstanding loan will not become immediately due and payable until ninety (90) days following the end of the Participant’s severance period. (3) Participants may repay the outstanding loan balance in full by cashier’s check, certified check or by money order or in the form of a Direct Debit Payment. (4) Notwithstanding anything in sentences (1) – (3) of this Section 6.6(b)(xiv) to the contrary, a terminated Participant may prevent his or her loan balance from becoming immediately due and payable if – prior to the expiration of the ninety (90) day period following the date such loan balance would otherwise become due and payable under sentence (1) or (2), as applicable – the Participants elects to have the remaining loan payments made by Direct Debit Payments. (5) The loan repayment schedule applicable to any terminated Participant electing the Direct Debit Payment option will be re-amortized to reflect any loan payments which were not made prior to the Participant’s election so as to provide for substantially equal monthly payments over the remaining repayment period.

(c) Specific Limitations. The BAC shall not make any loan which would be in contravention of the following, or would otherwise result in the loan being considered a distribution from the Plan within the meaning of Code Section 72(p):

(i) In order to be eligible for a loan, the Participant must have an Account Balance of at least two thousand dollars ($2,000) at the time the application for a loan is received.

(ii) The minimum loan amount is one thousand dollars ($1,000).

(iii) Except as provided in the next sentence, loans must be for a minimum term of twelve (12) months and cannot exceed forty-eight (48) months in one (1) month increments (“General Purpose Loans”). Notwithstanding the foregoing sentence, loans taken out for the purpose of acquiring any dwelling unit which within a reasonable time (determined as of the time the loan is made) is to be used as the principal residence of the Participant (“Residential Loans”) may be for a term of from forty-nine (49) months to one hundred and twenty (120) months, in one (1) month increments.

(iv) The amount of any loan will be based upon the Participant’s Account Balance on the date the application for a loan is received (the “Application Date”). If any increase or decrease in the value of the investment options underlying the Participant’s Account occurs after the Application Date but prior to the date the loan proceeds are to be distributed, such increase or decrease shall have no effect on the amount of the distribution.

The principal amount of a loan to be made to a Participant, plus the total outstanding balance of all previous loans, plus interest thereon, if applicable (including Assigned Loans) to the Participant from the Plan cannot be more than the least of:

(1) except as otherwise permitted by the temporary CARES Act Enhancements in Section 6.7, fifty thousand dollars ($50,000), reduced by the excess (if any) of: (A) the highest outstanding balance of loans (including Assigned Loans) from the Plan (and any loans outstanding under any other plan of the Controlled Group) during the twelve (12) month period ending on the day before the date on which the loan is to be made, over (B) the outstanding balance of loans (including Assigned Loans) from the Plan (and any loans outstanding under any other plan of the Controlled Group) on the date on which the loan is made;

(2) fifty percent (50%) of the Participant’s Account Balance; and

(3) the portion of the Participant’s Account Balance which is not invested in the Self Directed Account and/or credited to a separate Prior Employer Spousal Consent Account. A Plan loan will not be made from that portion of the Participant’s Account invested in the Self Directed Account and/or credited to a separate Prior Employer Spousal Consent Account.

(d) Consequences of Default

(i) Except as otherwise permitted by the temporary CARES Act Enhancements in Section 6.7, if a Participant fails to make payments on the payment due date in accordance with the terms of a loan under the Plan, he will be in default at the end of the ninety (90) day grace period following the due date of the last payment made by the Participant, and, to the extent such loan is not attributable to Roth Contributions, In-Plan Roth Conversion amounts and/or Roth Rollover Contributions (without regard to whether the Participant would otherwise be eligible to receive a Qualified Distribution), the unpaid balance under the Note (including accrued interest) as of the date of the default shall be treated as a taxable distribution in accordance with applicable law.

(ii) Notwithstanding the treatment of any default as a distribution for Federal income tax purposes, if the loan becomes due and payable in full as the result of the Participant’s default, the unpaid balance under the Note (including any accrued but unpaid interest determined from the date of default through the actual date of distribution of the Note) will not be satisfied from the portion of the Participant’s Account Balance which has been pledged as security under the Note, and such unpaid balance will not be deemed to be distributed until permitted in accordance with paragraph (1) or (2) below, as applicable.

(1) Terminated Participants and Active Participants Over Age 59-1/2. If the Participant has either had a severance from employment or attained age fifty-nine and one-half (59-1/2) at the time the Note becomes due and payable, then that portion of the Participant’s Account Balance against which the loan was made will be deemed to be withdrawn or distributed from the Plan to the Participant (whether or not the Participant has consented to a distribution, and without regard to whether the Plan generally permits in-service withdrawals) to the extent of the unpaid balance which became due and payable as a result of the Participant’s default, and the Note will be deemed to be repaid.

(2) Active Participants Under Age 59-1/2. In all other circumstances not described in (1), that portion of the Participant’s Account Balance against which the loan was made will not be deemed to be withdrawn or distributed from the Plan to the Participant until such time as such Account Balance may otherwise be distributed following the Participant’s retirement, Total and Permanent Disability, or other severance from employment (whether or not the Participant has consented to a distribution), or if earlier, attainment of age fifty-nine and one-half (59-1/2) (without regard to whether the Plan generally permits in-service withdrawals), and the Note will be deemed to be repaid. Regardless of the treatment of any default as a distribution for Federal income tax purposes, interest shall continue to accrue on the unpaid balance of the Note from the date of default until the date of deemed distribution described in this paragraph (2) for purposes of determining the outstanding balance of the loan.

(e) Death. To the extent any unpaid principal or interest balance of the loan is outstanding at the time of a Participant’s death and without regard to whether the loan is in default, that portion of the Participant’s Account Balance against which the loan was made will be deemed to be distributed to the Participant and the Note repaid immediately following the Participant’s death. Notwithstanding the foregoing, if the Participant’s Beneficiary is his surviving Spouse, an outstanding loan will not be deemed to be distributed to the Participant until the earlier of sixty (60) days following the date of the Participant’s death or the date the Participant’s Account Balance is distributed to his Beneficiary. The loan may be repaid during this sixty (60) day period.

6.7 Temporary CARES Act Enhancements

(a) Purpose. To help mitigate the consequences of the pandemic triggered by the spread of the virus generally known as COVID-19, Congress enacted and the President signed the Coronavirus Aid, Relief, and Economic Security Act on March 27, 2020 (the “CARES Act”). One section of the CARES Act establishes optional provisions which plan sponsors of Code Section 401(k) plans, such as the Plan, may selectively adopt, including, but not limited to, the options to permit certain eligible participants: (i) to withdraw up to $100,000 from their accounts on a tax-advantaged basis; (ii) to borrow up to $100,000 without regard to the generally applicable borrowing limitations; (iii) to defer repayments under new and/or outstanding Plan loans for up to one year and (iv) to defer required minimum distributions otherwise due in 2020; with all such provisions intended to provide participants who are financially impacted by the virus greater access to their 401(k) account balances. Pursuant to the authorizations and delegations described by the Fourth (CARES Act) amendment to the Plan and as contemplated by the CARES Act, the Corporation, acting through its Chief Executive Officer and its Global Head of Human Resources and as a consequence of the Global Head of Human Resources adopting this amended and restated Plan document, adopts the enhancements and/or modifications to the Plan for the Plan Year commencing January 1, 2020 hereinafter described in the following paragraphs of this Section 6.7 (the “CARES Act Enhancements”).

(b) Coronavirus-Related Distributions. During the period commencing January 1, 2020 and ending December 31, 2020 and in addition to any other withdrawals or distributions available under the Plan, each “Qualified COVID Participant”, as hereinafter defined, may, in accordance with such procedures as may be established by the Plan Administrator, withdraw up to $100,000 as a Coronavirus-related distribution (a, “CRD”) from their vested Accounts under the Plan. The $100,000 CRD limit is an aggregate limit which applies on a “taxpayer” basis to all qualified plans in which the Participant has an interest. As such, each Participant requesting a CRD shall be asked to self-certify that he / she is a Qualified COVID Participant and that, after taking into account all other CRDs from the Plan and any other qualified plans in which the Participant has an interest, the amount of any CRD distribution requested from the Plan will not cause the total amount of all CRDs for the 2020 calendar year to exceed $100,000. Except for the overall maximum limit of $100,000, there is no minimum amount that must be withdrawn nor limit on the number of CRDs that may be requested. CRDs will be distributed in a single payment, in cash. Participants who elected to take a CRD from their pre-tax accounts will not be subject to tax withholding or early distribution penalties and may elect to have the CRD included in gross income ratably over the three (3) calendar year period starting January 1, 2020 or elect to have the total amount of all CRDs included in income in calendar year 2020. During the three (3) year period after the CRD, Eligible Persons as defined in Section 3.8 may elect to contribute, in one or more contributions and over one, two or three calendar years, up to the full amount of all CRDs to this Plan, or to another eligible retirement plan that accepts rollovers, and such contributions will be eligible to be treated as a timely rollover not subject to tax.

(c) Participant Loan Enhancements. Notwithstanding anything in Section 6.6 to the contrary, any new loan requested by a Qualified COVID Participant during the period commencing March 27, 2020 or as soon as administratively feasible thereafter and ending September 22, 2020, shall be eligible to elect the following enhancements:

(i) the new loan amount, when added to the amount of any existing loans under the Plan, cannot exceed the lesser of (A) $100,000, less the highest outstanding, aggregate, loan balance in the twelve (12) month period preceding the loan request or one hundred percent (100%) of the vested account balance under the Plan, excluding any investments in the Self-Directed Account;

(ii) the requirement that there be a minimum of a twelve (12) month period between loan requests shall not apply;

(iii) the requirement to make loan repayments that would otherwise be due during the period commencing March 27 or as soon as administratively feasible thereafter and continuing through December 31, 2020 may be deferred for up to one year in accordance with procedures established by the Plan Administrator. When loan payments commence:

(A) the loan repayment amount will be adjusted to reflect the loan payment delay; (B) the adjusted payment schedule will include accrued interest during the deferral period and (C) the remaining term of the loan will be extended by twelve (12) months; and

(iv) except as otherwise provided in this Section 6.7(c), any such loan shall be subject to the provisions of Section 6.6.

(d) Deferral of Repayments on Existing Loans. Notwithstanding anything in Section 6.6 to the contrary, a Qualified COVID Participant may elect to defer loan repayments on any existing loan that would otherwise be due for the period commencing March 27 or as soon as administratively feasible thereafter and continuing through December 31, 2020 for up to one year in accordance with procedures established by the Plan Administrator. When loan payments commence: (A) the loan repayment amount will be adjusted to reflect the loan payment delay; (B) the adjusted payment schedule will include accrued interest during the deferral period and (C) the remaining term of the loan will be extended by twelve (12) months.

(e) Qualified COVID Participant Defined. In order to be eligible to elect one or more of the CARES Act Enhancements to the Plan, the Participant (hereinafter, a “Qualified COVID Participant”) must be able to self-certify to at least one of the following:

(i) that the Participant has been diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention;

(ii) that the Participant’s Spouse or dependent is diagnosed with such virus or disease by such a test;

(iv) that the Participant, the Participant’s Spouse or a member of the Participant’s household (that is, someone who shares the Participant’s principal residence) has experienced adverse financial consequences as a result of:

•	being quarantined, furloughed or laid off or having work hours reduced due to such virus or disease;

•	being unable to work due to lack of child care due to such virus or disease;

•	having pay or self-employment income reduced due to such virus or disease;

•	having a job offer rescinded or stated date for a job delayed due to such virus or disease; or

•	closing or reducing hours of a business owned or operated by the individual due to such virus or disease; or

•	meeting such other factors as may be issued in Treasury guidance.

6.8 Qualified Birth or Adoption Distributions    Effective as of the later of the Effective Date or such later date as the Plan Administrator may determine as necessary or appropriate to enable the record-keeper to administer the provision, Participants who are active employees may, in accordance with non-discriminatory rules uniformly applied, elect to withdraw up to five thousand dollars ($5,000), or such other amount as may be announced by the Internal Revenue Service in generally applicable guidance, as a Qualified Birth or Adoption Distribution (a “QBAD”) as hereinafter defined. To the extent each parent is a participant in a plan allowing QBADs, each parent may elect up to the full $5,000 amount. Although the amount withdrawn as a QBAD by a Participant with respect to any one birth or adoption may not exceed $5,000, a Participant may elect as many separate QBADs as the Participant has births or adoptions.

For purposes of this Section, a QBAD shall mean an amount (or amounts) not to exceed $5,000 requested within the one (1) year period commencing on the date of birth of a Participant’s child or the finalization of the legal adoption of an Eligible Adoptee by the Participant. For purposes of this Section, an “Eligible Adoptee” is a child, other than a child of the Participant’s Spouse, who has either not yet attained age 18 or is physically or mentally incapable of self-support as contemplated by Code Section 72(m)(7). Absent actual knowledge to the contrary, the Plan Manager may accept the Participant’s certification that any requested withdrawal under this Section satisfies the above-described criteria.

QBAD distributions shall be withdrawn from the same sources from which Hardship distributions may be funded; namely, the Non-Roth and Roth Hardship Amounts described in Sections 6.2(a) and (b). Participants who elected to take a QBAD from their pre-tax accounts will not be subject to tax withholding or early distribution penalties but will be subject to income tax in the year of the withdrawal. Eligible Persons as defined in Section 3.8 electing one or more QBADs may subsequently elect to contribute, in one or more contributions made over one or more future calendar years, up to the full amount of all QBADs to this Plan, or to another eligible retirement plan that accepts rollovers, and such contributions will be eligible to be treated as a timely rollover not subject to tax.

ARTICLE VII

BENEFITS

7.1 Events of Distribution. In the event of any Participant’s severance from employment from all members of the Controlled Group on account of a Triggering Event, the BAC or its delegate, in accordance with Section 7.2, shall direct the Trustee to make distribution of the Participant’s Account Balance to or for the benefit of such Participant. The BAC may require such proof of death and such evidence of the right of any person to receive payment under the provisions of this section as the BAC deems necessary and advisable. The determination of the BAC concerning the proof of death and the right of any person to receive benefits hereunder shall be conclusive.

7.2 Distribution.

(a) In General. Except as otherwise provided herein, the determination as to: (i) the dollar amount of a Participant’s interest in his Accrued Benefit (including that portion, if any, attributable to After-Tax Contributions) and (ii) the dollar amount, if any, of his Rollover Contributions Account and/or Transferred Amounts Account comprising the Participant’s Account Balance shall be made by the BAC in accordance with Section 4.7 as of the end of the month Valuation Date coincident with or next following the month in which the Appropriate Form requesting distribution is received by a Plan Manager, or such earlier Valuation Date as determined by the BAC. To the extent such Account Balance is invested in the Employer Stock Fund, the BAC shall also determine the number of shares of BNY Mellon Stock represented by the Participant’s interest in the Employer Stock Fund (including the number of such shares, if any, attributable to After-Tax Contributions, Roth Contributions (including In-Plan Roth Conversion amounts) and/or Roth Rollover Contributions). To the extent such Account Balance includes amounts credited to the Participant’s Roth Contribution (including In-Plan Roth Conversion amounts) and/or Roth Rollover Contribution Accounts (“Roth Accounts”), such determination shall also determine the dollar value of that portion of the aggregate Account Balance attributable to contributions made to such Roth Accounts, exclusive of earnings, and whether or not the aggregate dollar amounts distributable from such Roth Accounts (contributions plus earnings) constitute a Qualified Distribution. If any increase or decrease in the value of the investment options underlying the Participant’s Account occurs after the Valuation Date used for distribution purposes but prior to the date of distribution, such increase or decrease shall have no effect on the amount of the distribution.

(b) Distribution Following a Triggering Event Other than Death.

(i) In General. As soon as administratively possible following a Triggering Event other than the Participant’s death, the BAC or its delegate shall direct the Trustee to make distribution of the Participant’s aggregate Account Balance as determined pursuant to subsection (a) (namely, the sum of the Participant’s Roth Account and/or the portion of the Participant’s Account not credited to the Participant’s Roth Account (“Non-Roth Accounts”) to such Participant, if (A) the Participant elects that such distribution be made or (B) except for Participant’s whose Triggering Event was their Total and Permanent Disability, if the combined value of the Roth and Non-Roth Accounts comprising such Account Balance is one thousand dollars ($1,000) or less.

(ii) Effect of a Failure to Consent to a Distribution. If the combined value of the Roth and Non-Roth Accounts comprising the Participant’s Account Balance is more than one thousand dollars ($1,000) and if such Participant does not consent to a distribution, such a Participant shall be deemed to have elected to defer commencement of his interest under the Plan attributable to both such Roth and Non-Roth Accounts and may continue to direct the investment of his Account Balance as provided in Article IV.

(c) Distribution Due to the Participant’s Death. If a Participant dies before his Benefit Commencement Date and the combined value of the Roth and Non-Roth Accounts comprising the Participant’s Account Balance is one thousand dollars ($1,000) or less, then, as soon as administratively possible following the Participant’s death, the BAC shall direct the Trustee to distribute such Roth Accounts and Non-Roth Accounts comprising the Participant’s Account Balance to the Participant’s Beneficiary without the necessity of obtaining consent from the Beneficiary. If a Participant dies before his Benefit Commencement Date and the combined value of such Roth and Non-Roth Accounts comprising the Participant’s Account Balance is more than one thousand dollars ($1,000) and if such Beneficiary does not consent to a distribution of such Roth and Non-Roth Accounts, such Beneficiary may direct the investment of such Roth and Non-Roth Accounts comprising the Account Balance under the same terms applicable to the Participant as provided in Article IV,

(d) Treatment of Distributions of BNY Mellon Stock. The fair market value of the number of shares of BNY Mellon Stock determined in subsection (a), including by way of clarification and not limitation, the fair market value of such shares acquired with After-Tax Contributions, Roth Contributions (including In-Plan Roth Conversion amounts) and/or Roth Rollover Contributions, if applicable, shall be determined on the Valuation Date as of which such stock is actually distributed. Notwithstanding anything in this Section 7.2 to the contrary, for purposes of determining the amounts to be treated as a distribution from the Plan, a Participant’s Account shall be credited with those dividends (in the form declared) which are declared on such BNY Mellon Stock on or before the Valuation Date used for distribution purposes without regard to when they are actually received by the Trustee; provided, however, that such dividends shall not be distributed to a Participant until they are actually received by the Trustee. Dividends declared and received after said Valuation Date shall not be considered to constitute a part of any distribution from the Plan.

7.3 Method of Payment.

(a) In General. Subject to Section 7.4, distribution of an Account Balance to or on behalf of a Participant shall be made in either: (i) one (1) lump sum payment in cash or, at the Participant’s election, in cash and whole shares of BNY Mellon Stock; or (ii) in a series of regular quarterly installments in cash as nearly equal in amount as is possible, over a period of time not exceeding the lesser of (A) the Participant’s life expectancy or the joint life expectancy of the Participant and his designated Beneficiary or (B) ten (10) years. With respect to installment payments made prior to the later of January 1, 2015 or the effective date of the “Guidance on Allocation of After-Tax Amounts to Rollovers” set forth in IRS Notice 2014-54 (the “IRS Guidance”), each installment payment made with respect to a Participant who has both taxable and non-taxable (e.g., After-Tax and/or Roth Contributions (including In-Plan Roth Conversion amounts) and /or Roth Rollover Contributions) contributions credited to his Accounts will be treated as taxable and non-taxable in the same proportion which the Participant’s total Account is deemed attributable to taxable and non-taxable amounts in accordance with the rules of Code Section 72(b) or (d), as applicable, and Treasury Regulation Section 1.402A-1, Q&A-5. With respect to installment payments made on and after the later of January 1, 2015 and the effective date of the IRS Guidance, allocations of taxable and non-taxable amounts shall be made in accordance with such IRS Guidance. If the Participant’s Account is being paid in the form of installments pursuant to the provisions of this Section 7.3(a), on the date of the Participant’s death, payments shall continue at a rate no less rapid than that in effect at the Participant’s death, but the Beneficiary or estate of a Participant who was receiving such installments may elect, on a form furnished by the BAC for this purpose, to receive the remaining Account Balance in a lump sum in cash.

(b) Direct Transfer Option. A special election may be made to avoid the imposition of automatic withholding of Federal income taxes. This special election is to have the Trustee pay all or any portion of the Eligible Rollover Distribution, at the time and in the manner prescribed by the BAC, directly to the Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

As permitted by IRS Notice 2009-68, at least thirty (30) days, but no more than one hundred eighty (180) days, before a distribution of an Eligible Rollover Distribution hereunder, a Distributee shall be given notice of his ability to elect a Direct Rollover. A distribution may be made, but shall not be required to be made, less than thirty (30) days after receipt of the notice required by this subsection (b), provided that: (i) the notice clearly informs the Distributee of the right to consider the decision regarding a Direct Rollover for a period of thirty (30) days after the notice is provided, and (ii) after receiving the notice, the Distributee waives the thirty (30) day period by electing a distribution.

(c) Definitions.

(i) Distributee. A Distributee is a Participant, the Participant’s surviving Spouse or a former Spouse who is an alternate payee under a “qualified domestic relations order” described in Section 12.2. A Distributee shall also include a non-Spouse Beneficiary, but such non-Spouse Beneficiary shall be subject to the limitations set forth in subsection (c)(iii) below.

(ii) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specific period of ten (10) years or more; any hardship distribution made pursuant to Section 6.2; distributions of Excess Contract Contributions made pursuant to Article XI; deemed distributions of any defaulted Plan loan made pursuant to Article VI; any distribution to the extent such distribution is required under Code Section 401(a)(9); and any other distribution excluded under the Code, applicable regulations, or other IRS pronouncements.

A portion of a distribution attributable to a Participant’s Account other than his Roth Contributions (including In-Plan Roth Conversion amounts) and/or Roth Rollover Contributions subaccounts (the Participant’s “Roth Accounts”) shall not fail to be an Eligible Rollover Distribution merely because it consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred to an individual retirement account or individual retirement annuity described in Code Sections 408(a) or 408(b), respectively, to a qualified defined contribution plan described in Code Sections 401(a) or 403(a), or to a qualified defined benefit plan or an annuity contract described in Code Section 403(b), which in all cases agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

That portion of a distribution consisting of a Participant’s Roth Accounts shall not fail to be an Eligible Rollover Distribution merely because such Roth Accounts include Roth Contributions (including In-Plan Roth Conversion amounts) and/or Roth Rollover Contributions that are not includable in gross income. However, such Roth Contributions (including In-Plan Roth Conversion amounts) and/or Roth Rollover Contributions distributed from such Roth Accounts may only be transferred to a Roth IRA described in Code Section 408A or a designated Roth account described in Code Section 402A(b)(2) under a qualified employee trust described in Code Section 402A(e)(1)(A) and provided that the transfer of such Roth Contributions (including In-Plan Roth Conversion amounts) and/or Roth Rollover Contributions to such a Roth account (as distinguished from a Roth IRA) may only be effected through a Direct Rollover (i.e., Roth accounts cannot accept an “indirect” (i.e., 60 day) rollover of non-taxable Roth contributions included in a distribution made directly to the Distributee) and provided, further, that the Plan Manager has provided the transferee Roth IRA or Roth account: either a statement that the distribution is a Qualified Distribution or the information required by Treasury Regulation Section 1.402A-2 so as to enable such transferee Roth IRA or Roth account to determine the commencement of the 5-taxable year period, the investment in the contract and to otherwise separately account for the amounts so transferred.

(iii) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account or annuity described in Code Sections 408(a) and 408(b) (collectively, “IRA”) or any of the following plans which accept the Distributee’s Eligible Rollover Distributions: a qualified plan described in Code Section 401(a), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for the amounts transferred to such plan from this Plan, or a Roth IRA described in Code Section 408A, provided that the requirements of Code Section 408A(c)(3)(B) (as in effect before 2010) are satisfied. Notwithstanding the foregoing, for distributions to a non-Spouse Beneficiary, an Eligible Retirement Plan shall include an inherited IRA described in Code Section 402(c)(8)(b)(i) or (ii) or, to the extent applicable, a Roth IRA described in Code Section 408A, both of which meet the requirements of Code Section 402(c)(11) (i.e., an “inherited IRA”) and are established for the purpose of receiving the distribution.

(iv) Direct Rollover. A Direct Rollover is a payment by the Trustee to the Eligible Retirement Plan specified by the Distributee.

7.4 Medium of Payment. Any distribution made hereunder shall be made in the form of cash, except that (a) the portion of a Participant’s Account Balance represented by an interest in the Employer Stock Fund shall be distributed in kind in whole shares of BNY Mellon Stock unless the Participant (or Beneficiary, if applicable) elects to receive that portion of his Account Balance in cash by submitting the Appropriate Form to the BAC in accordance with procedures uniformly established and applied by the BAC; (b) the portion of a Participant’s Account Balance represented by an interest in the Self-Directed Account shall either be transferred to another Investment Fund (other than the Employer Stock Fund) and distributed in cash or distributed in kind in a direct rollover as elected by the Participant (or his surviving Spouse or Non-Spouse Beneficiary, if applicable) by submitting the Appropriate Form to the BAC in accordance with procedures uniformly established and applied by the BAC; and (c) to the extent that a portion of his Account Balance is represented by a Note evidencing a loan under the Plan and except as otherwise provided in subsections 6.6(d) and (e) with respect to defaulted loans and distributions in the event of death, respectively, the Participant shall receive a distribution of his Note(s). Notwithstanding the foregoing, if all or a portion of a Participant’s Account shall be invested in an illiquid asset which cannot be converted into cash for distribution purposes, the distribution to the Participant shall include the Participant’s proportional interest in such asset.

That portion of a Participant’s Account Balance represented by fractional shares of BNY Mellon Stock shall be distributed in cash. In order to provide cash required to distribute fractional shares, the Trustee shall sell shares equal to the sum of fractional shares of all Participants who are to receive a BNY Mellon Stock distribution as of a common date, rounded up to the nearer whole share. The market value of the BNY Mellon Stock sold by the Trustee on behalf of Participants entitled to a distribution of fractional shares will be the actual price for which the affected Participants’ shares of BNY Mellon Stock were sold on the date of the sale without regard to the market value on any other Valuation Date. Notwithstanding the above, the market value of the BNY Mellon Stock sold by the Trustee on behalf of Participants entitled to a distribution of fractional shares will be the average price of such shares, if multiple trades (at multiple selling prices) are required in order to effectuate the sale.

Upon distribution in kind, the fair market value of the number of shares of BNY Mellon Stock, other securities, or other property to be distributed in accordance with this Section 7.4 shall be determined in accordance with Section 7.2(d) or similar procedures. Upon distribution in kind of a Note, the value of any such Note shall be, as of the date of distribution, equal to the amount of any outstanding unpaid principal plus interest accrued to the date of distribution. Fluctuations in the market value of securities or property subsequent to the date of valuation for distribution purposes shall not in any manner change the value initially determined pursuant to the preceding sentences. Any gains or losses in the securities or other property shall be borne solely by the Participant (or Beneficiary, if applicable).

Notwithstanding anything in the preceding paragraphs of this Section 7.4 to the contrary, to the extent a distribution is less than the Participant’s entire Account under the Plan (i.e., an installment payment), then the cash and/or shares of BNY Mellon Stock to be liquidated to fund each such installment payment will be generated by liquidating some or all of the particular Investment Funds in which the Participant’s Account is invested in accordance with a nondiscriminatory hierarchy established and uniformly applied by the BAC; provided, however, that any such hierarchy shall not cause the installment to be taxed in a manner other than that required under Code Sections 402(a) and 72 and applicable guidance issued thereunder, including, but not limited to, the “Guidance on Allocation of After-Tax Amounts to Rollovers” set forth in IRS Notice 2014-54 (the “IRS Guidance”).

7.5 Facility of Payment. In the event any payment due under the terms of the Plan is to be made to a minor or incompetent person, such payment may be made to or for the benefit of such minor or incompetent person in any of the following ways, as the BAC shall determine:

(a) directly to such minor or incompetent person, if permitted by law;

(b) to the legally or statutorily appointed guardian of such minor or incompetent person; or

(c) to any person or institution maintaining such minor or incompetent person in payment of the cost incident to the maintenance and care of such person.

Payments made pursuant to this Section 7.5 shall operate as a complete discharge of the obligations of the Plan, the BAC, the BIC, the Plan Manager(s), the Trustee, and the Trust Fund with respect to such payments.

ARTICLE VIII

ADMINISTRATION

8.1 Adoption of Integrated Fiduciary Governance Structure. Prior to the Combination Date, the Legacy BNY and Mellon Entities satisfied their duties and responsibilities under Part 4 of Title I of ERISA through fiduciary governance structures which assigned different responsibilities to their respective boards of directors. Following the Combination Date, the Board adopted a two-level fiduciary governance structure for its pension, savings, employee stock ownership, deferred compensation and all other retirement plans (“Pension Plans”) consisting, inter alia, of an appointing and monitoring fiduciary and two operating fiduciaries. Upon the consummation of the actions contemplated by its March 10, 2008 resolution (“Governance Resolution”), the Board intended to vest any and all fiduciary responsibility with respect to the Pension Plans subject to ERISA in the A&M, BAC and BIC as hereinafter described.

8.2 Named Fiduciaries; Administrator. Effective as of March 10, 2008, the A&M shall be responsible for (a) appointing the members of the BIC and the BAC (collectively referred to as the “Operating Fiduciary Committees”), (b) approving the charters for such Operating Fiduciary Committees, and (c) monitoring the performance of such Operating Fiduciary Committees. Except as hereinafter provided, the BAC shall be responsible for the administration-related named fiduciary responsibilities hereinafter described with respect to the Plan. The BIC shall be responsible for the investment-related named fiduciary responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the BAC or the BIC, as applicable, unless either such committee’s power is expressly limited herein or by operation of law. The A&M, the BIC, and the BAC shall each be a “Named Fiduciary” (as such term is defined in ERISA Section 402(a)(2)) to the extent they exercise discretionary authority or control with respect to the administration of the Plan (BAC) or the investment of its assets (BIC). In addition, unless otherwise delegated by the BAC, the BAC shall be the Plan “Administrator” (as such term is defined in ERISA Section 3(16)(A)). The A&M, the BAC and/or the BIC as a whole or any of their members may serve in more than one fiduciary capacity with respect to the Plan.

8.3 Allocations and Delegations of Fiduciary Responsibility.

(a) Allocation of Responsibilities Among Named Fiduciaries. The A&M, the BAC and/or the BIC, as Named Fiduciaries, shall have the authority to allocate, from time to time, by written instrument, all or any part of their respective responsibilities under the Plan (other than asset management responsibilities) to one or more other Named Fiduciaries (the “Other Named Fiduciaries”) as either such committee may deem advisable, and in the same manner to revoke any such allocation of responsibilities. Any actions of such Other Named Fiduciaries in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the A&M, the BAC and/or the BIC, as applicable. The A&M, the BAC and/or the BIC, as applicable shall be responsible for periodically monitoring the performance of the Other Named Fiduciaries with respect to the allocated responsibilities but shall not be liable for any acts or omissions of such Other Named Fiduciaries, except as otherwise provided by law. Each Other Named Fiduciary shall report periodically, but not less often than annually, to the A&M, the BAC and/or the BIC, as applicable, concerning the discharge of the allocated responsibilities.

(b) Designation of Persons other than Named Fiduciaries to Carry Out Fiduciary Responsibilities. Any Named Fiduciary with respect to any duty or action under the Plan shall have the authority to designate, from time to time, by written instrument, such person or persons other than Named Fiduciaries (the “Designee”), to carry out all or any part of its responsibilities under the Plan (other than asset management responsibilities) as it may deem advisable and in the same manner to revoke any such designation. Any action of the Designee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Named Fiduciary responsible for the designation (the “Designator”). The Designator shall be responsible for periodically monitoring the performance of the Designee with respect to the delegated responsibilities and shall reevaluate whether to continue such delegation but shall not be liable for any acts or omissions of any such Designee, except as otherwise provided by law. The Designee shall report periodically to the Designator concerning the discharge of such delegated responsibilities, but not less often than annually,

(c) Appointment of Investment Manager. The BIC may appoint, by written instrument, an investment manager or managers (within the meaning of ERISA Section 3(38)) to manage (including the power to acquire and dispose of) all or any part of the assets of the Plan as the BIC shall delegate and in the same manner to revoke any such appointment. Any such investment manager shall acknowledge, in writing, that it is a fiduciary with respect to the Plan, and upon acceptance of its responsibilities and subject to any applicable investment policy, shall have sole discretionary authority over the investment of the assets so delegated. The BIC shall be responsible for reviewing the performance of any investment manager at regular intervals no less frequently than annually and shall reevaluate whether to continue the appointment of such investment manager but shall not be liable for any acts or omissions of any such investment manager, except as otherwise provided by law. Each investment manager shall report periodically, but not less often than annually, to the BIC concerning its investment performance with respect to the delegated assets. If an investment manager or managers have been appointed pursuant to this Section, then no Trustee with respect to this Plan shall be liable for the acts or omissions of any such investment manager or managers, except as otherwise provided by law, or be under an obligation to invest or otherwise manage any assets of the Plan which are subject to the management of any investment manager. Unless the BIC provides otherwise, the Trustee shall be the investment manager with respect to those assets, if any, for which the investment responsibilities have not otherwise been specifically delegated to an investment manager in accordance with this Section.

(d) Designation of Plan Manager(s). The BAC (and/or any other person with fiduciary duties with respect to the Plan) may designate a person or persons, corporate or otherwise, who may or may not be members of the BAC to be the manager(s) of the Plan. The Plan Manager(s) shall be responsible for the day to day administration of the Plan and shall act solely within the framework of the policies, interpretations, practices, and procedures established by the BAC and, as such, shall be considered as acting solely in a ministerial capacity. The designation of Plan Manager(s) shall not relieve the BAC (and/or any other person with fiduciary duties with respect to the Plan) of responsibility for the duties and actions of any such Plan Manager(s).

(e) Conformity with ERISA. The procedures set forth in this Section for the allocation of fiduciary duties among Named Fiduciaries and for the delegation of fiduciary duties to designees or appointees who are not Named Fiduciaries are intended to conform to the applicable requirements of ERISA Section 405(c) (including the limitations on liability set forth in Section 405(c)) and, to the extent of any ambiguity, should be construed consistent with such Section.

8.4 Powers and Duties. The A&M, the BAC and/or the BIC shall maintain and keep (or cause to be kept and maintained) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan’s Participants and/or Beneficiaries.

(a) Appointing and Monitoring Committee. Effective as of March 10, 2008, the A&M shall have all powers necessary to (i) appoint, and if necessary replace, the members of the BIC and the BAC; (ii) approve the charters for the BIC and the BAC; (iii) monitor the performance of the BIC and the BAC and (iv) perform all those supplemental duties and responsibilities described in “the Bank of New York Mellon Appointing and Monitoring Committee Charter and Summary of Operations adopted by the A&M at its meeting of July 21, 2008, as amended effective as of December 14, 2015, as may be amended by the A&M from time to time, (the “A&M Charter”).

(b) Benefits Administration Committee. Except as otherwise provided in subsection (c) or expressly reserved to the A&M, the BAC shall have all powers necessary to carry out the administration-related provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

(i) as set forth in more detail in Section 8.11(e), construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

(ii) prescribe procedures to be followed and the Appropriate Forms to be used by Participants and/or other persons in filing applications or elections;

(iii) authorize payment of benefits in accordance with the terms of the Plan;

(iv) prepare and distribute, in such manner as may be required by law or as the BAC deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of any Employer;

(v) require from an Employer and Participants such information as shall be necessary for the proper administration of the Plan;

(vi) appoint and retain individuals to assist in the administration of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws; and

(vii) perform all functions otherwise imposed upon a plan administrator by ERISA which are not expressly reserved to the A&M or the BIC, including, but not limited to, those supplemental duties and responsibilities described in “The Bank of New York Mellon Benefits Administration Committee Charter and Summary of Operations” approved by the A&M on July 21, 2008 and adopted by the BAC on October 16, 2008, as may be amended from time to time, (the “BAC Charter”) not primarily involving the investment of Plan assets.

Without intending to limit the generality of the foregoing, the BAC shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may materially increase the duties and obligations of any Employer without the consent of the affected Employer. Except as provided in the preceding sentence or unless directed by the Corporation or otherwise required by law, the BAC shall have no power to adopt, amend, or terminate the Plan, nor shall it have the power to select or appoint the Trustee, said powers being exclusively reserved to the Corporation and the BIC, respectively. To the extent the Corporation acts to adopt, amend or terminate the Plan, and in all other respects, it shall act as sponsor.

(c) Benefits Investment Committee. The BIC shall have all powers necessary to carry out the investment-related provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

(i) establish the funding policy and/or the investment policy for the Plan which shall be communicated from time to time to the Trustee and any investment managers appointed pursuant to Section 8.3(c);

(ii) select, monitor, and terminate trustees, investment managers/advisors, insurance companies, or any other fiduciary with investment responsibilities (“Investment Fiduciaries”);

(iii) to the extent not otherwise delegated to an Investment Fiduciary or Participants (in the case of Participant-directed investments), direct the investment of the assets of the Plan;

(iv) allocate Plan assets to, transfer assets between and distribute assets from any Investment Fiduciary or investment vehicle;

(v) select and engage independent fiduciaries to make decisions with respect to BNY Mellon Stock (or other employer securities held under the Plan) and/or actively-managed proprietary investment options under the Plan;

(vi) approve the fees of all Investment Fiduciaries;

(vii) establish rules and procedures, which may be retroactive if necessary or appropriate, with respect to the ability of Participants to direct the investment of their Accounts under Article IV, including, but not limited to, temporary or permanent restrictions or limitations on the transfer of participant accounts between investment options which speculate on short-term market fluctuations and any other trading activities which the BIC, in its sole discretion, determines are inconsistent with the stated policies of the investment option, may possibly have an adverse effect on the overall return of the affected investment option to the detriment of participants not engaging in such activities, and which are otherwise inconsistent with the retirement objectives of the Plan; and

(viii) perform all those supplemental duties and responsibilities described in “The Bank of New York Mellon Benefits Investment Committee Charter and Summary of Operations” approved by the A&M on July 21, 2008, as may be amended from time to time, (the “BIC Charter”) related to the investment of Plan assets;

8.5 Discharge of Duties. The A&M, the BAC and/or the BIC and their delegates, to the extent they are fiduciaries, shall discharge their duties with respect to the Plan exclusively in the interests of the Participants and Beneficiaries as a class and shall do so with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims and in accordance with the documents and instruments governing the Plan in conformity with the terms of the Plan and applicable law.

8.6 Procedures. The A&M, the BAC and the BIC shall be organized and conduct their business with respect to the Plan in accordance with the organizational and procedural rules set forth in their respective A&M, BAC and BIC Charters.

8.7 Establishment of Rules. The A&M, the BAC, and the BIC shall have specific authority in their sole discretion to construe and interpret the terms of the Plan related to their respective powers and duties and to the extent that the terms of the Plan are incomplete, the A&M, the BAC and the BIC shall have authority to establish rules or regulations related to their respective powers and duties as they may deem necessary and proper to carry out the intent of the Corporation as to the purposes of the Plan. Any such determination, act, or decision by the A&M, the BAC, or the BIC shall be final, conclusive, and binding on all parties.

8.8 Limitation of Liability. The Corporation, each Employer, the members of the A&M, the BAC and the BIC, the Plan Manager(s), and any officer, employee, Board member or agent of the Corporation or any Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Corporation or any Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual who performs acts which establish him a fiduciary from a responsibility or liability for any fiduciary responsibility, obligation, or duty for such acts under Part 4 of Subtitle B of Title I of ERISA.

8.9 Compensation and Insurance. Members of the A&M, the BAC, and the BIC shall serve without compensation for their services as such, but shall be reimbursed for any expenses incurred in the performance of their duties as herein provided, such expenses being deemed expenses of the Plan.

Members of the A&M, BAC and BIC shall be entitled to indemnification with respect to their service as members of the A&M, BAC and BIC, as applicable, to the fullest extent provided by the certificate of incorporation, by-laws or other constituent or charter documents, or agreements with, the Corporation and its subsidiaries and any policies and procedures adopted from time to time by the Corporation or its subsidiaries with respect to indemnification. Members of the A&M, BAC and BIC shall also be entitled to the benefits of any insurance maintained from time to time by the Corporation or its subsidiaries which applied to the A&M, BAC or BIC or service on the A&M, BAC or BIC, as applicable.

8.10 Removal and Resignation. Members of the A&M shall serve until their resignation or termination from the Corporation. Any member of the BAC and/or the BIC may resign and the A&M may remove any member of the BAC and/or the BIC in accordance with the procedures established by their respective BAC and BIC Charters. The A&M, the BAC, and/or the BIC shall remain fully operative pending the filling of any vacancies, the remaining committee members having full authority to administer the Plan.

8.11 Claims Procedure.

(a) The Plan Manager(s) shall make all initial determinations as to the right of any Participant or Beneficiary to receive a benefit and the amount of such benefit. The time, manner, and mode of distribution of such benefit shall occur in accordance with the applicable provisions of Article VII herein.

(b) In the event that a request of any Participant or Beneficiary (hereinafter referred to in this Section 8.11 as the “Claimant”) for a benefit under the Plan (“Claim”) is partially or completely denied, the Plan Manager(s) shall give written notice of such denial to the Claimant within ninety (90) days after receipt of the Claim (or, if special circumstances, made known to the Claimant in writing within the original ninety (90) day period, require an extension of time for processing the Claim, within one hundred eighty (180) days after receipt of the Claim; such notice shall also include the date by which the Plan Manager expects to render a decision). Such notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reason or reasons for the denial (with reference to pertinent Plan provisions upon which the denial is based); an explanation of additional material or information, if any, necessary for the Claimant to perfect the Claim; a statement of why the material or information is necessary; an explanation of the Plan’s claims review procedure; the time limits applicable to the claims review procedure and a statement of the Claimant’s right to bring an action under ERISA Section 502 following an adverse benefit determination on review.

(c) A Claimant whose Claim is partially or completely denied shall have the right to request a full BAC review of the denial by a written request delivered to the BAC within sixty (60) days of receipt of the written notice of Claim denial. Such written request for review shall set forth the basis (whether legal or factual) upon which the review is requested, including, but not limited to, pertinent Plan provisions, prior decisions of the BAC and courts of competent jurisdiction, and/or statements of such facts or circumstances in the possession of the person requesting the review to which the Plan Manager(s) may not have had access. In such review, the Claimant (or the Claimant’s duly authorized representative) shall have the right to review any relevant documents and to submit any issues or comments in writing to the BAC. In addition, the Claimant shall have the right to submit documents, records, or other information relating to his Claim, and the Claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to his Claim.

(d) A decision on review shall be made by the BAC, in its sole discretion and provided, in writing, to the claimant, within sixty (60) days after the request for review or, in special circumstances (such as the need to hold a hearing), within one hundred twenty (120) days of the request for review (in which case written notice of the delay will be provided to the claimant during the initial sixty (60) day period and describe the reason for the delay and the date by which the BAC expects to render a final decision). The BAC’s review shall take into account all comments, documents, and records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial determination.

The decision by the BAC on review will be binding on all parties, will be written in a manner calculated to be understood by the Claimant, and will contain specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. In addition, the written notice denying the Claim shall include a statement that the Claimant is entitled to receive, upon request and free of charge, all documents, records, and other information relevant to the Claimant’s Claim and a statement of the Claimant’s right to bring an action under ERISA Section 502.

(e) In acting on any Claim, the Plan Manager(s) and the BAC will act as the trier of facts and thereby shall have the power to determine facts and to apply the same to the Claim. In making a determination as to any Claim which involves an interpretation of the terms of the Plan, the BAC in the exercise of its discretion shall have the authority to determine the intent of the Corporation in its establishment of the Plan by a review of the records of the Corporation and by discussions with persons who have direct knowledge of actions of the Plan sponsor. If it is established to the satisfaction of the BAC that at the time of the establishment of the Plan, the Corporation intended a specific result or interpretation, the BAC shall grant deference to such intention. Except where specific provision for fiduciary review is statutorily authorized, the decision of the BAC shall be final and conclusive as to facts and interpretation of the terms of the Plan, its operations, and the benefits intended to be provided.

(f) If a Claimant fails to file a request for review with respect to a particular Claim in the manner and in accordance with time limitations specified herein, such request for review with respect to such Claim shall be waived and the Claimant shall thereafter be barred from again asserting such Claim.

(g) For purposes of this Section 8.11, a document, record, or other information is considered “relevant” to a Claim for benefits if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the determination, or (iii) demonstrates compliance with the Plan’s review procedures and, if appropriate, that the Plan provisions have been applied consistently with respect to similarly situated Claimants.

8.12 Coordination Between the BAC and the BIC. Whenever in this Plan document or in any provision of applicable law the BAC and/or the BIC are required to carry out provisions relating to the same subject matter (as determined by such committees), the chairpersons of each such committee shall first refer to the BAC Charter and BIC Charter, respectively, to determine which committee shall be responsible for the particular matter and thereafter, in the event responsibility for the matter is not therein assigned, shall, in accordance with Section 8.3, consult with each other and shall develop such rules, regulations, practices, or procedures as they shall deem necessary or appropriate to reduce or eliminate duplication of responsibility.

ARTICLE IX

TRUST AND TRUSTEE

9.1 Trust. The BIC shall, on behalf of the Plan, enter into a Trust Agreement with the Trustee containing such terms and conditions as it deems appropriate for the implementation of the Plan. The Trust Agreement shall contain the broadest investment powers and shall specifically contain language to enable the Trustee to invest in any open or closed-end investment vehicles, any pooled, common, commingled or collective investment funds and any other such funds or investment vehicles established, maintained, managed or advised by the Trustee or an affiliate of the Trustee or the Corporation for investment of qualified pension and/or profit sharing plans.

9.2 Removal or Resignation. The Trustee may resign by giving sixty (60) days’ written notice to the BIC. The BIC may remove the Trustee at any time by giving thirty (30) days written notice to the Trustee. Upon the resignation or removal of the Trustee, the BIC shall appoint a successor Trustee, who shall have all of the powers granted to the original Trustee. The Trustee so appointed, or any successor thereto, shall receive all contributions made hereunder, and shall invest the same in accordance with the instructions of the BIC. The Trustee shall make disbursements from the Trust in accordance with the written directions of the BAC and/or the BIC.

ARTICLE X

AMENDMENT, TERMINATION, AND MERGER

10.1 Amendment. The Corporation, acting in its own interest as Plan sponsor, by action of the Human Resources and Compensation Committee of the Board (“HR&CC”) or the delegate of such committee (consistent with the specific authority granted to such delegate), reserves the right for any reason and at any time to amend, in whole or in part, any or all of the provisions of the Plan, including amendments adjusting Participants’ Accrued Benefits prior to securing, or in order to secure or maintain, the approval of the Plan by the IRS or to comply with any applicable laws and regulations. The adoption of any such amendment shall be evidenced by the signature of the Chief Executive Officer of the Corporation (or his authorized representative or delegate), by a certification of adoption by the secretary of the HR&CC, or by the signature of the delegate who has adopted such amendment in accordance with the authority granted to such delegate. A copy of the signed or certified amendment shall be filed with the Plan document and, to the extent required by applicable law, the provisions of such amendment shall be communicated to affected Participants and Beneficiaries.

Such amendments or modifications shall be prospective in application; provided, however, that amendments or modifications may and shall be retroactive to such date as may be necessary to comply with the requirements of the Code or any applicable law. However, no such amendment shall authorize or permit any assets of the Plan held in Trust (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

Unless another effective date is specified in the amendment, any amendment authorized hereunder shall become effective upon execution of a written instrument which satisfies the requirements set forth in the first paragraph of this Section 10.1, and where necessary, delivery of the executed written instrument to the Trustee and the endorsement of the Trustee of its written consent thereto, if such consent is required.

Notwithstanding anything in this Section 10.1 to the contrary, in order to stream-line the process of adopting those CARES Act Amendments authorized by the CEO in the Fourth (CARES Act) Amendment to the Plan, the Corporation’s Global Head of HR is authorized: (i) to adopt such formal Plan amendments, as such Global Head of HR may determine, in her/his sole discretion, may be necessary or appropriate to implement such CARES Act Amendments; and (ii) take any such further actions as may be advisable or appropriate to effectuate the actions contemplated by such Fourth (CARES Act) Amendment. The adoption of this amended and restated version of the Plan effective as of January 1, 2021 by the Global Head of HR shall be considered evidence of the due adoption by such Global Head of HR of the CARES Act amendments included herein.

10.2 Failure to Qualify. If it should be finally determined that this Plan as amended and restated does not qualify under Code Section 401(a), or any other statute of similar import, the Plan shall be administered, and the rights of all Participants shall be determined, as if the amended and restated Plan had never been adopted.

10.3 Discontinuance of Contributions and Termination of the Plan. Any Employer shall have the right at any time, by action of its board of directors, to discontinue its contributions hereunder and withdraw from further participation in the Plan. The Corporation, as Plan sponsor, shall have the right at any time, by action of the HR&CC to terminate the Plan and the Trust, by delivering to the Trustee, the BAC, and the BIC written notice of such discontinuance or termination and by submitting any special reports required by law to the Secretary of Labor, the IRS, and any other governmental agencies. Any resolution by the HR&CC to terminate the Plan, or any resolution of any Employer to discontinue contributions, shall be evidenced by the signature of the Chief Executive Officer of the Corporation, or Employer, as applicable (or their authorized representatives or delegates), or by a certification by the secretary of the HR&CC or the board of the Employer, as applicable. A copy of any signed or certified resolution shall be filed with the Plan document and, to the extent required by applicable law, communicated to affected Participants and Beneficiaries.

The Plan shall automatically terminate upon all Employers’ ceasing contributions hereunder or upon the dissolution or winding up of the affairs of all Employers.

10.4 Vesting and Distribution Upon Termination by the Corporation. Except as provided in Section 10.2, upon discontinuance of contributions, or the termination or partial termination of the Plan, the rights of all affected Participants to their Accrued Benefits shall, to the extent not otherwise non-forfeitable, become non-forfeitable and the aggregate Account Balances of all such affected Participants shall be distributed as and when the BAC shall designate or at such time as the assets of the Trust are required to be distributed by the provisions of this Plan.

Upon partial or complete termination, if there shall be any assets in the Trust Fund which have not been allocated to any Participant, such assets (or that part remaining after the payment of taxes and administration expenses) shall be allocated, to the extent permitted by any applicable law, to each Participant in the same proportion as the amount credited to the Account of each Participant bears to the total of all amounts credited to the Accounts of all Participants. Any amounts which cannot be allocated because of any applicable limitations shall be returned to the Employer making the contribution in accordance with applicable law.

Notwithstanding anything in this Section to the contrary, the Account Balances of affected Participants shall not be distributed solely on account of a partial or complete termination where any member of the Controlled Group establishes or maintains another defined contribution plan, other than an employee stock ownership plan (as defined Code Sections 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)).

10.5 Merger. In the event of merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have an Account Balance having a market value immediately after the merger, consolidation, or transfer (as if the plan had then terminated) which is equal to or greater than the market value of the Account Balance he would have been entitled to receive immediately before the merger, consolidation, or transfer (as if the Plan had then terminated). Except in the case of Direct Rollovers made in accordance with Section 7.3, Plan assets may be transferred to another plan only if, pursuant to Treasury Regulation Section 1.401(k)-1(d)(5)(iv), the BAC reasonably concludes that the accepting plan will continue to apply the distribution restrictions under Code Section 401(k). The provisions of this Section 10.5 shall be construed and applied in accordance with the requirements of Code Sections 401(a)(12) and 414(l) and the regulations thereunder.

ARTICLE XI

DISTRIBUTION AND ACCRUAL REQUIREMENTS IMPOSED BY THE CODE

11.1 Additional Limitation on Contributions.

(a) Generally. This Plan must comply with the requirements of Code Sections 401(a), 401(k), 401(m), 402(g) and 402A, all of which are applicable to qualified “cash or deferred” profit-sharing plans which also permit so-called “Roth Contributions” and “In-Plan Roth Conversions”. Solely for purposes of determining whether the nondiscrimination requirements of Code Section 401(k) and 401(m) are satisfied and as permitted by Code Sections 401(k) and 401(m) and the applicable regulations promulgated thereunder, Contract Contributions, if any, shall be tested under Code Section 401(k). After-tax and Matching Contributions, if any, shall be tested under Code Section 401(m) in accordance with the rules set forth in this Article XI with respect to Actual Contribution Percentage limitations. If the tests set forth in Code Sections 401(k), 401(m), 402(g) and/or 402A, as applicable, are eliminated from the Code, the corresponding provisions of this Article XI shall be of no effect.

(b) Applicability of ADP Test. Effective for the period commencing January 1, 2009 and ending December 31, 2020, the Plan was intended to be a safe harbor plan that, pursuant to Code Section 401(k)(12), automatically satisfied the “actual deferral percentage” test of Code Section 401(k)(3)(A)(ii) as a result of the Matching Contributions described in Section 3.3. On and after January 1, 2021, the Plan is no longer intended to constitute such a safe harbor plan and, as such, will comply the ADP test.

(c) Applicability of ACP Test. Effective for the period commencing January 1, 2009 and ending December 31, 2020, the Plan was intended to be a safe harbor plan that, pursuant to Code Section 401(m)(11), automatically satisfied the Actual Contribution Percentage test with respect to Matching Contributions described in Section 3.3. On and after January 1, 2021, the Plan is no longer intended to constitute such a safe harbor plan and, as such, will comply with the ACP test.

11.2 Definitions and Rules. For purposes of this Article XI, the following special definitions and rules shall apply:

(a) Actual Contribution Percentage means the average (to the nearest one-hundredth of one percent (.01%)) of the Actual Contribution Ratios (calculated separately to the nearest one-hundredth of one percent (.01%)) for each Employee who is eligible to have After-Tax Contributions made on his behalf to the Plan. The Actual Contribution Ratio for each Employee is determined by dividing (i) by (ii), where (i) is the total of the After-Tax Contributions made for the current Plan Year on behalf of each such Employee, and where (ii) is such Employee’s Testing Compensation for the portion of such Plan Year in which such individual was an Employee. With respect to any Plan Year that the Corporation elects to aggregate an Employee’s Matching Contributions for the Plan Year with After-Tax Contributions, such Matching Contributions must, together with such After-Tax Contributions, satisfy the ACP Test of Section 11.3. If an Employee makes no After-Tax Contributions for the Plan Year (and the Corporation does not elect to combine Matching Contributions with After-Tax Contributions), the contribution ratio that is to be included in determining the Actual Contribution Percentage for such Employee shall be zero.

For purposes of this Article XI, “Testing Compensation” means Code Section 415 Compensation, as defined in Section 11.8(c). Such definition of Testing Compensation shall not take into account any such remuneration in excess of $290,000, as adjusted, if necessary, in years after 2021 under Code Section 401(a)(17).

A Matching Contribution is taken into account for purposes of the Actual Contribution Percentage test only if such Matching Contribution is allocated to the Eligible Employee’s Matching Contributions Account as of a date within that Plan Year, is actually paid to the Trust Fund no later than twelve (12) months after the close of that Plan Year, and is made on behalf of the Eligible Employee on account of his Contract Contributions or After-tax Contributions for that Plan Year.

(b) “Actual Deferral Percentage” means, for a group of Eligible Employees, the average (to the nearest one hundredth of one percent (.01%)) of the Actual Deferral Ratios (calculated separately to the nearest one hundredth of one percent (.01%)) for each Eligible Employee in the relevant group. The “Actual Deferral Ratio” for each Eligible Employee is determined by dividing (i) by (ii), where (i) is the total Contract Contributions made for the current Plan Year on behalf of such Eligible Employee and (ii) is such Eligible Employee’s Testing Compensation for such Plan Year. If an Eligible Employee makes no Contract Contributions for the Plan Year, the deferral ratio that is to be included in determining the Actual Deferral Percentage for such Eligible Employee shall be zero.

(c) Special Definitions of Employee.

(i) “Eligible Highly Compensated Employee” means any Highly Compensated Employee who is an Employee.

(ii) “Eligible Non-Highly Compensated Employee” means any Non-Highly Compensated Employee who is an Employee during the Plan Year for which the Actual Deferral Percentage Test set forth in 11.3 below and the Actual Contribution Percentage Test set forth in 11.4 below are applicable.

(d) “Excess Contract Contribution Amount” means, an excess deferral, subject to Section 3.2(g) of the Plan and Code Section 414(v), with respect to any individual Employee, the sum of Contract Contributions and Roth Contributions made on the Employee’s behalf under this Plan, elective deferrals (as defined in Code Section 402(g)(3) and 402A(e)(2) and the Treasury Regulations thereunder) made on such Employee’s behalf under all other plans of the Controlled Group, and elective deferrals on such Employee’s behalf under a plan maintained by any other employer, which together total more than $19,500, as adjusted annually, if necessary, after 2021 in accordance with Code Section 402(g)(4)) for any one (1) taxable year of the individual Employee. With respect to any individual Employee making both Contract Contributions and Roth Contributions in a particular Plan Year and in the absence of any Employee election to the contrary, the Excess Contract Contribution Amount shall be deemed attributable, first, to Contract Contributions made for such Plan Year and then, if the Excess Contract Contribution Amount is greater than the Employee’s Contract Contributions, to the Employee’s Roth Contributions made for such Plan Year; such that any amounts returned pursuant to section 11.7 shall be deemed attributable to Contract Contributions, first, and only attributable to Roth Contributions to the extent that the Excess Contract Contribution Amount cannot be eliminated by the return of all Contract Contributions made under the Plan for the applicable Plan Year

(e) Aggregation Rules. For purposes of this Article, if the Plan and any other plan which includes a cash or deferred arrangement are aggregated for purposes of Code Section 410(b) (other than for purposes of the average benefit percentage test), the cash or deferred arrangements in such plans shall be treated as one (1) plan for purposes of calculating the Actual Deferral Percentage and/or the Actual Contribution Percentage (as defined herein). If any Highly Compensated Employee who is a Participant in this Plan also participates in any other cash or deferred arrangement of the Controlled Group, for purposes of determining the Actual Deferral Ratio or Actual Contribution Ratio (as defined herein) for such Employee, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement; provided, however, that any cash or deferred arrangement contained in an employee stock ownership plan (“ESOP”) (as described in Code Sections 4975(e) and 409) shall not be aggregated with this Plan pursuant to this subsection and the ESOP portion of the Plan described in Article XIII shall not be aggregated with the non-ESOP portion of the Plan. Notwithstanding the foregoing, for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage (but not for purposes of Code Section 410(b)), the Corporation may elect to aggregate the ESOP and non-ESOP portions of the Plan.

11.3 Actual Deferral Percentage Test. For a Plan Year, the Actual Deferral Percentage for the group of Eligible Highly Compensated Employees for the Plan Year may not exceed the Maximum Deferral Percentage.

The Maximum Deferral Percentage is the greater of: (1) the Actual Deferral Percentage for the Plan Year for the group of Eligible Non-Highly Compensated Employees in such Plan Year, multiplied by 1.25; and (2) two hundred percent (200%) of the Actual Deferral Percentage for the Plan Year for the group of Eligible Non-Highly Compensated Employees in such Plan Year; provided, however, that the Actual Deferral Percentage for the group of Eligible Highly Compensated Employees may not exceed the Actual Deferral Percentage for the group of Eligible Non-Highly Compensated Employees by more than two (2) percentage points.

The Excess Contribution Percentage is the excess of: (1) the Actual Deferral Percentage for the Plan Year for the group of Eligible Highly Compensated Employees, over (2) the Maximum Deferral Percentage for the group of Eligible Highly Compensated Employees for the Plan Year, determined by reducing the contributions made on behalf of the Eligible Highly Compensated Employees in order of their contribution percentages, beginning with the Eligible Highly Compensated Employee with the highest of such percentages, in accordance with the leveling method described in Section 11.7(b).

11.4 Actual Contribution Percentage Test. For a Plan Year, the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year may not exceed the Maximum Contribution Percentage.

The Maximum Contribution Percentage is the greater of: (i) one hundred and twenty-five percent (125%) of the Actual Contribution Percentage for the Plan Year for the group of Eligible Non-Highly Compensated Employees in such Plan Year; and (ii) two hundred percent (200%) of the Actual Contribution Percentage for the Plan Year for the group of Eligible Non-Highly Compensated Employees in such Plan Year; provided, however, that the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees may not exceed the Actual Contribution Percentage for the group of Eligible Non-Highly Compensated Employees by more than two (2) percentage points.

The Excess Aggregate Contribution Percentage is the excess of: (i) the Actual Contribution Percentage for the Plan Year for the group of Eligible Highly Compensated Employees, over (ii) the Maximum Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year, determined by reducing the contributions made on behalf of the Eligible Highly Compensated Employees in order of their contribution percentages, beginning with the Eligible Highly Compensated Employee with the highest of such percentages, in accordance with the leveling method described in Section 11.7(b), as if such section applied to Excess Aggregate Contribution Percentages rather than Excess Contribution Percentages.

11.5 Order of Testing. As and to the extent applicable, the tests set forth in this Article XI shall be carried out in the following order:

(a) Excess Contract Contribution Amount (Section 11.2(d)).

(b) Actual Deferral Percentage Test (Section 11.3).

(c) Actual Contribution Percentage Test (Section 11.4)

(d) Maximum Contributions (Section 11.8).

11.6 Mid-Year Discretionary Remedial Procedure to Prevent Excess Contract Contribution Amounts, Excess Contribution Percentages or Excess Aggregate Contribution Percentages. t If the BAC at any time prior to the end of a Plan Year determines that the then-current rate of Contract Contributions (including Roth Contributions) and/or After-Tax Contributions for any Highly Compensated Employee will lead to an Excess Contract Contribution Amount, an Excess Contribution Percentage and/or an Excess Aggregate Contribution Percentage for such Plan Year, then the BAC , in its sole discretion and upon notice to each affected Participant, may:

(a) unilaterally establish or reduce, on a prospective basis, the maximum amount of Contract (including Roth) Contributions and/or After-Tax Contributions, as a percentage of Eligible Compensation, which may be made by Participants in the group (or any subgroup) of Highly Compensated Employees (and thereby also reduce the level of Matching Contributions to any such group or subgroup); and

(b) automatically amend the Appropriate Form of each affected Participant as of the date specified in such notice, without any further action on the part of such Participant or the Employer, to the extent necessary to conform the Appropriate Form to the new limitation determined by the BAC .

With respect to any individual Employee making both Contract Contributions and Roth Contributions in a particular Plan Year, the BAC shall first unilaterally establish or reduce, on a prospective basis, the maximum amount of Contract Contributions (other than Roth Contributions), as a percentage of Eligible Compensation, which may be made by Participants in the group (or any subgroup) of Highly Compensated Employees before establishing or reducing the maximum amount of Roth Contributions; such that any limits established by this Section 11.6 shall be applied to Contract Contributions, first, and only to Roth Contributions to the extent that the projected Excess Contract Contribution Amount cannot be eliminated by the return of all Contract Contributions made under the Plan for the applicable Plan Year.

11.7 Year-End Correction of Excess Contract Contribution Amount, Excess Contribution Percentages and Excess Aggregate Contribution Percentages. In the event that an Excess Contract Contribution Amount, Excess Contribution Percentage or Excess Aggregate Contribution Percentage exists with respect to any Plan Year, such excess(es) shall be eliminated by the following method(s):

(a) Elimination of Excess Contract Contribution Amounts. In the event that a Participant has an Excess Contract Contribution Amount, elects to have such excess corrected under this Plan, and notifies the Plan of the amount of such excess to be distributed from this Plan, and, to the extent applicable, the amount to be treated as attributable to Roth Contributions, the amount of such excess shall be distributed to the Participant, along with any income or loss attributable to such excess (as calculated pursuant to subsection (d) below); provided, however, that a Participant is deemed to notify the Plan of any Excess Contract Contribution Amounts which arise by taking into account only Contract Contributions, Roth Contributions and other elective deferrals of the Participant pursuant to plans of the Controlled Group. Subject to Section 11.2(c), any distribution of Contract Contributions and/or Roth Contributions, shall be deemed to be made first from those Contract Contributions and/or Roth Contributions, if any, for which no Matching Contributions were made. In the event that any matched Contract and/or Roth Contributions are distributed, any corresponding Matching Contributions, together with any income or loss attributable to such Matching Contributions, shall be forfeited and used to reduce subsequent Matching Contributions.

A distribution pursuant to this subsection shall be made on or before April 15 of the Plan Year following the Plan Year in which the Excess Contract Contribution Amount was credited; provided, however, as permitted in guidance related to the CARES Act issued by the U. S. Treasury Department, such amounts attributable to the 2019 Plan Year shall be distributed on or before July 15, 2020. Any Excess Contract Contribution Amounts distributed hereunder to an Eligible Highly Compensated Employee will be considered when calculating the Actual Deferral percentage for the group of Eligible Highly Compensated Employees for the Plan Year in which such Contract Contributions were made; any such distribution to an Eligible Highly Compensated Employee, however, shall be counted towards the amount which must be distributed to such Eligible Highly Compensated Employer in order to correct an Excess Contribution Percentage.

(b) Elimination of Excess Contribution Percentage. If an Excess Contribution Percentage exists for a particular Plan Year, such excess shall be eliminated by a leveling process, under which the Contract Contributions of the Eligible Highly Compensated with the highest dollar amount of contributions are reduced proportionately to the extent required to: (i) completely eliminate the Excess Contribution Percentage, or (ii) cause the dollar amount of such Eligible Highly Compensated Employee’s Contract Contributions to equal the amount of the Eligible Highly Compensated Employees with the next highest Contract Contributions. This process with be repeated until the Excess Contribution Percentage is completely eliminated.

To the extent that there occurs a reduction in the Contract Contribution applicable to any Eligible Highly Compensated Employee by reason of this subsection (b), the salary reduction agreement evidenced by such Participant’s Appropriate Form shall be deemed only effective as to the amount which then and thereafter constitutes the adjusted Contract Contribution.

The elimination of Excess Contribution Percentages described in the previous paragraphs shall be accomplished by distributing to each affected Eligible Highly Compensated Employee the portion of the excess amount attributable to such Eligible Highly Compensated Employee (after taking into account any distributions required to eliminate any Excess Contract Contribution Amounts) by the end of the Plan Year following the Plan Year in which the Excess Contribution Percentage was created and, to the extent practicable, within the two and one-half (2 1⁄2) month period following the close of the Plan Year in which the Excess Contribution Percentage was created. All distributions pursuant to this subsection must include the income or loss (if any) attributable to the returned amount for the Plan Year in which the excess occurred, calculated as described in subjection (d) below. In the event that any matched Contract Contributions are distributed, any corresponding Matching Contributions, together with any income or loss attributable to such Matching Contributions, shall be forfeited and used to reduce subsequent Matching Contributions. Notwithstanding the foregoing in accordance with Code Section 414(v) and the regulations thereunder, no Contract Contribution shall be distributed to a Highly Compensated Employee to the extent that such amount can be treated as a Catch-Up Contribution under Section 3.2(g).

(c) Elimination of an Excess Aggregate Contribution Percentage. If the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees exceeds the Maximum Contribution Percentage for a particular Plan Year, the amount of such Excess Aggregate Contribution Percentage shall be eliminated by a leveling process, under which the After-Tax Contributions and any Matching Contributions aggregated with such After-Tax Contributions and treated as After-Tax Contributions for purposes of the Actual Contribution Percentage test of the Eligible Highly Compensated Employee with the highest dollar amount of After-Tax Contributions are reduced to the extent required to: (i) eliminate the Excess Aggregate Contribution Percentage entirely, or (ii) cause the dollar amount of such Eligible Highly Compensated Employee’s After-Tax Contributions to equal the dollar amount of the Eligible Highly Compensated Employee with the next highest dollar amount of After-Tax Contributions, such process to be repeated until the Excess Aggregate Percentage is eliminated. Any distribution of After Tax Contributions shall be deemed to be made first from those After-Tax Contributions, if any, for which no Matching Contributions were made. In the event that any matched After-Tax Contributions are distributed, any corresponding Matching Contributions, together with any income or loss attributable to such Matching Contributions, shall be forfeited and used to reduce subsequent Matching Contributions.

The elimination of Excess Aggregate Contribution Percentages described in the previous paragraph shall be accomplished by distributing to each affected Eligible Highly Compensated Employee the portion of the excess amount attributable to such Eligible Highly Compensated Employee by the end of the Plan Year following the Plan Year in which the Excess Aggregate Contribution Percentage was created and, to the extent practicable, within the two and one-half (2-1/2) month period following the close of the Plan Year in which the Excess Contribution Percentage was created. All distributions pursuant to this subsection must include the income or loss (if any) attributable to the returned amounts for the Plan Year in which the excess occurred calculated as described in subsection (d) below.

(d) Calculation of Income Allocable to Excess Contract Contribution Amounts, Excess Contract Percentages and Excess Aggregate Contribution Percentages. The income (or loss) allocable to Excess Contract Contribution Amounts, Excess Contribution Percentages and/or Excess Aggregate Contribution Percentages shall be equal to the income (or loss) actually allocated to such excess for the Plan Year in which the excess occurred and for the gap period (i.e., the period after the close of such Plan Year and prior to the date of distribution), determined in accordance with the applicable Treasury Regulations. Notwithstanding the foregoing, gap period income with respect to Excess Contribution Percentages, Excess Aggregate Contribution Percentages, and Excess Contract Contribution Amounts shall not be distributed effective for Plan Years beginning on or after January 1, 2008.

(e) Distributions of BNY Mellon Stock. To the extent that a portion of a distribution made pursuant to this Section is attributable to Contract Contributions, After-Tax Contributions and/or Matching Contributions which were invested in the Employer Stock Fund, such portion will be distributed in full shares of BNY Mellon Stock in accordance with procedures substantially equivalent to those established in Article VII for distributions of Accrued Benefits.

11.8 Maximum Contributions.

(a) The total value of the annual addition (as defined in Code Section 415(c)) for any Participant under this and any other qualified defined contribution plan of the Employer or a member of the Controlled Group for any Plan Year shall not exceed the maximum annual addition permitted under Code Section 415, taking into account all applicable transition rules and rules protecting prior Accrued Benefits.

(b) In the event that an adjustment to contributions with respect to a Participant is required pursuant to Code Section 415, and if a Participant is a participant in more than one (1) qualified defined contribution plan of the Employer or any member of the Controlled Group, the limitations shall first be applied to the other defined contribution plans prior to being applied to this Plan.

(c) Code Section 415 Compensation. The limitation year, as defined in Treasury Regulation Section 1.415(j)-1, shall be the Plan Year. For purposes of this Section and Section 11.10, the term “Code Section 415 Compensation” means: the total remuneration paid, or treated as paid, to a Participant during the Plan Year, including the Participant’s wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with any member of the Controlled Group to the extent the amounts are includible in gross income but increased by any amounts that would have been reported on the IRS Form W-2 but for the Participant’s election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code. Code Section 415 Compensation shall include, but not by way of limitation, bonuses, overtime payments and commissions; pre-tax contributions or other amounts not included in federal gross income under a “qualified cash or deferred arrangement” (as defined under Code Section 401(k) and applicable regulations), a “cafeteria plan” (as defined in Code Section 125 and applicable regulations), a “qualified transportation benefit program” (as defined in Code Section 132(f) and applicable regulations), and an amount paid after a Participant’s severance of employment if it is paid within the time limitations of Treasury Regulation § 1.415(c)-2(e)(3)(i) (i.e., by the later of two and one-half months after severance of employment or the end of the Plan Year in which the severance date occurs) and if it constitutes post-severance payments of regular pay, as described in Treasury Regulation § 1.415(c)-2(e)(3)(ii); and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code, and amounts paid as displacement or severance following a Participant’s severance of employment within the meaning of Treasury Regulation Section 1.415(c)-2(e)(3). If a Participant who is on active military duty receives differential wage payments (as defined in Code Section 3401(h)(2)), such differential wage payments shall be treated as Code Section 415 Compensation for purposes of the Plan to the extent so required by Code Section 3041(h)(2).

Notwithstanding the foregoing, Code Section 415 Compensation in excess of $290,000 shall be disregarded; provided that such limitation shall be automatically adjusted annually after 2021 (if necessary) in accordance with Code Section 401(a)(17) and the regulations thereunder.

(d) In the event an adjustment to Contributions to this Plan on behalf of a Participant is required under Code Section 415, such adjustment shall be made in accordance with the Employee Plans Compliance Resolutions System (“EPCRS”) as set forth in Revenue Procedure 2008-50 or any superseding guidance.

11.9 Mandatory Distributions Required by Law. Notwithstanding any other provision in this Plan to the contrary, distribution of a Participant’s Account Balance must commence in accordance with the provisions of this Section 11.9.

(a) Unless the Participant elects otherwise, distribution to such Participant must commence no later than sixty (60) days after the close of the Plan Year in which occurs the latest of:

(i) the date the Participant attains Normal Retirement Age;

(ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(iii) the date on which the Participant terminates employment with the Controlled Group.

For purposes of this subsection (a), a Participant who has not applied for benefits shall be deemed to have elected to defer the commencement of his benefits.

(b) Required Beginning Date for Participants Who Attained Age 70-1/2 Prior to January 1, 1999. Notwithstanding anything to the contrary in subsection (a), with respect to any Participant who attained age seventy and one-half (70-1/2) on or before December 31, 1998, distribution of the Participant’s Account Balance must commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2), regardless of whether the Participant is an Employee at such time.

(c) Required Beginning Date for Participants Who Attain Age 70-1/2 on or After January 1, 1999 but prior to January 1, 2020. Notwithstanding anything to the contrary in subsection (a), with respect to any Participant who attained age seventy and one-half (70-1/2) on or after January 1, 1999 but prior to January 1, 2020, distribution of the Participant’s Account Balance must commence no later than April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age seventy and one-half (70-1/2), or (ii) the calendar year in which he retires. However, if a Participant is a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(1)), distribution of the Participant’s Account Balance must commence no later than April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70-1/2), regardless of whether his employment has terminated.

(d) Required Beginning Date for Participants Who Attain Age 70-1/2 on or After January 1, 2020. Notwithstanding anything to the contrary in subsection (a), with respect to any Participant who attained age seventy and one-half (70-1/2) after December 31, 2019, distribution of the Participant’s Account Balance must commence no later than April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age seventy two (72), or (ii) the calendar year in which he retires. However, if a Participant is a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(1)), distribution of the Participant’s Account Balance must commence no later than April 1 of the calendar year following the calendar year in which he attains age seventy two (72) regardless of whether his has terminated.

(e) Payment Options for Participants Who are Required to Commence Distributions Prior to Their Termination of Employment. If payments must commence prior to the Participant’s termination of employment in accordance with subsections (b), (c) or (d) above, the amount of the distribution to be received each year by the Participant shall, at the Participant’s option, be either:

(i) the minimum required distribution calculated in accordance with Code Section 401(a)(9) and the regulations thereunder as described below in subsection (e), or

(ii) one hundred percent (100%) of the Participant’s then Account Balance.

If the Participant fails to make an election with respect to a required distribution under this subsection for any year, the amount of the distribution shall be the minimum distribution calculated in accordance with Code Section 401(a)(9) and the regulations thereunder. If a Participant is required to receive a distribution under this subsection for any year, and if the Participant elects to receive a distribution for such year of one hundred percent (100%) of his then Account Balance, all subsequent required yearly distributions pursuant to this Section shall be in an amount equal to one hundred percent (100%) of the Participant’s then Account Balance.

(f) Required Minimum Distribution Requirements.

(i) General Rules.

(A) Precedence. The requirements under this subsection (f) will take precedence over any inconsistent provisions of the Plan to the extent required to meet the requirements of Code Section 401(a)(9). Notwithstanding the foregoing, the provisions under this subsection (f) shall neither serve to expand or contract any distribution options otherwise available under the terms of the Plan.

(B) Beneficiary Designations Made Before January 1, 1984. Notwithstanding the other provisions of the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(C) Requirements of Treasury Regulations Incorporated. All distributions required under this subsection (f) will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(ii) Time and Manner of Distribution.

(A) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B) Death of Participant Before Distributions Begin.

(1) If the Participant dies before distributions begin, the Participant’s entire interest will be distributed as soon as administratively possible in accordance with Section 7.2(c) but in no event later than December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death. For purposes of determining whether subsection (f)(ii)(B)(2) applies, the Participant’s Designated Beneficiary shall be determined no later than September 30 of the year following the year of the Participant’s death. Distributions made pursuant to this subsection (f)(ii)(B)(1), unless subsection (f)(ii)(B)(2) applies, shall, regardless of their actual commencement date, be considered to have commenced on the Participant’s Required Beginning Date.

(2) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (f)(ii)(B) will apply as if the surviving Spouse were the Participant, without regard to whether the date of the Spouse’s death has the effect of increasing the five (5) year period measured from the Participant’s date of death. If this subsection (f)(ii)(B)(2) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (f)(ii)(B)(1).

(C) Forms of Distribution. It is the intent that the Plan pay the Participant’s Account in a single sum distribution (possibly consisting of two (2) payments, the first for the minimum required distribution amount not eligible for rollover and the second for the balance). Notwithstanding the foregoing, to the extent that a Participant is permitted under subsections (b), (c) or (d) to elect to receive only the minimum required distribution until termination of employment, or the minimum required distribution not eligible for rollover needs to be determined, the minimum required distribution will be determined, and made if applicable, in accordance with subsections (f)(iii) and (f)(iv) below.

(iii) Required Minimum Distributions During Participant’s Lifetime.

(A) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (f)(iii)(B) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(iv) Required Minimum Distributions After Participant’s Death And After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(2) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one (1) for each subsequent calendar year.

(3) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one (1) for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(v) Modification of rules of this Section 11.9(f) where the Participant dies after December 31,2019. Notwithstanding anything in this Section 11.9 to the contrary, if a Participant dies before receiving his entire interest and regardless of whether or not the Participant had begun to receive his interest, his remaining interest shall be distributed as follows:

(A) Where there is no designated beneficiary as of September 30 of the calendar year following the year of the Participant’s death, the Participant’s entire remaining interest must be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participants death.

(B) Where there is a Designated Beneficiary – but not an Eligible Designated Beneficiary – as of September 30 of the calendar year following the year of the Participant’s death, the Participant’s entire remaining interest must be distributed no later than December 31 of the calendar year containing the tenth anniversary of the Participants death.

(C) Where there is an Eligible Designated Beneficiary – but such Eligible Designated Beneficiary is not the surviving legal spouse of the Participant – as of September 30 of the calendar year following the year of the Participant’s death, the Participant’s entire remaining interest must commence to be paid no later than December 31 of the calendar year immediately following the calendar year in which the Participant died and over a period not extending beyond such Eligible Designated Beneficiary’s life expectancy.

(D) Where the Eligible Designated Beneficiary as of September 30 of the calendar year following the year of the Participant’s death is the Participant’s surviving Spouse, the Participant’s entire remaining interest must commence to be paid as of the December 31 of the later of : (1) the calendar year immediately following the calendar year in which the Participant died and (2) the calendar year in which the Participant would have attained age 72 and, in both cases, over a period not extending beyond such surviving legal spouse’s life expectancy.

(E) Notwithstanding anything in this subparagraph (v) to the contrary, if an Eligible Designated Beneficiary dies after the Participant (a “Deceased Beneficiary”) but before receiving his entire death benefit, the beneficiary or beneficiaries of such Deceased Beneficiary shall not be considered an Eligible Designated Beneficiary for purposes of applying the rules in this 11.9(f) and the remaining interest of such Deceased Participant shall be distributed by December 31 of the calendar year containing the tenth anniversary of such Deceased Beneficiary’s death.

The foregoing rules of this Section 11.9(f) are intended to comply with the provisions of Code Section 401(a)(9) as amended by P.L. 116-94, Division O, Setting Every Community Up for Retirement Enhancement, commonly referred to as the “SECURE Act”, and any related interpretive guidance; which Code Section and related guidance are expressly incorporated herein by this reference.

(vi) Definitions Applicable to This Subsection (f).

(A) Eligible Designated Beneficiary. Any Designated Beneficiary described in (B) who, as of the Participant’s date of death, is:

(1) the surviving Spouse of the Participant;

(2) a child of the Participant who has not reached the age of majority (within the meaning of Code Section 401(a)(9)(F)):

(3) Totally and Permanently Disabled;

(4) chronically ill, within the meaning of Code Section 7702B(c)(2); with the period of inability to perform (without substantial assistance) at least 2 activities of daily living which forms the basis for such chronic illness having been certified as being an indefinite one which is reasonably expected to be lengthy in nature; or

(5) an individual not described in (1) through (4) who is not more than ten (10) years younger than the Participants.

Subject to Code Section 401(a)(9)(F), a child described in (2) shall cease to be an Eligible Designated Beneficiary as of the date the individual reaches majority and any remainder of the portion of such child’s interest under the Plan being distributed in accordance with Plan Section 11.9(f)(v)(C) shall be distributed within ten (10) years after such date in accordance with Plan Section 11.9(f)(v)(B).

(B) “Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 1.10 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-4.

(C) “Distribution Calendar Year” means the calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (f)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(D) “Life Expectancy” means the Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(E) “Participant’s Account Balance” means the Participant’s Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Participant’s Account for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year. For purposes of satisfying the minimum distributions required by subsection 11.9(f) and except to the extent otherwise required by law, any minimum required distribution shall be distributed, pro rata, from all subaccounts comprising a Participant’s Account without distinction between that portion of a Participant’s Account attributable to his Roth Contribution Account (including any In-Plan Roth Conversion amounts) and/or a Roth Rollover Contribution Account (collectively, “Roth Accounts”) and that portion of his Account not attributable to such Roth Accounts

(F) “Required Beginning Date” means the date benefits are required to commence in subsections (b), (c) or (d), whichever is applicable.

(g) Special Rule for 2020. Notwithstanding anything in this Section 11.9 to the contrary, the provisions of Section 11.9(b), (c) (d) and (f) shall not apply for the Plan Year beginning January 1, 2020 and to the initial required minimum distribution for the Plan Year beginning January 1, 2019 payable on or before April 15, 2020. For purposes of determining the fifth (5th) anniversary of the Participant’s (or surviving Spouse’s) death, as applicable, in Sections 11.9(f)(ii)(B)(1) and (2), the 2020 Plan Year shall not be included in determining such five (5) year period.

11.10 Top-Heavy Provisions. The following provisions of this Section 11.10 are intended to comply with the provisions of Code Section 416 (and the regulations promulgated thereunder) applicable to plans such as the Plan and shall apply only to those Plan Years, if any, in which the Plan is a “Top-Heavy Plan” within the meaning of Section 11.10(b). In each other Plan Year, and without the necessity of further action from the BAC or the Board of Directors of the Corporation, the provisions of this Section 11.10 shall have no force or effect as if they had never been incorporated into the Plan.

(a) Effect of a Determination of Top-Heaviness. For any Plan Year in which the Plan is a Top-Heavy Plan, each Employer shall provide a minimum contribution (for this purpose, Matching Contributions shall be taken into account) to the Account of each Non-Key Employee Participant who has not separated from service by the end of the Plan Year and who is not eligible to receive the minimum Top-Heavy benefit under The Bank of New York Mellon Corporation Pension Plan (or any successor plan) for such Plan Year. The amount of the contribution shall be equal to the lesser of:

(i) three percent (3%) of such Participant’s Code Section 415 Compensation (as defined in Section 11.8(c)); or

(ii) the highest percentage of Code Section 415 Compensation (as defined in Section 11.8(c)) at which contributions (including Contract Contributions) were made for the Plan Year to a Participant who is a Key Employee for such Plan Year.

(b) Definitions. For purposes of this Section 11.10, the following definitions shall apply:

“Top-Heavy Plan” - This Plan shall be a “Top-Heavy Plan” if the present value of the Key Employees’ accrued benefits under all of the Employer’s qualified defined benefit plans and under all of the Employer’s qualified defined contribution plans is more than sixty percent (60%) of the present value of the accrued benefits of all Employees under such plans as of the Determination Date.

For these purposes, the accrued benefits will be determined as of the most recent Valuation Date which falls within the twelve (12) month period prior to, or which coincides with, the Determination Date.

(i) The accrued benefits shall be determined in accordance with Code Section 416 and regulations issued thereunder and shall include:

(A) only those accrued benefits under qualified defined benefit plans and qualified defined contribution plans maintained by the Employer which plans must be aggregated in order to meet the qualification requirements of Code Sections 401(a)(4) and 410, and/or in which a Key Employee is a participant; and

(B) accrued benefits under one or more of the Employer’s qualified defined benefit plans and qualified defined contribution plans which are not already required to be included under paragraph (A) above if such plan(s):

(1) will not cause the group of plans to fail to meet the requirements of Code Sections 401(a)(4) and 410, taking into account the plans required to be included under paragraph (A) above; and

(2) will prevent the present value of the Key Employees’ accrued benefits under the aggregated group of plans from exceeding sixty percent (60%) of the present value of the accrued benefits of all employees under such plans as of the Determination Date; and

(C) the aggregate distributions made from such plans during the one (1) year period ending on the Determination Date (including distributions under a terminated plan, which plan, if it had not been terminated, would have been required to be aggregated with this Plan under paragraph (A) above unless such distribution is included as a rollover contribution under this Plan or any other plan required to be aggregated with this Plan under paragraph (A) above); notwithstanding the foregoing, in the case of a distribution made for a reason other than severance from employment, death, or disability this provision shall be applied by substituting “five (5) year period” for “one (1) year period”;

(D) the allocation of any contribution due to such defined contribution plans for the Plan Year ending on the Determination Date but unpaid as of the Determination Date; and:

(E) the aggregate amount of any rollovers or plan-to-plan transfers accepted by the Plan (including, without limitation, Rollover Contributions and Transferred Amounts) initiated by the Employer or received from a plan established or maintained by any member of the Controlled Group, but only to the extent required under Code Section 416.

(ii) The accrued benefits shall be determined in accordance with Code Section 416 and regulations issued thereunder and shall not include:

(A) the accrued benefits of any Participant who is not a Key Employee on the Determination Date but who was a Key Employee for any Plan Year prior to the Determination Date; and

(B) the accrued benefits and account balances of any individual who has not performed services for the Employer maintaining a plan required to be included as provided in paragraph (a)(i)(A) above at any time during the one (1) year period ending on the Determination Date.

“Determination Date” means the last day of the previous Plan Year.

“Key Employee” means any employee (including a deceased employee) or former employee (and the beneficiaries of such employees) who at any time during the Plan Year ending on the Determination Date was any one of the following:

(i) An officer of the Controlled Group having Code Section 415 Compensation, as described in Section 11.8(c), therefrom of more than $185,000, as adjusted after 2021, if necessary, under Code Section 416(i)(1)(A).

The maximum number of officers of the Controlled Group who shall be considered to be officers for these purposes shall be determined as follows:

Total number of employees of the Controlled Group	Maximum number of officers
30 or fewer	3
more than 30 but fewer than 500	10% of all employees
500 or more	50

Where the number of actual officers exceeds the maximum number to be counted as Key Employees, the officers who shall be considered Key Employees shall be those with the highest annual Plan Year Code Section 415 Compensation during the period which includes the Plan Year ending on the Determination Date.

(ii) A five percent (5%) owner of the Employer or a member of the Controlled Group.

(iii) A one percent (1%) owner of the Employer or a member of the Controlled Group having annual Code Section 415 Compensation from the Controlled Group for a Plan Year of more than $150,000.

For purposes of paragraphs (ii) and (iii) above, ownership shall include direct ownership and constructive ownership in accordance with Code Section 318, as modified by Code Section 416(i)(1)(B)(iii).

“Non-Key Employee” means any employee who is not a Key Employee.

The determination of who is a Key Employee as provided above shall be made in a manner consistent with the provisions of Code Section 416 and the regulations issued thereunder.

ARTICLE XII

MISCELLANEOUS

12.1 Participant’s Rights. Neither the establishment of any Trust created hereunder, nor any subsequent modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any particular Participant, or any person whomsoever, any legal or equitable right as against the Corporation (as Plan sponsor), an Employer, the A&M, the BAC, the BIC, the Plan Manager(s), or the Trustee with regard to his employment, continuation of this Plan, or contributions made hereunder. Notwithstanding the preceding sentence, the Participant’s rights, if any, to have an Employer contribute Employee Contributions on his behalf shall be governed solely by the terms and conditions of the Appropriate Form evidencing the Participant’s salary reduction election. All Employees of each Employer shall remain subject to discharge to the same extent as if this Plan had never been executed.

12.2 Spendthrift Clause. Except as otherwise provided in Section 6.6 with respect to Plan loans, the benefits, payments, proceeds, claims, or rights of any Participant herein shall not be subject to any claim of any creditor or any Beneficiary hereof, and, in particular, the same shall not be subject to attachment or garnishment, or other legal process by any creditor of the Participant or his Beneficiary or persons claiming directly or indirectly through or by reason of the claims of such creditor, including, but not limited to, trustees or receivers in bankruptcy, nor shall any such Participant or Beneficiary hereunder have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, payments, or proceeds which he may, at any time, be entitled to receive, contingently or otherwise, under this Plan. Notwithstanding the preceding sentence, the Plan will recognize (i) any judgment, order, or decree issued, or settlement agreement entered into on or after August 5, 1997, which is the result of a fiduciary violation (or alleged violation) or conviction of a crime involving the Plan, as described under ERISA Section 206(d)(4) and Code Sections 401(a)(13)(C), and (ii) any “qualified domestic order” within the meaning of ERISA Section 206(d) and Code Section 414(p). The BAC will follow the procedure set forth in such Sections of the Code and ERISA for determining the qualified status of a domestic relations order and will establish such other practices and procedures as may be administratively necessary or appropriate to be followed pending a determination as to the qualified status of such order or to comply with such order.

If, and to the extent, any portion of a Participant’s Accrued Benefit is payable to a former Spouse or dependent pursuant to a qualified domestic relations order within the meaning of ERISA Section 206(d) and Code Sections 401(a)(13)(B) and 414(p), the provisions of said order shall govern the distribution thereof. Distribution of all or a portion of a Participant’s vested benefit to an alternate payee (within the meaning of Code Section 414(p)) under a qualified domestic relations order may begin no earlier than the “earliest retirement age” (within the meaning of Code Section 414(p)); provided, however, that distribution may commence prior to such earliest retirement age if the alternate payee consents to a distribution by an Appropriate Form at any time after the domestic relations order is determined to be qualified, with such distribution to be made as soon as administratively practicable following submission of the Appropriate Form.

Where, because of a qualified domestic relations order, more than one individual is treated as the surviving Spouse of a Participant, the total benefits to be paid to such surviving spouses as a group shall not exceed the amount that would be paid if there were only one surviving Spouse.

An individual’s rights as an alternate payee shall not be diminished or otherwise affected by the individual’s being or becoming a Participant in this Plan. Accordingly, the BAC or its delegate shall separately account for all interests established by qualified domestic relations orders without regard to whether the alternate payee is also a Participant hereunder.

12.3 Unclaimed Amounts. It shall be the sole duty and responsibility of a retired or terminated Participant or a Beneficiary to keep the Trustee and his Employer apprised of his whereabouts and most current address. If any benefit to be paid under this Plan cannot be distributed because of the Employer’s and Trustee’s inability, after a reasonable search, to locate a particular Participant or Beneficiary legally entitled to such benefit, it shall be held by the Trustee in a special holding account. If such amount shall remain unclaimed, such benefit shall be forfeited in accordance with BAC policy, subject to reinstatement if the Participant or his Beneficiary subsequently submits a claim for the benefit.

12.4 Judicial or Administrative Proceedings. In any action or proceeding involving the Plan or any property constituting any part or all of the Trust, or the administration thereof, the BAC, the BIC, and/or the Trustee shall be the only necessary parties and no Employees, former Employees, Beneficiaries, or any other persons having or claiming to have an interest in the funds under the Plan shall be entitled to any notice of the proceeding unless required by the court or administrative agency having jurisdiction over the proceeding or by applicable law. Any final judgment which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in the Plan.

12.5 Power to Interplead. In any action either at law or equity involving a Participant and his interest under the Plan or its operation, but in which the Trustee, the BAC, and/or the BIC are not directly a party litigant or necessary party, upon court approval or order, the BAC and/or the BIC may direct the Trustee to pay over to any court or those persons designated by the court all sums or property subject to such litigation. Upon such payment, neither the Trustee nor the BAC and/or the BIC shall be liable or accountable for such payment.

12.6 Limitation of Benefit. All benefits hereunder shall be payable solely from the assets of the Trust and no Employer assumes any other liability or responsibility therefor or guarantees such benefits. The liability and responsibility of an Employer are strictly limited to the provisions of this Plan.

12.7 Construction of Plan. The Plan shall be construed and administered according to the laws of the State of New York (including its statute of limitations provisions, but excluding its choice of law provisions) and any federal laws which may from time to time be applicable. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles and Sections of this instrument are inserted for convenience of reference only and, as such, they constitute no part of this Plan and are not to be considered in the construction hereof.

12.8 Plan Expenses. All expenses incurred by any person, legal or natural, with respect to the establishment, administration, or termination of this Plan and its related Trust shall represent a charge upon the Trust and shall be paid from the assets in the Trust to the extent not otherwise paid directly by the Corporation.

12.9 Liability of Officers and Directors. Subject to the provisions of ERISA, no past, present, or future officer or director of the Employer shall be personally liable to the Plan, its Trust, or to any Participant, Beneficiary, or other person under any provision of the Plan, Trust Agreement, or insurance or annuity contract.

12.10 Rights of Reemployed Veterans. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Effective January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan that would have been payable if the Participant had resumed employment and then terminated employment because of death.

12.11 Correction of Errors. Notwithstanding anything to the contrary contained in the Plan, the Corporation and the BAC are expressly empowered to correct any errors made in calculating the amount of a Participant’s Accrued Benefit or the determination and allocation of contributions and/or gains and losses with respect to a particular Plan Year or Plan Years. Any such correction may be made retroactively, except that no such correction shall require return of part or all of a distribution previously made with respect to a Participant or Beneficiary, but future payments may be reduced until any payment is recouped. To the extent an error is made because of information incorrectly submitted by or on behalf of the Participant or Beneficiary, any correction that would increase the amount payable from the Plan shall be made prospectively only and shall not apply to correct any payments previously made, except as otherwise specifically required by applicable law.

In addition to the foregoing, the Corporation and the BAC are also expressly empowered to take action to implement any correction to the Plan that they determine is appropriate in connection with any correction program of any government agency or under applicable law. Such corrective action can include, but shall not be limited to, forfeitures, adjustments to benefits, recoupment of payments, and additional contributions.

ARTICLE XIII

EMPLOYEE STOCK OWNERSHIP PLAN

13.1 Establishment of ESOP. Notwithstanding any contrary Plan provision, a portion of the Plan shall be designated as an employee stock ownership plan (“ESOP”). The ESOP component of the Plan shall consist of all contributions and earnings under the Plan that are invested in the Employer Stock Fund. Such contributions shall be reflected in an “ESOP Account” that will be established and maintained by the BAC in the name of each Participant. The ESOP component of the Plan is designed to invest primarily in qualifying employer securities and is intended to meet the requirements of Code Sections 409 and 4975(e)(7). The ESOP constitutes a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii). For purposes of this Article XIII, “qualifying employer securities” shall mean common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

13.2 ESOP Requirements. Unless specifically provided otherwise, the ESOP component of the Plan shall be subject to all other Plan provisions, including, by way of illustration and not limitation, those sections referenced below.

(a) ESOP Diversification. Each Participant retains the right to direct the investment of his Account, including his ESOP Account, in accordance with Article IV.

(b) Voting of ESOP Stock. Each Participant shall be entitled to direct the Trustee to vote all shares of stock in his ESOP Account in accordance with Section 5.2.

(c) Distributions of ESOP Stock. Distribution of a Participant’s ESOP Account will be made in accordance with Section 7.3. Such distribution shall be made in kind in whole shares of BNY Mellon Stock or in cash if elected by the Participant in accordance with Section 7.4.

(d) Commencement of ESOP Distributions. Subject to Section 7.2, if a Participant or Beneficiary elects, distribution of a Participant’s ESOP Account will commence not later than one (1) year after the close of the Plan Year:

(i) in which the Participant terminates employment with the Controlled Group by reason of attainment of Normal Retirement Age, disability or death; or

(ii) which is the fifth Plan Year following the Plan Year the Participant otherwise terminates employment with the Controlled Group, unless the Participant is reemployed by a member of the Controlled Group before distribution is required to begin.

13.3 Vesting. The vesting requirements under Article III shall apply to the contributions allocated to a Participant’s ESOP Account.

13.4 Payment of Dividends. In accordance with rules established by the BAC and uniformly applied, any cash dividends paid with respect to BNY Mellon Stock in the ESOP as of the record date shall be paid to the Plan and reinvested in BNY Mellon Stock, unless the Participant (or his Beneficiary) affirmatively elects to have such dividends paid to him. Any such election by the Participant (or his Beneficiary) shall apply only to those shares of BNY Mellon Stock in which he is vested and shall apply to future cash dividends until otherwise elected by the Participant (or his Beneficiary). The payment of ESOP dividends under this Section is intended to comply with Code Section 404(k) and shall be interpreted accordingly. Notwithstanding the foregoing, dividends paid on BNY Mellon Stock that is subject to a hardship withdrawal made pursuant to Section 6.2 shall be distributed to the Participant in cash.

THE BANK OF NEW YORK MELLON CORPORATION 401(K) SAVINGS PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2021)

ARTICLE XIV

EXECUTION

IN WITNESS WHEREOF, the Corporation, intending to be legally bound, has caused this amended and restated plan document to be executed and attested to by its duly authorized officers or representatives this 17th day of December, 2020.

WITNESS		THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Bennett Josselsohn	By:	/s/ Jolen Anderson
	Bennett Josselsohn		Jolen Anderson
	Senior Managing Counsel		Global Head of Human Resources

APPENDIX A

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE BUCK SAVINGS AND PROFIT SHARING PLAN

This Appendix A describes special provisions of the Plan that apply to Participants who were participants in the Buck Savings and Profit Sharing Plan (the “Buck Plan”) on October 31, 2001, the date on which the Buck Plan was merged with and into the Plan, and on whose behalf assets were transferred to the Plan. Such Participants are referred to in this Appendix A as “Buck Participants”.

A.1. In-Service Withdrawals. Notwithstanding anything in the Plan to the contrary, upon written notice to the BAC in the manner prescribed by the BAC, Buck Participants may take in-service withdrawals of their Accounts transferred from the Buck Plan to this Plan as follows:

(a) For Buck Participants that have not reached age fifty-nine and one-half (59-1/2), investments will be liquidated pro-rata, according to the following source hierarchy: Employee After-Tax Contributions (without earnings), Post ‘86 After-Tax Contributions and earnings, earnings on Employee After-Tax Contributions, Prior Plan Match, vested March 31, 2000 Plan Match, and then vested December 31, 2000 Plan Match.

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APPENDIX B

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE MIS RETIREMENT SAVINGS PLAN

This Appendix B describes special provisions of the Plan that apply to Participants who were participants in the MIS Retirement Savings Plan (the “MIS Plan”) on April 30, 2004, the date on which the MIS Plan was merged with and into the Plan, and on whose behalf assets were transferred to the Plan. Such Participants are referred to in this Appendix B as “MIS Participants”.

B.1. In-Service Withdrawals. Notwithstanding anything in the Plan to the contrary, upon written advance notice given to the BAC in the manner prescribed by the BAC , an MIS Participant may take the following in-service withdrawals from the portion of his Account that was transferred from the MIS Plan to this Plan on April 30, 2004:

(a) Any matching contributions made prior to March 31, 1988, by the Manufacturers’ Hanover Corporation, may be withdrawn at any time.

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APPENDIX C

LEGACY MELLON ENTITIES

(As of July 1, 2007)

Legacy Mellon Entities as of July 1, 2007 are limited to the following entities and their eighty percent (80%) or more subsidiary corporations and/or partnerships, as follows:

Mellon Financial Corporation	Mellon Bank, N.A.

Mellon Trust of New England, National Association	The Boston Company, Inc.

Mellon United National Bank	Mellon Australia Limited

MBC Investments Corporation	Dreyfus Service Organization, Inc.

The Dreyfus Corporation	Mellon Insurance Agency, Inc.

MAM (DE) Trust	Mellon EFT Services Corporation

Mellon Investor Services Holdings LLC	Mellon Holdings LLC

Mellon Financial Markets, LLC	MIPA, LLC

Mellon Funding Corporation	Mellon Bank Community Development Corporation

Mellon Securities Trust Company	Mellon 1st Business Bank, National Association

TBC General Partner, LLC	Cleartran

LEGACY MELLON ENTITIES

(As of July 1, 2008)

Legacy Mellon Entities as of July 1, 2008 are limited to the following subsidiaries of The Bank of New York Mellon Corporation and their eighty percent (80%) or more subsidiary corporations and/or partnerships, as follows:

Mellon Financial Corporation	Mellon Bank, N.A.

Mellon Trust of New England, National Association	TBC Holding, Inc.

Mellon United National Bank	Mellon Australia Limited

MBC Investments Corporation	Dreyfus Service Organization, Inc.

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The Dreyfus Corporation	Mellon Insurance Agency, Inc.

MAM (DE) Trust	Mellon EFT Services Corporation

Mellon Investor Services Holdings LLC	Mellon Holdings LLC

Mellon Financial Markets, LLC	MIPA, LLC

Mellon Funding Corporation	Mellon Bank Community Development Corporation

Mellon Securities Trust Company

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APPENDIX D

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE EMPLOYEE SAVINGS & INVESTMENT PLAN

OF THE BANK OF NEW YORK COMPANY, INC.

This Appendix D describes special provisions of the Plan that apply to Participants who were participants in the Employee Savings & Investment Plan of The Bank of New York Company, Inc. (the “Legacy BNY Savings Plan”) on the applicable Merger Date and on whose behalf assets were transferred to the Plan.

D.1. Merger. The portion of the Legacy BNY Savings Plan with respect to which there is a Merger Date shall, as of such Merger Date, be merged with and into the Mellon 401(k) Retirement Savings Plan, which on and after April 1, 2009 shall be renamed “The Bank of New York Mellon Corporation 401(k) Savings Plan” (the “Plan” to which this Appendix D relates) and the Accounts of each Participant in the Legacy BNY Savings Plan shall be merged with and into the Plan as of the applicable Merger Date. On and after the applicable Merger Date, each Participant in the Legacy BNY Savings Plan shall have an Account Balance under the Plan having a market value immediately after the applicable Merger Date which is at least equal to the market value of the Account Balance he would have been entitled to receive immediately prior to the applicable Merger Date (assuming that the Legacy BNY Savings Plan had then terminated), in accordance with Code Section 414(l) and in all cases preserving all benefits, rights and features associated with each such Participant’s accrued benefit under the terms of the Legacy BNY Savings Plan required to be preserved under Code Section 411(d)(6) and applicable guidance.

Effective as of the Merger Date set forth in Section 1.46(ii), the Legacy BNY Savings Plan shall cease to exist as a separate plan.

D.2. Preservation of Participant Elections. All beneficiary designation forms, spousal consent forms and other administrative forms (“Forms”) filed by Participants or others under the Legacy BNY Savings Plan shall continue in full force and effect on and after the applicable Merger Date. Investment elections under the Legacy BNY Savings Plan in effect immediately prior to the applicable Merger Date shall be followed, except that they shall be administered as an election to invest in the mapped corresponding fund under the Plan as determined by the BIC. New Forms must be executed in accordance with the terms of the Plan.

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D.3. The portion of a Transferred Amounts Account consisting of an outstanding loan issued in accordance with the provisions of the Legacy BNY Savings Plan shall continue to be administered in accordance with the terms of the loan; provided, however, that, to the extent permissible under existing law and the terms of the loan, (i) if the Participant is receiving severance payments under a Corporation-sponsored severance program, then such outstanding loan shall not become immediately due and payable until the cessation of such severance payments, and (ii) the provisions of Section 6.6(b)(ix) of the Plan, as amended, shall apply.

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APPENDIX E

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE PNC GLOBAL INVESTMENT SERVICING INC. RETIREMENT SAVINGS PLAN

This Appendix E describes special provisions of The Bank of New York Mellon Corporation 401(k) Savings Plan (the “Plan” to which this Appendix E relates) that apply to Participants who were participants in the PNC Global Investment Servicing Inc. Retirement Savings Plan (the “GIS Plan”) on the GIS Merger Date and on whose behalf assets were transferred to the Plan. Capitalized terms not otherwise defined in this Appendix E shall have the meanings ascribed to them in the Plan.

E1. Merger. The GIS Plan shall be merged with and into Plan and the accounts of each participant in the GIS Plan (“GIS Transferred Amounts Account”) shall be merged with and into the Plan as of the GIS Merger Date. On and after the GIS Merger Date, each participant in the GIS Plan shall become a Transferee Participant and have an Account Balance under the Plan having a market value immediately after the GIS Merger Date which is at least equal to the market value of the Account Balance he would have been entitled to receive immediately prior to the GIS Merger Date (assuming that the GIS Plan had then terminated), in accordance with Code Section 414(l) and in all cases preserving all benefits, rights and features associated with each such Transferee Participant’s accrued benefit under the terms of the GIS Plan required to be preserved under Code Section 411(d)(6) and applicable guidance.

Effective as of the GIS Merger Date, the GIS Plan shall cease to exist as a separate plan.

E2. Vesting. Notwithstanding Section 3.6(b) of the Plan – providing for full vesting of Transferred Amounts Accounts – that portion of a Transferee Participant’s GIS Transferred Amounts Account attributable to Employer Matching Contributions (as defined in the GIS Plan) shall continue to vest in accordance with the following schedule which was in effect under the GIS Plan on the day before the GIS Merger Date:

Years of Service	Nonforfeitable Percentage
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

For purposes of applying the foregoing vesting schedule, a Transferee Participant’s Years of Service shall equal the sum of such Transferee Participant’s Years of Vesting Service under the GIS Plan as of the day before the GIS Merger Date and such Transferee Participant’s Service as determined under the Plan (hereinafter, such Transferee Participant’s “Combined Service”).

If a Transferee Participant with a GIS Transferred Amounts Account (or a participant in the GIS Plan in effect prior to the GIS Merger Date (“Former GIS Participant”) severed from service and received a distribution of the vested portion of the participant’s account but is subsequently re-employed by an Employer before incurring five consecutive one year Breaks in Service, any amount forfeited by the Transferee Participant or Former GIS Participant shall be reinstated.

Notwithstanding the foregoing, a Transferee Participant shall be fully vested in that portion of his GIS Transferred Amounts Account attributable to dividends paid on Corporation Stock (as defined in the GIS Plan) and shall become fully vested in that portion of his GIS Transferred Amounts Account attributable to Employer Matching Contributions upon such Transferee Participant’s death, Total and Permanent Disability or attainment of age 65.

E.3 Preservation of Participant Administrative Elections. All beneficiary designation forms, spousal consent forms, so-called “TEFRA 242(b)(2) elections”, payroll withholding elections related to any plan loans and other administrative forms (“Forms”) filed by Transferee Participants or others under the GIS Plan shall continue in full force and effect on and after the GIS Merger Date. New Forms must be executed in accordance with the terms of the Plan.

E.4 Preservation of Participant Investment Elections. As contemplated by Section 4.3(a) of the Plan, all investment elections (including any default elections) to particular investment options under the GIS Plan applicable to existing investments and/or new contributions under such GIS Plan shall be treated as elections to invest such existing investments and/or new contributions in those investment funds available under this Plan which have been determined by the BIC, in its sole discretion, in accordance with ERISA Section 404(c)(4), to be similar to the investment options under the GIS Plan in which the participants existing and/or new contributions were invested and, if none, as an election to invest in a Qualified Default Investment Alternative. New investment elections must be executed in accordance with the terms of the Plan.

E.5 Preservation of Records of Net Unrealized Appreciation. Notwithstanding anything in this Appendix E to the contrary, the BAC shall cause the records of net unrealized appreciation, within the meaning of Code Section 402(e), if any, related to Transferee Participant investments in “securities of the employer corporation” under the GIS Plan which were liquidated and re-invested in a money market fund immediately prior to the GIS Merger Date (the “Sales Proceeds”) to be preserved and, to the extent permissible under the Code, provide Transferee Participants with the opportunity to re-invest such Sales Proceeds directly from such money market fund in “securities of the employer corporation” available under this Plan within the 90 day period following the June 30, 2010 sale of such securities by the prior trustee for the GIS Plan and take such actions within its authority to facilitate the preservation of such net unrealized appreciation. By way of clarification and not limitation, no such records of net unrealized appreciation shall be maintained with respect to any such Sales Proceeds which were either affirmatively invested by the Participant in any investment option other than “securities of the employer corporation” available under the Plan or deemed invested in the Plan’s Qualified Default Investment Option upon the expiration of such 90 day period.

E.6 Loans. The portion of a Transferred Amounts Account consisting of an outstanding loan issued in accordance with the provisions of the GIS Plan shall continue to be administered in accordance with the terms of the loan; provided, however, that, to the extent permissible under existing law and the terms of the loan, (i) the amortization schedule shall be adjusted to reflect any differences in the payroll frequency; provided, however, that no such adjustments may extend the term of the loan beyond the original due date; (ii) if the Participant is receiving severance payments under a Corporation-sponsored severance program, then such outstanding loan shall not become immediately due and payable until the cessation of such severance payments, and (iii) the provisions of Section 6.6(b)(ix) of the Plan shall apply.

E.7 In-Service Withdrawals. To the extent not otherwise permitted by the withdrawal provisions of Sections 6.3 and 6.4, a Transferee Participant may elect to withdraw that portion of his GIS Transferred Amounts Account attributable to his Prior Employee After-Tax Contribution Account and Prior Profit Sharing Account held under the GIS Plan (or a prior plan) and the Plan for at least two years (based on such Transferee Participant’s Combined Service as defined in E.2); provided, however that such two year holding requirement shall not apply if such amounts were not matched by an employer. Any such requests for withdrawals shall be made in accordance with procedures established by the BAC.

E.8 Preservation of Prior Vesting Schedule Preserved in the Merger of the Albridge Solutions 401(k) Plan (the “Albridge Plan”). The vesting schedule that applied under the Albridge Plan prior to the November 8, 2008 merger of the Albridge Plan with and into the GIS Plan shall continue to apply to amounts accrued under the Albridge Plan prior to such merger.

E.9 Preservation of Separate Accounting for Certain Roth Contributions. . On and after April 1, 2014 when a Roth contribution feature described in Code Section 402A was added to the Plan to which this Appendix E relates and as contemplated by Section 3.6, Transferred Amounts, those certain designated Roth contributions described in Code Section 402A, if any, which were rolled over to the GIS Plan prior to the GIS Merger Date (“GIS Roth Amounts”) shall be combined with the Participant’s Roth Contribution Account under the Plan and, except as otherwise required by Code Section 402A and applicable guidance, no further separate accounting / sub-accounting of such GIS Roth Amounts shall be maintained and such GIS Roth Amounts shall be subject to the same separate accounting, withdrawal, distribution and other rules applicable to Roth Contributions under the Plan.

APPENDIX F

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE RETIREMENT SAVINGS PLAN OF BNY SECURITIES GROUP

This Appendix F describes special provisions of The Bank of New York Mellon Corporation 401(k) Savings Plan (the “Plan” to which this Appendix F relates) that apply to Participants who were participants in The Retirement Savings Plan of BNY Securities Group (the “Legacy BNY Securities Group Plan”) on the Securities Group Merger Date and on whose behalf assets were transferred to the Plan. Capitalized terms not otherwise defined in this Appendix F shall have the meanings ascribed to them in the Plan to which this Appendix F relates.

F1. Merger. As a result of the adoption of the version of the Plan effective as of January 1, 2011 which includes this Appendix F, the Legacy BNY Securities Group Plan shall be merged with and into the Plan and the accounts of each participant in the Legacy BNY Securities Group Plan (“Securities Group Transferred Amounts Account”) shall be merged with and into the Plan as of the Securities Group Merger Date. On and after the Securities Group Merger Date, each participant in the Legacy BNY Securities Group Plan shall become a Transferee Participant and have an Account Balance under the Plan having a market value immediately after the Securities Group Merger Date which is at least equal to the market value of the Account Balance he would have been entitled to receive immediately prior to the Securities Group Merger Date (assuming that the Legacy BNY Securities Group Plan had then terminated), in accordance with Code Section 414(l) and in all cases preserving all benefits, rights and features associated with each such Transferee Participant’s accrued benefit under the terms of the Legacy BNY Securities Group Plan required to be preserved under Code Section 411(d)(6) and applicable guidance.

Effective as of the Securities Group Merger Date, the Legacy BNY Securities Group Plan shall cease to exist as a separate plan.

F2. Vesting. Notwithstanding Section 3.6(b) of the Plan – providing for full vesting of Transferred Amounts Accounts – that portion of a Transferee Participant’s Securities Group Transferred Amounts Account attributable to Profit Sharing Contributions (including, without limitation, Transition Contribution made with respect to the 2011 Plan Year) and Retirement Contributions made under Section 3.1(d) of the Legacy BNY Securities Group Plan prior to January 1, 2006 or Nonelective Employer Contributions made under Article I, Section H.1 of the Brokerage Plan as constituted prior to January 1, 2006, applicable (all as defined in the Legacy BNY Securities Group Plan) shall continue to vest in accordance with the following schedule which was in effect under the Legacy BNY Securities Group Plan on the day before the Securities Group Merger Date:

Years of Service	Nonforfeitable Percentage of Profit Sharing Contribution and/or Retirement Contribution	Nonforfeitable Percentage of Non- elective Employer Contribution
Less than one year	0%	0%
1 but less than 2	20%	25%
2 but less than 3	40%	25%
3 but less than 4	60%	50%
4 but less than 5	80%	75%
5 or more	100%	100%

For purposes of applying the foregoing vesting schedule, a Transferee Participant’s Years of Service shall equal the sum of such Transferee Participant’s Years of Service under the Legacy BNY Securities Group Plan as of the day before the Securities Group Merger Date and such Transferee Participant’s Service as determined under the Plan (hereinafter, such Transferee Participant’s “Combined Service”).

If a Transferee Participant with a Securities Group Transferred Amounts Account (or a participant in the Legacy BNY Securities Group Plan in effect prior to the Securities Group Merger Date (“Former Securities Group Participant”)) severed from service and received a distribution of the vested portion of the participant’s account but is subsequently re-employed by an Employer before incurring five consecutive one year Breaks in Service, any amount forfeited by the Transferee Participant or Former Securities Group Participant shall be reinstated in the event such Participant repays to the Trustee any distribution such Participant received of his or her vested Account on account of such Participant’s earlier Break in Service within five years following the date such former Participant again becomes an Employee in the Plan.

Notwithstanding the foregoing, a Transferee Participant shall be fully vested in that portion of his Securities Group Transferred Amounts Account attributable to such Profit Sharing Contributions and/or Nonelective Employer Contributions upon such Transferee Participant’s death, Total and Permanent Disability or attainment of age Normal Retirement Date as defined in the Legacy BNY Securities Group Plan (i.e, age 62 or for Former Securities Group Participants who were participants in the Brokerage Plan (as defined in the Legacy BNY Securities Group Plan) and solely for the period ended December 31, 2005, the later of age 65 or the 5th anniversary of the date the participant commenced participation in such Brokerage Plan).

F.3 Preservation of Participant Administrative Elections. All so-called “TEFRA 242(b)(2) elections”, employee pre or after tax contribution elections (other than so-called “spill over” elections by which excess pre-tax contributions are automatically treated as after-tax contributions), payroll withholding elections related to any plan loans and other administrative forms other than beneficiary designation forms (“Forms”) filed by Transferee Participants or others under the Legacy BNY Securities Group Plan shall continue in full force and effect on and after the Securities Group Merger Date. New beneficiary designation forms must be executed in accordance with the terms of the Plan and any changes to any other Forms carried over from the Legacy BNY Securities Group Plan must be executed in accordance with the terms of the Plan.

F.4 Preservation of Participant Investment Elections. As contemplated by Section 4.3(a) of the Plan, all investment elections (including any default elections but excluding any “automatic re-balance” or similar elections) to particular investment options under the Legacy BNY Securities Group Plan applicable to existing investments and/or new contributions under such Legacy BNY Securities Group Plan shall be treated as elections to invest such existing investments and/or new contributions in those investment funds available under this Plan which have been determined by the BIC, in its sole discretion, in accordance with ERISA Section 404(c)(4), to be similar to the investment options under the Legacy BNY Securities Group Plan in which the participants existing and/or new contributions were invested and, if none, as an election to invest in a Qualified Default Investment Alternative. New investment elections must be executed in accordance with the terms of the Plan.

F.5 Loans. The portion of a Transferred Amounts Account consisting of an outstanding loan issued in accordance with the provisions of the Legacy BNY Securities Group Plan shall continue to be administered in accordance with the terms of the loan, including its method of repayment; provided, however, that, to the extent permissible under existing law and the terms of the loan, (i) the amortization schedule shall be adjusted to reflect any differences in the payroll frequency; provided, however, that no such adjustments may extend the term of the loan beyond the original due date; (ii) if the Participant is receiving severance payments under a Corporation-sponsored severance program, then such outstanding loan shall not become immediately due and payable until the cessation of such severance payments, (iii) the provisions of Section 6.6(b) of the Plan applicable to existing loans shall apply and (iv) the method of payment (e.g., coupons, direct debit) shall be harmonized with the methods of payment available under the Plan.

F.6 In-Service Withdrawals. To the extent not otherwise permitted by the withdrawal provisions of Sections 6.3 and 6.4, a Transferee Participant may elect to withdraw all or any part of his vested Securities Group Transferred Amounts Account after attaining age 59-1/2 without termination of employment. Any such requests for withdrawals may be made as of any Valuation Date during the year; provided, however, that not more than one such withdrawal may be made in any calendar year and shall be made in accordance with procedures established by the BAC.

APPENDIX G

PROVISIONS CONCERNING FORMER PARTICIPANTS IN THE

RUSSELL/MELLON 401(K) PLAN

This Appendix G describes special provisions of The Bank of New York Mellon Corporation 401(k) Savings Plan (the “Plan” to which this Appendix G relates) that apply to Participants who were participants in the Russell/Mellon 401(k) Plan – last sponsored by BNY Mellon Performance & Risk Analytics, LLC (fka Mellon Analytical Solutions, LLC) (the “Russell/Mellon Plan”) – on the Russell/Mellon Merger Date and on whose behalf assets were transferred to the Plan. Capitalized terms not otherwise defined in this Appendix G shall have the meanings ascribed to them in the Plan to which this Appendix G relates.

G.1. Merger. Pursuant to those certain resolutions adopted at a duly called and convened meeting held on August 12, 2013 at which a quorum was present and acting throughout, the Board approved the merger of the Russell/Mellon Plan with and into the Plan; including, without limitation, the transfer of all participant accounts under the Russell/Mellon Plan (“Russell/Mellon Transferred Amounts Account”) to the Plan and the investment of such transferred amounts in the similar investment options provided under the Plan as of such Russell/Mellon Merger Date. On and after the Russell/Mellon Merger Date, each participant in the Russell/Mellon Plan shall become a Transferee Participant and have a Transferred Amounts Account balance under the Plan having a market value immediately after the Russell/Mellon Merger Date which is at least equal to the market value of the account balance he would have been entitled to receive immediately prior to the Russell/Mellon Merger Date (assuming that the Russell/Mellon Plan had then terminated), in accordance with Code Section 414(l) and in all cases preserving all benefits, rights and features associated with each such Transferee Participant’s accrued benefit under the terms of the Russell/Mellon Plan required to be preserved under Code Section 411(d)(6) and applicable guidance.

Effective as of the Russell/Mellon Merger Date, the Russell/Mellon Plan shall cease to exist as a separate plan.

G.2. Vesting. Sections 2 and 3 of Article VII, Vesting, of the Russell/Mellon Plan provide for full vesting in all contributions made under such Russell/Mellon Plan on behalf of participants with at least one hour of service under such Russell/Mellon Plan on and after January 1, 2003. In addition, as a result of that certain First (Compliance) Amendment to the Russell/Mellon Plan adopted February 24,

2012 but effective as of December 31, 2003, that portion of a Transferee Participant’s Russell/Mellon Transferred Amounts Account attributable to the Russell/Mellon Retirement Plan (which was merged into the Russell/Mellon effective as of December 31, 2003) was 100% vested. Accordingly, Transferee Participants are 100% vested in all Accounts under the Russell/Mellon Plan; including, without limitation, that portion of their Russell/Mellon Transferred Amounts Account attributable to amounts accrued under the Russell/Mellon Retirement Plan and credited to their Prior Employer Spousal Consent Account under this Plan.

G.3. Preservation of Participant Administrative Elections. All so-called “TEFRA 242(b)(2) elections”, payroll withholding elections related to any plan loans and other administrative forms other than beneficiary designation forms (“Forms”) filed by Transferee Participants or others under the Russell/Mellon Plan shall continue in full force and effect on and after the Russell/Mellon Merger Date. New beneficiary designation forms must be executed in accordance with the terms of the Plan and any changes to any other Forms carried over from the Russell/Mellon Plan must be executed in accordance with the terms of the Plan.

G.4. Treatment of Participant Investment Elections.

(a) In General. Except as provided in (b), below, as contemplated by Section 4.3(a) of the Plan, all investment elections (including any default elections but excluding any “automatic re-balance” or similar elections) to particular investment options under the Russell/Mellon Plan applicable to existing investments under such Russell/Mellon Plan shall be treated as elections to invest such existing investments in those investment funds available under this Plan as of the Russell/Mellon Merger Date which have been determined by the BIC, in its sole discretion, in accordance with ERISA Section 404(c)(4), to be similar to the investment options under the Russell/Mellon Plan in which the participants existing contributions were invested and, if none, as an election to invest in a Qualified Default Investment Alternative. Investment elections made after the Russell/Mellon Merger Date – both reallocation directions with respect to existing investments and investments of new contributions – must be executed in accordance with the terms of the Plan.

(b) Certain Grandfathered Insurance Contracts. Notwithstanding anything in (a) to the contrary, that portion of a Transferee Participant’s Transferred Amounts invested in insurance contracts as hereinafter described on the day before the Russell/Mellon Merger Date shall continue to be invested in such insurance contracts on and after the Russell/Mellon Merger Date – which contracts shall be transferred, in kind, to the Plan – until such time as either the Participant elects to reinvest the amounts held under such contracts or such contracts are paid out in accordance with their terms and the terms of the Russell/Mellon Plan which are preserved and restated in this Appendix G as follows:

(1) In no event shall the Plan hold any insurance contracts or policies other than those contracts or policies originally rolled over to the Russell/Mellon Plan from the Profit Sharing Plan for Employees of Frank Russell Company (the “Grandfathered R/M Contracts”). The Trustee shall be the owner of any such Grandfathered R/M Contracts held under the Russell/Mellon Plan that have been transferred to the Plan on and after the Russell/Mellon Merger Date. The Grandfathered R/M Contracts must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of such Contracts to the Participant’s Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s Spouse will be the designated Beneficiary of the proceeds in all circumstances unless the Participant shall have designated another person and obtained the required Spousal Consent. Under no circumstances shall the Trust retain any part of the proceeds.

(2) The following limitations shall apply to the application of contributions for the payment of premiums related to the Grandfathered R/M Contracts:

(A) Ordinary life - For purposes of the incidental insurance provisions, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums. If the Grandfathered R/M Contracts constitute such contracts, less than one-half (1/2) of the aggregate Employee Contributions (other than Roth Contributions), Matching Contributions, Profit Sharing Contributions and Retirement Contributions allocated to any Participant will be used to pay the premiums attributable to them.

(B) Term and universal life - No more than one-quarter (1/4) of the aggregate Employee Contributions (other than Roth Contributions), Matching Contributions, Profit Sharing Contributions and Retirement Contributions allocated to any Participant will be used to pay the premiums on any Grandfathered R/M Contracts which constitute term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life described in (A).

(C) Combination - The sum of one-half (1/2) of the ordinary life insurance premiums and all other life insurance premiums will not exceed one-quarter (1/4) of the aggregate Employee Contributions (other than Roth Contributions), Matching Contributions, Profit Sharing Contributions and Retirement Contributions allocated to any Participant.

(3) Any dividends or credits earned on any Grandfathered R/M Contracts will be allocated to the Participant’s Account for whose benefit the Grandfathered R/M Contract is held.

(4) Upon the death of a Participant, the proceeds of any Grandfathered R/M Contract shall be paid by the Trustee to his Beneficiary pursuant to the terms of this Plan.

(5) In the event a Participant is eligible to receive a distribution of benefits, the entire value of all Grandfathered R/M Contracts held on his behalf shall be converted to cash and used to provide benefits in accordance with the form of benefit selected under the Plan and section G.7 of this Appendix G. Alternatively, the Participant may elect to receive a distribution of all Grandfathered R/M Contracts held on his behalf. In no event shall life insurance protection be provided to a Participant beyond his retirement.

(6) In the event of any conflict between the provisions of this Plan and those of any Grandfathered R/M Contracts purchased hereunder, the Plan provisions shall control.

G.5. Loans. The portion of a Transferred Amounts Account consisting of an outstanding loan issued in accordance with the provisions of the Russell/Mellon Plan shall be treated as an “Assigned Loan” under Section 6.6(b)(vii) and shall continue to be administered in accordance with the terms of the loan, including its method of repayment and consequences of default; provided, however, that, to the extent permissible under existing law and the terms of the loan, (a) the amortization schedule shall be adjusted to reflect any differences in the payroll frequency; provided, however, that no such adjustments may extend the term of the loan beyond the original due date; (b) if the Participant is receiving severance payments under a Corporation-sponsored severance program, then such outstanding loan shall not become immediately due and payable until the cessation of such severance payments, (c) the provisions of Section 6.6(b)(ix) of the Plan shall apply and (d) the method of payment (e.g., coupons, direct debit) shall be harmonized with the methods of payment available under the Plan.

G.6. In-Service Withdrawals. To the extent not otherwise permitted by the withdrawal provisions of Sections 6.3 and 6.4, a Transferee Participant may elect to withdraw all or any part of his Russell/Mellon Transferred Amounts Account attributable to his Salary Reduction Account, Rollover Account and his Matching Contribution Account, as such terms were defined under the Russell/Mellon Plan, after attaining age 59-1/2 without termination of employment. Any such requests for withdrawals may be made as of any Valuation Date during the year; provided, however, that not more than one such withdrawal may be made in any calendar year and shall be made in accordance with procedures established by the BAC.

G.7. Preservation of Certain Distribution Options. Benefits with an annuity starting date prior to the Russell/Mellon Merger Date will be paid / continue to be paid in the form elected by the Participant; including, without limitation, the installment form of payment described in Section 5(a) of Article VIII, Payment of Benefits, under the Russell/Mellon Plan. Except to the extent otherwise permitted to be eliminated under Code Section 411(d)(6) and applicable guidance and in addition to any other distribution options available under the Plan, the following benefits, rights and features associated with each such Transferee Participant’s accrued benefit under the terms of the Russell/Mellon Plan and described in this paragraph G.7 are hereby preserved:

(a) Profit Sharing Accounts. As permitted by Treasury Regulation Section 1.411(d)-4, Q&A 2(e) and consistent with the “401(k) Transition Brochure for Participants in the Russell/Mellon Plan” dated December, 2013, the following joint and survivor annuity distribution options added by the First (Compliance) Amendment to the Russell/Mellon Plan were eliminated effective as of the Russell/Mellon Merger Date: a reduced monthly payment payable to the Participant for life and, after his death, a monthly payment equal to one hundred percent (100%), sixty six and two-thirds percent (66-2/3%) or fifty percent (50%) (as specified by the Participant at the time of the election) of the Participant’s reduced monthly payment payable to his Beneficiary for life. Accordingly, on and after the Russell/Mellon Merger Date, a Transferee Participant shall be permitted to elect distribution of his or her Russell/Mellon Transferred Amounts Account attributable to his Employer Contribution, Qualified Contribution, Matching Contribution, Salary Reduction and Rollover Accounts (collectively, the “Profit Sharing Accounts”) in the distribution options available to similarly situated Participants under the Plan.

(b) Retirement Plan Accounts. In addition to any other distribution options available under the Plan, a Transferee Participant shall be permitted to elect distribution of his or her Russell/Mellon Transferred Amounts Account attributable to his accrued benefit under the Russell/Mellon Retirement Plan which was transferred to the Russell/Mellon Plan effective as of December 31, 2003 (the “Retirement Plan Account”) in the following joint and survivor annuity distribution options:

(1) Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a qualified election within the ninety (90)-day period ending on the annuity starting date, a married Participant’s vested Retirement Plan Account will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant’s vested account balance will be paid in the form of a single life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan. A “qualified joint and survivor annuity” means an immediate annuity with a reduced monthly payment for the life of a Participant with a survivor annuity for the Participant’s surviving spouse which is one hundred percent (100%) of the amount of the reduced annuity which is payable during the joint lives of the Participant and his spouse and which is the amount of benefit that can be purchased with the portion of the Participant’s vested account balance. (This is the normal form of benefit.) The following additional optional joint and survivor annuity distribution options are available under this Section (b)(1):

A. A reduced monthly payment payable to the Participant for life and, after his death, a monthly payment equal to fifty percent (50%) of the Participant’s reduced monthly payment payable to his Beneficiary for life and that is actuarially equivalent to the one hundred percent (100%) joint and survivor annuity described above; and

B. A reduced monthly payment payable to the Participant for life and, after his death, a monthly payment equal to sixty six and two-thirds percent (66 2/3%) of the Participant’s reduced monthly payment payable to his Beneficiary for life.

(2) Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date, the Participant’s vested account balance shall be applied toward the purchase of a qualified preretirement survivor annuity. The surviving spouse may elect to have the qualified preretirement survivor annuity distributed within a reasonable period after the Participant’s death. A qualified preretirement survivor annuity means an annuity for the life of a Participant’s surviving spouse that is purchased with the Participant’s vested account balance.

(3) Notice Requirements.

A. In the case of a qualified joint and survivor annuity, the BAC shall, no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date, provide each Participant with a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) a description of the financial effect of electing the qualified joint and survivor annuity; (iii) a description of the relative value of the qualified joint and survivor annuity as compared to the other optional forms of benefit available under the Plan; (iv) the Participant’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (v) the rights of a Participant’s Spouse; and (vi) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

The annuity starting date for a distribution in a form other than a qualified joint and survivor annuity may be less than thirty (30) days after receipt of the written explanation described in the preceding paragraph provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the qualified joint and survivor annuity and elect (with Spousal consent) a form of distribution other than a qualified joint and survivor annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the seven (7)-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant; and (iii) the annuity starting date is the date after the date that the written explanation was provided to the Participant.

B. In the case of a qualified preretirement survivor annuity as described in Section (b)(2), the BAC shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section (b)(3)(A.) applicable to a qualified joint and survivor annuity.

The applicable period for a Participant is whichever of the following periods ends last: (I) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (II) a reasonable period ending after the individual becomes a Participant; (III) a reasonable period ending after Section G.7. ceases to apply to the Participant; or (IV) a reasonable period ending after this Section G.7. first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (II), (III) and (IV) is the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2)-year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(c) Definitions. For purposes of this Section G.7., the following definitions are applicable:

(1) Election period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under (b)(3)(A). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section G.7.

(2) Earliest retirement age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(3) Qualified election: Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (i) the Participant’s Spouse consents in writing to the election; (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without Spousal consent (or the Spouse expressly permits designation by the Participant without any further spousal consent); (iii) the Spouse’s consent acknowledges the effect of the election; and (iv) the Spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section G.7.(b)(3).

(4) Annuity starting date: The first day of the first period for which an amount is paid as an annuity or any other form.

Effect of Subsidized Benefit. Notwithstanding the other requirements of this Section G.7., the respective notices prescribed by this Section G.7.(b)(3) need not be given to a Participant if (A) the Plan “fully subsidizes” the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (B) the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section G.7., the Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant, may result from the Participant’s failure to elect another benefit.

(d) Loans. Notwithstanding anything in the Plan to the contrary, a Participant may not borrow amounts from the separate account maintained on behalf of the Participant attributable to the Russell/Mellon Retirement Plan and which are credited to the Participant’s Prior Employer Spousal Consent Account under this Plan.

(e) In-Service Withdrawals. Notwithstanding anything in the Plan to the contrary, a Participant may not take an in-service withdrawal from amounts held in the Participant’s separate account attributable to the Russell/Mellon Retirement Plan and which are credited to the Participant’s Prior Employer Spousal Consent Account under this Plan.

APPENDIX H

PROVISIONS CONCERNING FORMER PARTICIPANTS IN THE

PARETO PARTNERS 401(K) AND MONEY PURCHASE PENSION PLANS

This Appendix H describes special provisions of The Bank of New York Mellon Corporation 401(k) Savings Plan (the “Plan” to which this Appendix H relates) that apply to Participants who were participants in the Pareto Partners 401(k) Plan and/or the Pareto Partners Money Purchase Pension Plan – last sponsored by Pareto Partners New York LLC (collectively, the “Pareto Plans”) – on the Pareto Partners Transfer Date and on whose behalf assets were transferred to the Plan as of such date. Capitalized terms not otherwise defined in this Appendix H shall have the meanings ascribed to them in the Plan to which this Appendix H relates.

H.1. Plan Termination and Asset Transfer. Pursuant to those certain resolutions adopted at a duly called and convened meeting held on August 12, 2013 at which a quorum was present and acting throughout, the Board adopted management’s recommendation that the Pareto Plans: (i) be terminated as of December 31, 2013; (ii) that the accounts of all terminated participants be distributed and (iii) that the accounts of any active or missing participants be directly transferred to the Plan as necessary or appropriate for the benefit of such individuals. On and after the Pareto Plans Transfer Date, each participant in either or both of the Pareto Plans shall become a Transferee Participant and have a Transferred Amounts Account balance under the Plan having a market value immediately after the Pareto Plans Transfer Date which is at least equal to the market value of the account balance he would have been entitled to receive immediately prior to the Pareto Plans Transfer Date (assuming that the Pareto Plans had then terminated), in accordance with Code Section 414(l) and in all cases preserving all benefits, rights and features associated with each such Transferee Participant’s accrued benefit under the terms of the Pareto Plans required to be preserved under Section 3.9.2 and Section 3.9.4 of the Pareto Plans, Code Section 411(d)(6) and applicable guidance.

Effective as of the Pareto Plans Transfer Date, the Pareto Plans shall be treated as having distributed all assets related to their December 31, 2013 termination dates and such Pareto Plans shall cease to exist as separate plans.

H.2. Vesting. Sections E.3 of the Adoption Agreements and Article IV, Vesting, of the related Pareto Plan basic documents provide for full vesting in all contributions made under such Pareto Plans on behalf of participants with at least one hour of service under such Pareto Plans on and after January 1, 2005.

H.3. Beneficiary Designation and other Administrative Elections Not Preserved. Any beneficiary designation forms or elections filed by Transferee Participants or others under the Pareto Plans prior to the Pareto Plans Transfer Date shall not be carried over to the Plan. Accordingly, beneficiary designation forms – and any and all other administrative elections related to a Transferee Participant’s Transferred Amounts Account – must be executed in accordance with the terms of the Plan.

H.4. Treatment of Participant Investment Elections. As contemplated by Section 4.3(a) of the Plan, the Transferred Amounts of any Transferee Participant shall be invested in accordance with any such Transferee Participant’s election under the Plan for new contributions as in effect immediately prior to the Pareto Plans Transfer Date and, if none, shall be invested in the Qualified Default Investment Alternative under the Plan. Investment elections made after the Pareto Plans Transfer Date – i.e., reallocation directions with respect to existing investments – must be executed in accordance with the terms of the Plan.

H.5. In-Service Withdrawals.

(a) Pareto 401(k) Plan. To the extent not otherwise permitted by the withdrawal provisions of Sections 6.2, 6.3 and 6.4, a Transferee Participant may elect to withdraw all or any part of his Pareto 401(k) Plan Transferred Amounts Account attributable to his Elective Deferral, Matching and all other accounts under the Pareto 401(k) Plan, after attaining age 59-1/2 without termination of employment. Any such requests for withdrawals may be made as of any Valuation Date during the year; provided, however, that not more than one such withdrawal may be made in any calendar year and shall be made in accordance with procedures established by the BAC.

(b) Pareto MPP Plan. Amounts credited to a Transferee Participants Pareto MPP Plan Transferred Amounts account shall not be subject to withdrawal under Sections 6.2, 6.3 and/or 6.4 prior to such Transferee Participant’s termination of employment.

H.6. Preservation of Certain Distribution Options. Benefits with a Benefit Commencement Date prior to the Pareto Plans Transfer Date will be paid / continue to be paid in the form elected by the Participant; including, without limitation, the installment and annuity forms of payment described in Section G.1 of the Adoption Agreements and Sections 2.5.6(b) and (c), respectively, of Article V, Distributions, of the related Pareto Plans basic plan document. Except to the extent otherwise permitted to be eliminated under Code Section 411(d)(6) and applicable guidance and in addition to any other distribution options available under the Plan, the following benefits, rights and features associated with each such Transferee Participant’s accrued benefit under the terms of the Pareto 401(k) Plan and Pareto MPP Plan, as applicable, and described in this paragraph H.6 are hereby preserved:

(a) Pareto 401(k) Plan Transferred Amounts Account. As permitted by Code Section 411(d)(6)(E), Treasury Regulation Section 1.411(d)-4, Q&A 2(e) and consistent with the notice provided to participants in the summary of material modifications dated December, 2014, and entitled “DISTRIBUTION OPTIONS ON TRANSFERRED AMOUNTS FROM THE PARETO PARTNERS 401(k) PLAN FROM THE PARETO PARTNERS MONEY PURCHASE PLAN TO THE BANK OF NEW YORK MELLON CORPORATION 401(k) SAVINGS PLAN” the joint and survivor annuity and installment distribution options provided by Section G.1 of the Adoption Agreement and Section 2.5.6(b) and (c) of Article V, Distributions, of the basic plan document representing the terms and conditions of the Pareto 401(k) Plan were carried over to this Plan as of the Pareto Plans Transfer Date but then immediately eliminated effective as of the day after the Pareto Plans Transfer Date by virtue of the Plan providing an immediate lump sum distribution option and such annuity and installment options not being preserved by this Section H.6(a). Accordingly, immediately following the Pareto Plans Transfer Date, a Transferee Participant shall be permitted to elect distribution of his or her Pareto 401(k) Plan Transferred Amounts Account attributable to his Elective Deferral, Matching and all other accounts under the Pareto 401(k) Plan solely in the distribution options available to similarly situated Participants under the Plan and shall no longer be permitted to elect payment of such accounts in a Pareto 401(k) annuity or installment option.

(b) Pareto MPP Plan Transferred Amounts Account. In addition to any other distribution options available under the Plan, a Transferee Participant shall be permitted to elect distribution of his or her Pareto MPP Plan Transferred Amounts Account attributable to his accrued benefit under the Pareto MPP Plan in the following annuity and installment distribution options:

(1) Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a qualified election within the ninety (90)-day period ending on the Benefit Commencement Date, a married Participant’s Pareto MPP Plan Transferred Amounts Account will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant’s vested account balance will be paid in the form of a single life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan. A “qualified joint and survivor annuity” means an immediate annuity with a reduced monthly payment for the life of a Participant with a survivor annuity for the Participant’s surviving spouse which is fifty percent (50%) of the amount of the reduced annuity which is payable during the joint lives of the Participant and his spouse and which is the amount of benefit that can be purchased with the portion of the Participant’s Pareto MPP Plan Transferred Amounts Account. (This is the normal form of benefit.) As permitted by Treasury Regulation Section 1.411(d)-4, Q&A-2(a)(3)(ii), any annuity forms of payment elected under this Section H.6(b) may be provided from the assets held in Trust under the Plan and need not be made through the purchase of a non-transferable, single-premium annuity contract from a legal reserve life insurance company as contemplated by the Pareto Plans. Under the authority of Treasury Regulation Section 1.411(d)-3(c) – permitting the elimination of redundant benefits provided core options described in Treasury Regulation Section 1.411(d)-3(g)(5) are preserved (e.g., the 75% joint and contingent option which also serves as the qualified optional survivor annuity described in Code Section 417(a)(1)(A)(ii) and 417(g)) – the following additional optional joint and survivor annuity distribution options are carried over from the Pareto MPP Plan and made available under this Section (b)(1):

A. A reduced monthly payment payable to the Participant for life and, after his death, a monthly payment equal to fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%) of the Participant’s reduced monthly payment payable to his Beneficiary for life and that is actuarially equivalent to the fifty percent (50%) qualified joint and survivor annuity described above; and

B. A reduced monthly payment payable for such period as may be designated by the Participant with any applicable refund feature following the death of the Participant inuring to the benefit of the Participant’s Beneficiary; provided, however, that such period shall not exceed the life expectancy of the Participant as of the Benefit Commencement Date.

(2) To the extent not otherwise permitted by the installment distribution provisions of 7.3(a) of the Plan (which limits installments to the lesser of the applicable life expectancy(ies) or 10 years), in substantially equal annual, quarterly or monthly installments over a period selected by the participant (but not less than one (1) year) but not greater than the Participant’s life expectancy or the Participant’s and the Participant’s Beneficiary’s joint life expectancies as of the Benefit Commencement Date, plus accrued net income.

(3) Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election described in (c)(3), if a Participant dies before the Benefit Commencement Date, the Participant’s Pareto MPP Plan Transferred Amounts Account shall be applied toward the purchase of a qualified preretirement survivor annuity. The surviving spouse may elect to have the qualified preretirement survivor annuity distributed within a reasonable period after the Participant’s death. A qualified preretirement survivor annuity means an annuity for the life of a Participant’s surviving spouse that is purchased with the Participant’s Pareto MPP Plan Transferred Amounts Account.

(4) Notice Requirements.

A. In the case of a Participant with a Pareto MPP Plan Transferred Amount Account, the BAC shall, no less than thirty (30) days and no more than ninety (90) days prior to the Benefit Commencement Date, provide each such Participant with a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) a description of the financial effect of electing the qualified joint and survivor annuity; (iii) a description of the relative value of the qualified joint and survivor annuity as compared to the other optional forms of benefit available under the Plan; (iv) the Participant’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (v) the rights of a Participant’s Spouse; and (vi) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

The Benefit Commencement Date for a distribution in a form other than a qualified joint and survivor annuity may be less than thirty (30) days after receipt of the written explanation described in the preceding paragraph provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the qualified joint and survivor annuity and elect (with Spousal consent) a form of distribution other than a qualified joint and survivor annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the seven (7)-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant; and (iii) the Benefit Commencement Date is the date after the date that the written explanation was provided to the Participant.

B. Except as otherwise provided in H.6(b)(4)(C.) below in the case of a fully subsidized benefit, In the case of a Participant with a Pareto MPP Plan Transferred Amount Account which is eligible to be provided in a qualified preretirement survivor annuity as described in Section (b)(3), the BAC shall provide each such Participant within the applicable period for such Participant (described below) a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section (b)(4)(A.) applicable to distributions eligible to be paid in a qualified joint and survivor annuity.

The “applicable period” for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after this Section H.6. ceases to apply to the Participant; or (iv) a reasonable period ending after this Section H.6. first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2)-year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

C. Effect of Subsidized Benefit. Notwithstanding the other requirements of this Section H.6, the respective notices prescribed by this Section H.6(b)(4) need not be given to a Participant if (i) the Plan “fully subsidizes” the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (ii) the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a non-spouse beneficiary. For purposes of this Section H.6., the Plan fully subsidizes the costs of a benefit if no increase in cost, or decreases in benefit to the Participant, may result from the Participant’s failure to elect another benefit.

(c) Definitions. For purposes of this Section H.6., the following definitions are applicable:

(1) Election period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under (b)(4)(A). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section H.6.

(2) Earliest retirement age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(3) Qualified election: Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (A) the Participant’s Spouse consents in writing to the election; (B) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without Spousal consent (or the Spouse expressly permits designation by the Participant without any further spousal consent); (C) the Spouse’s consent acknowledges the effect of the election; and (D) the Spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section H.6.(b)(4).

(d) Loans. Notwithstanding anything in the Plan to the contrary, a Participant may not borrow amounts from the separate Transferred Amounts Account maintained on behalf of the Participant attributable to the Pareto MPP Plan and which are credited to the Participant’s Prior Employer Spousal Consent Account under this Plan.

(e) In-Service Withdrawals. Notwithstanding anything in the Plan to the contrary, a Participant may not take an in-service withdrawal from amounts held in the Participant’s separate Transferred Amounts Account attributable to the Pareto MPP Plan and which are credited to the Participant’s Prior Employer Spousal Consent Account under this Plan.

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